Exhibit 10.7

CREDIT AND SECURITY AGREEMENT

dated as of March 31, 2010

among

BIOHORIZONS, INC., BIOLOK ACQUISITION CORP., BIOHORIZONS IMPLANT SYSTEMS, INC., BIOLOK INTERNATIONAL INC. and ORTHOGEN CORPORATION, each as Borrower and collectively as Borrowers,

and

MIDCAP FUNDING I, LLC,

as Administrative Agent and as a Lender

and

THE ADDITIONAL LENDERS

FROM TIME TO TIME PARTY HERETO

[Graphic]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CREDIT AND SECURITY AGREEMENT

THIS CREDIT AND SECURITY AGREEMENT (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Agreement”) is dated as of March 31, 2010 by and between BIOHORIZONS, INC., a Delaware corporation (“Parent”), BIOLOK ACQUISITION CORP., a Delaware corporation, BIOHORIZONS IMPLANT SYSTEMS, INC., a Delaware corporation (“BioHorizons”), BIOLOK INTERNATIONAL INC., a Delaware corporation (“Biolok”), ORTHOGEN CORPORATION, a New Jersey corporation (“Orthogen”), and any additional borrower that may hereafter be added to this Agreement (each individually as a “Borrower” and collectively as “Borrowers”), MIDCAP FUNDING I, LLC, a Delaware limited liability company, individually as a Lender, and as Administrative Agent, and the financial institutions or other entities from time to time parties hereto, each as a Lender.

RECITALS

Borrowers have requested that Lenders make available to Borrowers the financing facilities as described herein. Lenders are willing to extend such credit to Borrowers under the terms and conditions herein set forth.

Immediately prior to entering into this Agreement, Borrowers have completed a share exchange pursuant to which Parent no longer is the holder, directly or indirectly, of all equity interests of DTI Holdings, Inc. and its Subsidiaries (such transaction, the “Share Exchange”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders and Administrative Agent agree as follows:

ARTICLE 1 - DEFINITIONS

Section 1.1            Certain Defined Terms.  The following terms have the following meanings:

“Account Debtor” means “account debtor”, as defined in Article 9 of the UCC, and any other obligor in respect of an Account.

“Acceleration Event” means the occurrence of an Event of Default (i) in respect of which Administrative Agent has declared all or any portion of the Obligations to be immediately due and payable pursuant to Section 10.2, (ii) pursuant to Section 10.1(a), and/or (iii) pursuant to either Section 10.1(e) and/or Section 10.1(f).

“Acceptance Notice” shall have the meaning set forth in Section 4.12 hereof.

“Accounts” means collectively (a) any right to payment of a monetary obligation, whether or not earned by performance, (b) without duplication, any “account” (as defined in the UCC), any accounts receivable (whether in the form of payments for services rendered or goods sold, rents, license fees or otherwise), any “health-care-insurance receivables” (as defined in the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

UCC), any “payment intangibles” (as defined in the UCC) and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, (c) all accounts, “general intangibles” (as defined in the UCC), Intellectual Property, rights, remedies, Guarantees, “supporting obligations” (as defined in the UCC), “letter-of-credit rights” (as defined in the UCC) and security interests in respect of the foregoing, all rights of enforcement and collection, all books and records evidencing or related to the foregoing, and all rights under the Financing Documents in respect of the foregoing, (d) all information and data compiled or derived by any Borrower or to which any Borrower is entitled in respect of or related to the foregoing, and (e) all proceeds of any of the foregoing.

“Administrative Agent” means MCF, in its capacity as administrative agent for the Lenders hereunder, as such capacity is established in, and subject to the provisions of, Article 11, and the successors of MCF in such capacity.

“Affiliate” means with respect to any Person (a) any Person that directly or indirectly controls such Person, (b) any Person which is controlled by or is under common control with such controlling Person, and (c) each of such Person’s (other than, with respect to any Lender, any Lender’s) officers or directors (or Persons functioning in substantially similar roles) and the spouses, parents, descendants and siblings of such officers, directors or other Persons. As used in this definition, the term “control” of a Person means the possession, directly or indirectly, of the power to vote five percent (5%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.

“Applicable Margin” means, with respect to (a) Base Rate Loans (other than Term Loans), 4.75%, (b) LIBOR Loans (other than Term Loans) and all other Obligations (other than Base Rate Loans) 5.75%, and (c) with respect to any Term Loan, (i) if a Base Rate Loan, (A) during the period from the Closing Date through September 30, 2010, 4.75%, and (B) from and after October 1, 2010, 7.75% and (ii) if a LIBOR Loan, (A) during the period from the Closing Date through September 30, 2010, 5.75%, and (B) from and after October 1, 2010, 8.75%.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto.

“Base LIBOR Rate” means, for each Interest Period, the rate per annum, determined by Administrative Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first day of such Interest Period or, if such day is not a Business Day on the preceding Business Day) in the amount of $1,000,000 are offered to major banks in the London interbank market on or about 11:00 a.m. (Eastern time) two (2) Business Days prior to the date on which the LIBOR Rate will be

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

effective, for a term comparable to such Interest Period, which determination shall be conclusive in the absence of manifest error.

“Base Rate” means a per annum rate of interest equal to the greater of (i) 4.25% per annum and (ii) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate,” with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate; provided that Administrative Agent may, upon prior written notice to Borrower, choose a reasonably comparable index or source to use as the basis for the Base Rate.

“Base Rate Loans” shall mean any loans or advances made pursuant to this Agreement that bear interest based upon the Base Rate.

“Birmingham Location” shall mean those premises leased by BioHorizons and located at 2300 Riverchase Center, Building 800, Birmingham, Alabama.

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) that is named a “specially designated national” or “blocked person” on the most current list ‘published by OFAC or other similar list or is named as a “listed person” or “listed entity” on other lists made under any Anti-Terrorism Law.

“Borrower” and “Borrowers” mean the entity(ies) described in the first paragraph of this Agreement and each of their successors and permitted assigns.

“Borrower Representative” means BioHorizons Implant Systems, Inc., in its capacity as Borrower Representative pursuant to the provisions of Section 2.9, or any successor Borrower Representative selected by Borrowers and approved by Administrative Agent.

“Borrowing Base” means:

(a)           the product of (i) eighty-five percent (85%) multiplied by (ii) the aggregate net amount at such time of the Eligible Accounts; plus

(b)           the product of (i) fifty percent (50%) multiplied by (ii) the Orderly Liquidation Value of the Eligible Inventory; minus

(c)           the amount of any reserves and/or adjustments provided for in this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Borrowing Base Certificate” means a certificate, duly executed by a Responsible Officer of Borrower Representative, appropriately completed and substantially in the form of Exhibit C hereto.

“Business Day” means any day except a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in Washington, DC and New York City are authorized by law to close.

“Calendar Month Interest Period” means any Interest Period commencing on the first day of a calendar month and ending on the last day of such calendar month.

“Canadian Account” means, individually and collectively, those certain deposit accounts maintained by BioHorizons at a Canadian Bank.

“Canadian Account Debtor” means an Account Debtor making payments in Canadian dollars.

“Canadian Bank” means a Canadian depository institution designated from time to time by Administrative Agent.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.A. § 9601 et seq., as the same may be amended from time to time.

“Change in Control” means (a) prior to the consummation of the Qualified Initial Public Offering, any of the following, (i) with respect to Parent, the Permitted Holders shall fail to own and control, directly or indirectly, at least fifty-one percent (51%) of each class of the outstanding equity interests of Parent; (ii) any pledge, assignment or hypothecation of or Lien or encumbrance on any of the legal or beneficial equity interests in the applicable Person; (iii) any change in the legal or beneficial ownership or control of the outstanding voting equity interests of the applicable Person necessary at all times to elect a majority of the board of directors (or similar governing body) of each such Person and to direct the management policies and decisions of such Person; (iv) the applicable Person shall cease to, directly or indirectly, own and control one hundred percent (100%) of each class of the outstanding equity interests of each Subsidiary of such Person; and (v) any “Change of Control”, “Change in Control” or terms of similar import under any document or instrument governing or relating to Debt of or equity in such Person; provided, however, that acquisition of securities of Parent by any Person acting as an underwriter of such securities for the sole purpose of reselling such securities to other Persons as part of the Qualified Initial Public Offering shall not constitute a Change in Control and (b) from and after the consummation of the Qualified Initial Public Offering, any of the following, (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of or control over, voting stock of Parent (or other securities convertible into such voting stock) representing 40% or more of the combined voting power of all voting stock of Parent; (ii) a majority of the members of the Board of Directors of any of Borrower do not constitute Continuing Directors; (iii) Parent ceases to own, directly or indirectly, one hundred percent

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(100%) of each class of the outstanding equity interests of each Subsidiary of such Person; and (iv) any “Change of Control”, “Change in Control” or terms of similar import under any document or instrument governing or relating to Debt of or equity in such Person. As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Act.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Administrative Agent, for the benefit of Administrative Agent and Lenders, pursuant to this Agreement and the Security Documents, including, without limitation, all of the property described in Schedule 9.1 hereto.

“Commitment Annex” means Annex A to this Agreement.

“Commitment Expiry Date” means two (2) years from the Closing Date.

“Compliance Certificate” means a certificate, duly executed by a Responsible Officer of Borrower Representative, appropriately completed and substantially in the form of Exhibit B hereto.

“Consolidated Subsidiary” means at any date any Subsidiary the accounts of which would be consolidated with those of Parent (or any other Person, as the context may require hereunder) in its consolidated financial statements if such statements were prepared as of such date.

“Contingent Obligation” means, with respect to any Person, any direct or indirect liability of such Person:  (a) with respect to any Debt of another Person (a “Third Party Obligation”) if the purpose or intent of such Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such Third Party Obligation that such Third Party Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Third Party Obligation will be protected, in whole or in part, against loss with respect thereto; (b) with respect to any undrawn portion of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for the reimbursement of any drawing; (c) under any Swap Contract; to the extent not yet due and payable; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for any obligations of another Person pursuant to any Guarantee or pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to preserve the solvency, financial condition or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so Guaranteed or otherwise supported or, if not a fixed and determinable amount, the maximum amount so Guaranteed or otherwise supported.

“Continuing Director” of a Person means (a) any member of the Board of Directors who was a director (or comparable manager or managing member) of such Person on the Closing

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Date, and (b) any individual who becomes a member of the Board of Directors of such Person after the Closing Date, if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors of such Person in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers or managing members) of such Person and whose initial assumption of office resulted from such contest or the settlement thereof.

“Controlled Group” means all members of any group of corporations and all members of a group of trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Credit Exposure” means any period of time during which the Revolving Loan Commitment or Term Loan Commitment is outstanding or any Loan, Reimbursement Obligation or other Obligation remains unpaid or any Letter of Credit or Support Agreement not supported with cash collateral required by this Agreement remains outstanding; provided, however, that no Credit Exposure shall be deemed to exist solely due to the existence of contingent indemnification liability, absent the assertion of a claim with respect thereto.

“Credit Party” means any Guarantor under a Guarantee of the Obligations or any part thereof, any Borrower and any other Person (other than Administrative Agent, a Lender or a participant of a Lender), whether now existing or hereafter acquired or formed, that becomes obligated as a borrower, guarantor, surety, indemnitor, pledgor, assignor or other obligor under any Financing Document; and “Credit Parties” means all such Persons, collectively.

“Cure Payment” means, at any time that a Financial Covenant Breach occurs giving rise to a Cure Right, a payment funded exclusively from the Net Proceeds of an issuance of equity interests (whether shares of capital stock, warrants, options or other rights entitling the holder thereof to acquire shares of capital stock) by Borrower Representative or the receipt of a cash contribution to the capital of Borrower Representative, in each case the Net Proceeds or, with respect to a cash contribution, the proceeds, of which are used by Borrower Representative to cure such Financial Covenant Breach, in an amount not to exceed the amount necessary to cure such Financial Covenant Breach, which payment (to the extent not utilized to repay Loans) shall be added to EBITDA for the purpose of computing the financial covenants for the period with respect to which the Cure Right arose.

“Cure Period” means the period expiring on the fifteenth (15th) Business Day following the date on which the certificate calculating the financial covenants for the applicable testing period is required to be delivered pursuant to Section 4.1.

“Cure Right” means the right to cure a Financial Covenant Breach during the Cure Period by making a Cure Payment; provided, that the Cure Right may not be exercised more than (i) two (2) times in any period of four (4) consecutive quarters or (ii) four (4) times during the term of this Agreement

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Debt” of a Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business, (d) all capital leases of such Person, (e) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (f) all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person, (g) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (h) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts; (i) all Debt of others Guaranteed by such Person; (j) off-balance sheet liabilities and/or Pension Plan or Multiemployer Plan liabilities of such Person; (k) obligations arising under non-compete agreements; and (1) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business. Without duplication of any of the foregoing, Debt of Borrowers shall include any and all Loans and Letter of Credit Liabilities.

“Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Account” means a “deposit account” (as defined in Article 9 of the UCC), an investment account, or other account in which funds are held or invested for credit to or for the benefit of any Borrower.

“Deposit Account Control Agreement” means an agreement, in form and substance satisfactory to Administrative Agent, among Administrative Agent, any Borrower and each financial institution in which such Borrower maintains a Deposit Account, which agreement provides that (a) such financial institution shall comply with instructions originated by Administrative Agent directing disposition of the funds in such Deposit Account without further consent by the applicable Borrower, and (b) such financial institution shall agree that it shall have no Lien on, or right of setoff or recoupment against, such Deposit Account or the contents thereof, other than in respect of usual and customary service fees and returned items for which Administrative Agent has been given value, in each such case expressly consented to by Administrative Agent, and containing such other terms and conditions as Administrative Agent may require, including as to any such agreement pertaining to any Lockbox Account, providing that such financial institution shall wire, or otherwise transfer, in immediately available funds, on a daily basis to the Payment Account all funds received or deposited into such Lockbox or Lockbox Account.

“Dollars” or “$” means the lawful currency of the United States of America.

“EBITDA” has the meaning provided in the Compliance Certificate.

“Eligible Accounts” means, subject to the criteria below, an account receivable of a Borrower, which was generated in the Ordinary Course of Business, which was generated

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

originally in the name of a Borrower and not acquired via assignment or otherwise, and which Administrative Agent, in its good faith credit judgment and discretion, deems to be an Eligible Account.  The net amount of Eligible Accounts at any time shall be (a) the face amount of such Eligible Accounts (provided if not invoiced in US Dollars, converted into US Dollars using an exchange rate selected by Administrative Agent as of the last day of the prior calendar month) as originally billed minus all cash collections and other proceeds of such Account received from or on behalf of the Account Debtor thereunder as of such date and any and all returns, rebates, discounts (which may, at Administrative Agent’s option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time, and (b) adjusted by applying percentages (known as “liquidity factors”) by payor and/or payor class based upon the applicable Borrower’s actual recent collection history for each such payor and/or payor class in a manner consistent with Administrative Agent’s underwriting practices and procedures.  Such liquidity factors may be adjusted by Administrative Agent from time to time as warranted by Administrative Agent’s underwriting practices and procedures and using Administrative Agent’s good faith credit judgment.  Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

(a)           the Account remains unpaid more than one hundred and fifty (150) days past the invoice date (but in no event more than ninety (90) days after the due date);

(b)           the Account is subject to any defense, set-off, recoupment, counterclaim, deduction, discount, credit, chargeback, freight claim, allowance, or adjustment of any kind (but only to the extent of such defense, set-off, recoupment, counterclaim, deduction, discount, credit, chargeback, freight claim, allowance, or adjustment), or the applicable Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

(c)           if the Account arises from the sale of goods, any part of any goods the sale of which has given rise to the Account has been returned, rejected, lost, or damaged (but only to the extent that such goods have been so returned, rejected, lost or damaged);

(d)           if the Account arises from the sale of goods, the sale was not an absolute, bona fide sale, or the sale was made on consignment or on approval or on a sale-or-return or bill-and-hold or progress billing basis, or the sale was made subject to any other repurchase or return agreement, or the goods have not been shipped to the Account Debtor or its designee or the sale was not made in compliance with applicable Laws;

(e)           if the Account arises from the performance of services, the services have not actually been performed or the services were undertaken in violation of any law or the Account represents a progress billing for which services have not been fully and completely rendered;

(f)            the Account is subject to a Lien other than a Permitted Lien, or Administrative Agent does not have a Lien on such Account;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(g)           the Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment, unless such Chattel Paper or Instrument has been delivered to Administrative Agent;

(h)           the Account Debtor is an Affiliate or Subsidiary of a Credit Party, or if the Account Debtor holds any Debt of a Credit Party;

(i)            fifty percent (50%) or more of the aggregate unpaid Accounts from the Account Debtor obligated on the Account are not deemed Eligible Accounts under this Agreement for any reason;

(j)            the total unpaid Accounts of the Account Debtor obligated on the Account exceed twenty percent (20%) of the net amount of all Eligible Accounts owing from all Account Debtors (but only the amount of the Accounts of such Account Debtor exceeding such 20% limitation shall be considered ineligible);

(k)           any covenant, representation or warranty contained in the Financing Documents with respect to such Account has been breached in any respect;

(l)            the Account is unbilled or has not been invoiced to the Account Debtor in accordance with the procedures and requirements of the applicable Account Debtor;

(m)          the Account is an obligation of an Account Debtor that is the federal (or local) government or a political subdivision thereof, unless Administrative Agent has agreed to the contrary in writing and Administrative Agent has received from the Account Debtor the acknowledgement of Administrative Agent’s notice of assignment of such obligation pursuant to this Agreement;

(n)           the Account is an obligation of an Account Debtor that has suspended business, made a general assignment for the benefit of creditors, is unable to pay its debts as they become due or as to which a petition has been filed (voluntary or involuntary) under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or the Account is an Account as to which any facts, events or occurrences exist which could reasonably be expected to impair the validity, enforceability or collectibility of such Account or reduce the amount payable or delay payment thereunder;

(o)           the Account Debtor has its principal place of business or executive office outside the United States or Canada, unless the sale is supported by an irrevocable letter of credit or is subject to a guaranty or credit insurance, in each case acceptable to Administrative Agent in its sole discretion;

(p)           the Account is payable in a currency other than United States or Canadian dollars;

(q)           the Account Debtor is an individual (other than physicians, dentists and oral surgeons);

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(r)            the Borrower owning such Account has not signed and delivered to Administrative Agent notices, in the form requested by Administrative Agent, directing the Account Debtors to make payment to the applicable Lockbox Account or Canadian Account, as applicable;

(s)           the Account includes late charges or finance charges (but only such portion of the Account shall be ineligible);

(t)            the Account arises out of the sale of any Inventory upon which any other Person holds, claims or asserts a Lien; or

(u)           the Account or Account Debtor fails to meet such other specifications and requirements which may from time to time be established by Administrative Agent in its good faith credit judgment and discretion.

“Eligible Inventory” means Inventory owned by a Borrower and acquired and dispensed by such Borrower in the Ordinary Course of Business that Administrative Agent, in its good faith credit judgment and discretion, deems to be Eligible Inventory.  Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if:

(a)           such Inventory is not owned by a Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower’s performance with respect to that Inventory);

(b)           such Inventory is placed on consignment or is in transit;

(c)           such Inventory is covered by a negotiable document of title, unless such document has been delivered to Administrative Agent with all necessary endorsements, free and clear of all Liens except those in favor of Administrative Agent;

(d)           such Inventory is excess, obsolete, unsalable, shopworn, seconds, damaged, unfit for sale, unfit for further processing, is of substandard quality or is not of good and merchantable quality, free from any defects;

(e)           such Inventory consists of marketing materials, display items or packing or shipping materials, manufacturing supplies or Work-In-Process;

(f)            such Inventory is not subject to a first priority Lien in favor of Administrative Agent;

(g)           such Inventory consists of goods that can be transported or sold only with licenses that are not readily available or of any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or similar term, by any environmental law or any Governmental Authority applicable to Borrowers or their business, operations or assets;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(h)           such Inventory is not covered by casualty insurance reasonably acceptable to Administrative Agent;

(i)            any covenant, representation or warranty contained in the Financing Documents with respect to such Inventory has been breached in any material respect;

(j)            such Inventory is located (i) outside of the continental United States or (ii) on premises where the aggregate amount of all Inventory (valued at cost) of Borrowers located thereon is less than $10,000;

(k)           such Inventory is not located at the Birmingham Location;

(l)            such Inventory consists of (A) discontinued items, (B) slow-moving or excess items held in inventory, or (C) used items held for resale;

(m)          such Inventory does not consist of finished goods;

(n)           such Inventory does not meet all standards imposed by any Governmental Authority, including with respect to its production, acquisition or importation (as the case may be);

(o)           such Inventory has an expiration date within the next six (6) months;

(p)           such Inventory consists of products for which Borrowers have a greater than twelve (12) month supply on hand;

(q)           such Inventory is held for rental or lease by or on behalf of Borrowers;

(r)            such Inventory is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third parties, which agreement restricts the ability of Administrative Agent or any Lender to sell or otherwise dispose of such Inventory and for which Administrative Agent has not received a licensor consent executed by the applicable licensor in form and substance satisfactory to Administrative Agent; or

(s)           such Inventory fails to meet such other reasonable specifications and requirements which may from time to time be established by Administrative Agent in its good faith credit judgment.  Administrative Agent and Borrowers agree that Inventory shall be subject to periodic appraisal by Administrative Agent and that valuation of Inventory shall be subject to adjustment pursuant to the results of such appraisal.  Notwithstanding the foregoing, the valuation of Inventory shall be subject to any legal limitations on sale and transfer of such Inventory.

“Eligible Swap Counterparty” means Administrative Agent, any Affiliate of Administrative Agent, any Lender and/or any Affiliate of any Lender, that (a) at any time it occupies such role or capacity (whether or not it remains in such capacity) enters into a Swap Contract permitted hereunder with any Borrower, and (b) in the case of a Lender or an Affiliate of a Lender other than Administrative Agent, maintains a reporting system acceptable to Administrative Agent with respect to Swap Contract exposure and agrees with Administrative

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Agent to provide regular reporting to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, with respect to such exposure. In addition thereto, any Affiliate of a Lender shall, upon Administrative Agent’s request, execute and deliver to Administrative Agent a letter agreement pursuant to which such Affiliate designates Administrative Agent as its agent and agrees to share, pro rata, all expenses relating to liquidation of the Collateral for the benefit of such Affiliate.

“Environmental Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other governmental directives or requirements, as well as common law, pertaining to the environment, natural resources, pollution, health (including any environmental clean up statutes and all regulations adopted by any local, state, federal or other Governmental Authority, and any statute, ordinance, code, order, decree, law rule or regulation all of which pertain to or impose liability or standards of conduct concerning medical waste or medical products, equipment or supplies), safety or clean-up that apply to any Borrower and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Residential Lead-Based Paint Hazard Reduction Act (42 U.S.C. § 4851 et seq.), any analogous state or local laws, any amendments thereto, and the regulations promulgated pursuant to said laws, together with all amendments from time to time to any of the foregoing and judicial interpretations thereof.

“Environmental Liens” means all Liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of any Borrower or any other Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

“ERISA Plan” means any “employee benefit plan”, as such term is defined in Section 3(3) of ERISA (other than a Multiemployer Plan), which any Borrower maintains, sponsors or contributes to, or, in the case of an employee benefit plan which is subject to Section 412 of the Code or Title IV of ERISA, to which any Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Event of Default” has the meaning set forth in Section 10.1.

“Excluded Collateral” means any Borrower’s equipment now or hereafter subject to purchase money security interests or capital lease financings permitted hereunder; provided, however, that, upon the termination or lapse of any lease, agreement or contract, such Borrower

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

shall, automatically and without the necessity of any further action on the part of such Borrower or any other Person, be deemed to have granted to Administrative Agent a security interest in and Lien upon all of such Borrower’s right, title and interest in and to any such equipment and the same shall constitute Collateral hereunder.

“Fee Letter” means that certain letter agreement between Administrative Agent and Borrowers relating to fees payable to Administrative Agent, for its own account, in connection with the execution of this Agreement.

“Financial Covenant Breach” means a breach or imminent breach of a covenant set forth in Section 6.1.

“Financing Documents” means this Agreement, any Notes, the Security Documents, the Fee Letter, any subordination or intercreditor agreement pursuant to which any Debt and/or any Liens securing such Debt is subordinated to all or any portion of the Obligations and all other documents, instruments and agreements (other than any Swap Contract) related to the Obligations and heretofore executed, executed concurrently herewith or executed at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“Financing Transaction” shall have the meaning set forth in Section 4.12 hereof.

“Fixed Charge Coverage Ratio” has the meaning provided in the Compliance Certificate.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination.

“General Intangible” means any “general intangible” as defined in Article 9 of the UCC, and any personal property, including things in action, other than accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas or other minerals before extraction, but including payment intangibles and software.

“Governmental Authority” means any nation or government, any stale or other political subdivision thereof, and any agency, department or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the Ordinary Course of Business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Credit Party that has executed or delivered, or shall in the future execute or deliver, any Guarantee of any portion of the Obligations.

“Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence is prohibited by any Environmental Laws; toxic mold, any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law, including: (a) any “hazardous substance” defined as such in (or for purposes of) CERCLA., or any so-called “superfund” or “superlien” Law, including the judicial interpretation thereof; (b) any “pollutant or contaminant” as defined in 42 U.S.C.A. § 9601(33); (c) any material now defined as “hazardous waste” pursuant to 40 C.F.R. Part 260; (d) any petroleum or petroleum by-products, including crude oil or any fraction thereof; (e) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (f) any “hazardous chemical” as defined pursuant to 29 C.F.R. Part 1910; (g) any toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls (“PCB’s”), flammable explosives, radioactive materials, infectious substances, materials containing lead-based paint or raw materials which include hazardous constituents); and (h) any other toxic substance or contaminant that is subject to any Environmental Laws or other past or present requirement of any Governmental Authority.

“Hazardous Materials Contamination” means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

“IP Proceeds” means all accounts, general intangibles, license and royalty fees and other revenues, proceeds, income or rights to payment arising out of or relating to the use, sale, licensing, financing or disposition of any of the Intellectual Property (nothing herein implying Administrative Agent’s consent to any such sale, licensing, financing or disposition).

“Indemnitees” has the meaning set forth in Section 12.14(b).

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Instrument” means “instrument”, as defined in Article 9 of the UCC.

“Intellectual Property” means, with respect to any Person, all patents, patent applications and like protections, including improvements divisions, continuation, renewals, reissues, extensions and continuations in part of the same, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers and, to the extent permitted under applicable law, any applications therefore, whether registered or not, and the goodwill of the business of such Person connected with and symbolized thereby, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative works, whether published or unpublished, technology, know-how and processes, operating manuals, trade secrets, computer hardware and software, rights to unpatented inventions and all applications and licenses therefor, used in or necessary for the conduct of business by such Person and all claims for damages by way of any past, present or future infringement of any of the foregoing.

“Interest Period” means (a) at the time a LIBOR Loan is made (or a Base Rate Loan is converted to a LIBOR Loan) a one-month period and (b) beginning on the first calendar day of the first month next succeeding the date on which a LIBOR Loan is made or converted from a Base Rate Loan and continuing at all times thereafter, a Calendar Month Interest Period.

“Inventory” means “inventory” as defined in Article 9 of the UCC.

“Investment” means any investment in any Person, whether by means of acquiring (whether for cash, property, services, securities or otherwise), making or holding Debt, securities, capital contributions, loans, time deposits, advances, Guarantees or otherwise. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto.

“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, permits, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to any Credit Party in any particular circumstance. “Laws” includes, without limitation, Environmental Laws.

“LC Issuer” means one or more banks, trust companies or other Persons in each case expressly identified by Administrative Agent from time to time, in its sole discretion, as an LC Issuer for purposes of issuing one or more Letters of Credit hereunder.  Without limitation of Administrative Agent’s discretion to identify any Person as an LC Issuer, no Person shall be designated as an LC Issuer unless such Person maintains reporting systems acceptable to Administrative Agent with respect to letter of credit exposure and agrees to provide regular reporting to Administrative Agent satisfactory to it with respect to such exposure.

“Lender” means each of (a) MCF, in its capacity as a lender hereunder, (b) each other Person party hereto in its capacity as a lender hereunder, (c) each other Person that becomes a party hereto as Lender pursuant to Section 11.17, and (d) the respective successors of all of the foregoing, and “Lenders” means all of the foregoing.  In addition to the foregoing, solely for the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

purpose of identifying the Persons entitled to share in payments and collections from the Collateral as more fully set forth in this Agreement and the Security Documents, the term “Lender” shall include Eligible Swap Counterparties. In connection with any such distribution of payments and collections, Administrative Agent shall be entitled to assume that no amounts are due to any Eligible Swap Counterparty unless such Eligible Swap Counterparty has notified Administrative Agent of the amount of any such liability owed to it prior to such distribution.

“Lender Letter of Credit” means a Letter of Credit issued by an LC Issuer that is also, at the time of issuance of such Letter of Credit, a Lender.

“Letter of Credit” means a standby letter of credit issued for the account of any Borrower by an LC Issuer which expires by its terms within one year after the date of issuance and in any event at least thirty (30) days prior to the Commitment Expiry Date.  Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiry date for one or more successive one (1) year periods provided that the LC Issuer that issued such Letter of Credit has the right to terminate such Letter of Credit on each such annual expiration date and no renewal term may extend the term of the Letter of Credit to a date that is later than the thirtieth (30th) day prior to the Commitment Expiry Date.  Each Letter of Credit shall be either a Lender Letter of Credit or a Supported Letter of Credit.

“Letter of Credit Liabilities” means, at any time of calculation, the sum of (a) without duplication, the amount then available for drawing under all outstanding Lender Letters of Credit and all Supported Letters of Credit, in each case without regard to whether any conditions to drawing thereunder can then be met, plus (b) without duplication, the aggregate unpaid amount of all reimbursement obligations in respect of previous drawings made under all such Lender Letters of Credit and Supported Letters of Credit.

“LIBOR Deadline” shall have the meaning set forth in Section 2.1(b)(iv)(B).

“LIBOR Loan” shall mean any Loans made pursuant to this Agreement that bear interest based upon the LIBOR Rate.

“LIBOR Option” shall have the meaning set forth in Section 2.1(b)(iv)(A).

“LIBOR Rate” means, for each LIBOR Loan, a per annum rate of interest equal to the greater of (i) 2.75% and (ii) the rate determined by Administrative Agent (rounded upwards, if necessary, to the next 1/100th%) by dividing (a) the Base LIBOR Rate for the Interest Period, by (b) the sum of one minus the daily average during such Interest Period of the aggregate maximum reserve requirement (expressed as a decimal) then imposed under Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto) for “Eurocurrency Liabilities” (as defined therein).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, in respect of such asset.  For the purposes of this Agreement and the other Financing Documents, any Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Litigation” means any action, suit or proceeding before any court, mediator, arbitrator or Governmental Authority.

“Loan Account” has the meaning set forth in Section 2.6(b).

“Loan(s)” means the Term Loan, the Revolving Loans and each and every advance under the Term Loan, or any combination of the foregoing, as the context may require.  All references herein to the “making” of a Loan or words of similar import shall mean, with respect to the Term Loan, the making of any advance in respect of a Term Loan.

“Lockbox” has the meaning set forth in Section 2.11.

“Lockbox Account” means an account or accounts maintained at the Lockbox Bank into which collections of Accounts are paid, which account or accounts shall be, if requested by Administrative Agent, opened in the name of Administrative Agent (or a nominee of Administrative Agent); provided that, the “Lockbox Account” shall exclude the Canadian Account.

“Lockbox Bank” has the meaning set forth in Section 2.11.

“Material Adverse Effect” means with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, (a) a material adverse change in, or a material adverse effect upon, any of (i) the condition (financial or otherwise), operations, business, properties or prospects of any of the Credit Parties, (ii) the rights and remedies of Administrative Agent or Lenders under any Financing Document, or the ability of any Credit Party to perform any of its obligations under any Financing Document to which it is a party, (iii) the legality, validity or enforceability of any Financing Document, (iv) the existence, perfection or priority of any security interest granted in any Financing Document, or (v) the value of any material Collateral; or (b) an impairment to the likelihood that Eligible Accounts in general will be collected and paid in the normal course of a Borrowers’ business and upon the same schedule and with the same frequency as such Borrowers’ recent collections history.

“Material Contracts” has the meaning set forth in Section 3.17.

“Maximum Lawful Rate” has the meaning set forth in Section 2.7.

“MCF” means MidCap Funding I, LLC, and its successors.

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any Borrower or any other member of the Controlled Group (or any Person who in the last five years was a member of the Controlled Group) is making or accruing an obligation to make contributions or has within the preceding five plan years (as determined on the applicable date of determination) made contributions.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Net Offering Proceeds” means the aggregate cash proceeds received by Parent in respect of any public offering of the securities of Parent net of direct costs incurred in connection therewith (including, without limitation, commissions payable to the underwriter of such offering and related offering expenses).

“Net Proceeds” means, with respect to the sale or issuance of any equity interests in connection with a Cure Payment, the excess of (i) the aggregate amount received in cash in connection with such sale or issuance, over (ii) the sum of (A) the reasonable fees, commissions, discounts and other out-of-pocket expenses including, without limitation, related legal, investment banking and accounting fees and disbursements incurred in connection with such issuance and payable to a Person that is not an Affiliate of Borrower or any Credit Party, and (B) all income and transfer taxes payable in connection with such issuance, sale or other disposition, whether payable at such time or thereafter.

“Non-Funding Lender” has the meaning set forth in Section 11.18.

“Note” has the meaning set forth in Section 2.3.

“Notice of Borrowing” means a notice of a Responsible Officer of Borrower Representative, appropriately completed and substantially in the form of Exhibit D hereto.

“Notice of LC Credit Event” means a notice from a Responsible Officer of Borrower Representative to Administrative Agent with respect to any issuance, increase or extension of a Letter of Credit specifying: (a) the date of issuance or increase of a Letter of Credit; (b) the identity of the LC Issuer with respect to such Letter of Credit, (c) the expiry date of such Letter of Credit; (d) the proposed terms of such Letter of Credit, including the face amount; and (e) the transactions that are to be supported or financed with such Letter of Credit or increase thereof.

“Obligations” means all obligations, liabilities and indebtedness (monetary (including post-petition interest, whether or not allowed) or otherwise) of each Credit Party under this Agreement or any other Financing Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.  In addition to, but without duplication of, the foregoing, the Obligations shall include, without limitation, all obligations, liabilities and indebtedness arising from or in connection with (a) all Support Agreements, (b) all Lender Letters of Credit, and (c) all Swap Contracts entered into with any Eligible Swap Counterparty.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Offer” shall have the meaning set forth in Section 4.12 hereof.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Operative Documents” means the Financing Documents, Subordinated Debt Documents, and any documents effecting any purchase or sale or contribution or other transaction that is closing contemporaneously with the closing of the financing under this Agreement.

“Option Period” shall have the meaning set forth in Section 4.12 hereof.

“Ordinary Course of Business” means, in respect of any transaction involving any Credit Party, the ordinary course of business of such Credit Party, as conducted by such Credit Party in accordance with past practices.

“Orderly Liquidation Value” means the lesser of the net amount (after all costs of sale), expressed in terms of money, which Administrative Agent, in its good faith discretion, estimates can be realized from a sale, as of a specific date, given a reasonable period to find a purchaser(s), with the seller being compelled to sell on an as-is/where-is basis.

“Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability company or members agreement).

“Parent” has the meaning set forth in the first paragraph of this Agreement.

“Payment Account” means the account specified on the signature pages hereof into which all payments by or on behalf of each Borrower to Administrative Agent under the Financing Documents shall be made, or such other account as Administrative Agent shall from time to time specify by notice to Borrower Representative.

“Payment Notification” means a written notification substantially in the form of Exhibit E hereto.

“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

“Pension Plan” means any ERISA Plan that is subject to Section 412 of the Code or Title IV of ERISA.

“Permits” shall have the meaning set forth in the Regulatory Rider.

“Permitted Affiliate” means with respect to any Person (a) any Person that directly or indirectly controls such Person, and (b) any Person which is controlled by or is under common control with such controlling Person. As used in this definition, the term “control” of a Person means the possession, directly or indirectly, of the power to vote eighty percent (80%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Permitted Asset Dispositions” means the following Asset Dispositions provided that, at the time of such Asset Disposition, no Default or Event of Default exists or would result from such Asset Disposition: (i) dispositions of Inventory in the Ordinary Course of Business and not pursuant to any bulk sale, (ii) dispositions of furniture, fixtures and equipment in the Ordinary Course of Business that the applicable Borrower or Subsidiary determines in good faith is no longer used or useful in the business of such Borrower and its Subsidiaries, arid (iii) dispositions approved by Administrative Agent.

“Permitted Contest” means, with respect to any tax obligation or other obligation allegedly or potentially owing from any Borrower or its Subsidiary to any governmental tax authority or other third party, a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made on the books and records and financial statements of the applicable Credit Party(ies); provided, however, that (a) compliance with the obligation that is the subject of such contest is effectively stayed during such challenge; (b) Borrowers’ and its Subsidiaries’ title to, and its right to use, the Collateral is not adversely affected thereby and Administrative Agent’s Lien and priority on the Collateral are not adversely affected, altered or impaired thereby; (c) Borrowers have given prior written notice to Administrative Agent of a Borrower’s or its Subsidiary’s intent to so contest the obligation; (d) the Collateral or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Borrowers or its Subsidiaries; (e) Borrowers have given Administrative Agent notice of the commencement of such contest and upon request by Administrative Agent, from time to time, notice of the status of such contest by Borrowers and/or confirmation of the continuing satisfaction of this definition; and (f) upon a final determination of such contest, Borrowers and its Subsidiaries shall promptly comply with the requirements thereof.

“Permitted Contingent Obligations” means:  (a) Contingent Obligations arising in respect of the Debt under the Financing Documents; (b) Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business; (c) Contingent Obligations arising under or with respect to any Permitted Contest or Permitted Liens; (d) Contingent Obligations outstanding on the date of this Agreement and set forth on Schedule 5.1 (but not including any refinancings, extensions, increases or amendments to the indebtedness underlying such Contingent Obligations other than extensions of the maturity thereof without any other change in terms); (e) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, security deposits, performance bonds and other similar obligations not to exceed $250,000 in the aggregate at any time outstanding; (f) Contingent Obligations arising under indemnity agreements with title insurers to cause such title insurers to issue to Administrative Agent mortgagee title insurance policies; (g) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of personal property assets permitted under Section 5.6; (h) so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Contingent Obligations existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by Borrower or an Affiliate in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Person and not for purposes of speculation; and (i) other Contingent Obligations not permitted by clauses (a) through (h) above, not to exceed $250,000 in the aggregate at any time outstanding.

“Permitted Holders” means Healthpoint Capital Partners LP, Healthpoint Capital Partners II LP, Healthpoint Capital Partners III LP, and any Subsidiary of the foregoing; provided, however, such term shall not include any so-called “portfolio company” of any of such Persons or to any so-called holding company or Subsidiary of any so-called “portfolio company”.

“Permitted Indebtedness” means:  (a) Borrowers’ and its Subsidiaries’ Debt to Administrative Agent and each Lender under this Agreement and the other Financing Documents; (b) Debt incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business; (c) purchase money Debt not to exceed $500,000 at any time (whether in the form of a loan or a lease) used solely to acquire equipment used in the Ordinary Course of Business and secured only by such equipment; (d) Debt existing on the date of this Agreement and described on Schedule 5.1 (but not including any refinancings, extensions, increases or amendments to such Debt other than extensions of the maturity thereof without any other change in terms); (e) Debt, if any, arising under Swap Contracts; (f) Debt constituting financed insurance premiums; (g) trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business; and (h) Subordinated Debt.

“Permitted Investments” means:  (a) Investments shown on Schedule 5.7 and existing on the Closing Date; (b) (i) cash equivalents, and (ii) any similar short term Investments permitted by Borrowers’ and its Subsidiaries’ investment policies, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved by Administrative Agent; (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business; (d) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrowers or their Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrowers’ Board of Directors (or other governing body), but the aggregate of all such loans outstanding may not exceed $500,000 at any time; (e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business; (f) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business; provided that this subpart (f) shall not apply to Investments of Borrowers in any Subsidiary; (g) Investments consisting of deposit accounts in which Administrative Agent has received a Deposit Account Control Agreement; (h) Investments consisting of the acquisition of all or substantially all of the assets or capital stock of another Person provided that, after giving effect to such acquisition, no Event of Default has occurred and is continuing or would exist after giving effect to such acquisition, and such acquisition would not result in a decrease of more than ten percent (10%) of the Tangible Net Worth of the Borrowers; (i) Investments by any Borrower in any other Borrower made in compliance with Section 4.11(c); and (j) other Investments in an amount not exceeding $50,000 in the aggregate.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Permitted Liens” means:  (a) deposits or pledges of cash to secure obligations under workmen’s compensation, social security or similar laws, or under unemployment insurance (but excluding Liens arising under ERISA) pertaining to a Borrower’s or its Subsidiary’s employees, if any; (b) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money or the deferred purchase price of property or services), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business; (c) carrier’s, warehousemen’s, mechanic’s, workmen’s, materialmen’s or other like Liens on Collateral, other than Accounts, Inventory and Intellectual Property, arising in the Ordinary Course of Business with respect to obligations which are not due, or which are being contested pursuant to a Permitted Contest; (d) Liens on Collateral, other than Accounts, Inventory and Intellectual Property, for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or the subject of a Permitted Contest; (e) attachments, appeal bonds, judgments and other similar Liens on Collateral other than Accounts, Inventory and Intellectual Property, for sums not exceeding $100,000 in the aggregate arising in connection with court proceedings; provided, however, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Permitted Contest; (f) with respect to real estate, easements, rights of way, restrictions, minor defects or irregularities of title, none of which, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Security Documents, materially affect the value or marketability of the Collateral, impair the use or operation of the Collateral for the use currently being made thereof or impair Borrowers’ ability to pay the Obligations in a timely manner or impair the use of the Collateral or the ordinary conduct of the business of any Borrower or any Subsidiary and which, in the case of any real estate which is part of the Collateral, are set forth as exceptions to or subordinate matters in the title insurance policy accepted by Administrative Agent insuring the lien of the Security Documents; (g) Liens and encumbrances in favor of Administrative Agent under the Financing Documents; (h) Liens on Collateral other than Accounts, Inventory and Intellectual Property existing on the date hereof and set forth on Schedule 5.2; and (i) any Lien on any equipment securing Debt permitted under subpart (c) of the definition of Permitted Indebtedness provided, however, that such Lien attaches concurrently with or within twenty (20) days after the acquisition thereof.

“Permitted Modifications” means (a) such amendments or other modifications to a Borrower’s or Subsidiary’s Organizational Documents as are required under this Agreement or by applicable Law and fully disclosed to Administrative Agent within thirty (30) days after such amendments or modifications have become effective, (b) such amendments or modifications to a Borrower’s or Subsidiary’s Organizational Documents (other than those involving a change in the name of a Borrower or Subsidiary or involving a reorganization of a Borrower or Subsidiary under the laws of a different jurisdiction) that would not adversely affect the rights and interests of the Administrative Agent or Lenders and fully disclosed to Administrative Agent within thirty (30) days after such amendments or modifications have become effective and (c) changes permitted by Section 9.2(d) hereof.

“Person” means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Pro Rata Share” means (a) with respect to a Lender’s obligation to make advances in respect of a Term Loan and such Lender’s right to receive payments of principal and interest with respect to the Term Loans, the Term Loan Commitment Percentage of such Lender, ((b) with respect to a Lender’s obligation to make Revolving Loans, such Lender’s right to receive the unused line fee described in Section 2.2(b), such Lender’s obligation to purchase interests and participations in Letters of Credit and related Support Agreement liabilities and obligations, and such Lender’s obligation to share in Letter of Credit Liabilities and to receive the related Letter of Credit fee described in Section 2.5(b), the Revolving Loan Commitment Percentage of such Lender, (c) with respect to a Lender’s right to receive payments of principal and interest with respect to Revolving Loans, such Lender’s Revolving Loan Exposure with respect thereto; and (d) for all other purposes (including without limitation the indemnification obligations arising under Section 11.6) with respect to any Lender, the percentage obtained by dividing (i) the sum of the Revolving Loan Commitment Amount and Term Loan Commitment Amount of such Lender (or, in the event the Revolving Loan Commitment and Term Loan Commitment shall have been terminated, such Lender’s then existing Revolving Loan Outstandings or then outstanding principal advances of such Lender under the Term Loan, as applicable), by (ii) the sum of the Revolving Loan Commitment and Term Loan Commitment Amount (or, in the event the Revolving Loan Commitment or Term Loan Commitment shall have been terminated, the then existing Revolving Loan Outstandings or then outstanding principal advances of such Lenders under the Term Loan, as applicable) of all Lenders.

“Qualified Initial Public Offering” means a public offering of the securities of Parent pursuant to an effective registration statement filed under the Securities Act, that is fully underwritten pursuant to a firm commitment contract and with respect to which the product of (a) the price to the public per share multiplied by (b) the aggregate number of offered shares will yield Net Offering Proceeds of at least $50,000,000.

“Regulatory Rider” means the Regulatory Rider dated the date hereof among Borrowers, Administrative Agent and Lenders, as amended, supplemented, restated or otherwise modified from time to time.

“Reimbursement Obligations” means, at any date, the obligations of each Borrower then outstanding to reimburse (a) Administrative Agent for payments made by Administrative Agent under a Support Agreement, and/or (b) any LC Issuer, for payments made by such LC Issuer under a Lender Letter of Credit.

“Required Lenders” means at any time Lenders holding (a) sixty-six and two thirds percent (66 2/3%) or more of the sum of the Revolving Loan Commitment and the Term Loan Commitment (taken as whole), or (b) if the Revolving Loan Commitment or Term Loan Commitment has been terminated, sixty-six and two thirds percent (66 2/3%) or more of the sum of (x) the then aggregate outstanding principal balance of the Loans plus (y) the then aggregate amount of Letter of Credit Liabilities.

“Responsible Officer” means any of the Chief Executive Officer, Chief Financial Officer or, solely with respect to a Borrowing Base Certificate and Notice of Borrowing, Controller of the applicable Borrower.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Restricted Distribution” means as to any Person (a) any dividend or other distribution (whether in cash, securities or other property) on any equity interest in such Person (except those payable solely in its equity interests of the same class), (b) any payment on account of (i) the purchase, redemption, retirement, defeasance, surrender, cancellation, termination or acquisition of any equity interests in such Person or any claim respecting the purchase or sale of any equity interest in such Person or (ii) any option, warrant or other right to acquire any equity interests in such Person, (c) any management fees, salaries or other fees or compensation to any Person holding an equity interest in a Borrower or a Subsidiary of a Borrower (other than (A) payments of salaries and other employee benefits to individuals, (B) directors fees, (C) the issuance of stock options or restricted stock to employees and board members, and (D) advances and reimbursements to employees or directors, all in the Ordinary Course of Business and consistent with past practices), an Affiliate of a Borrower or an Affiliate of any Subsidiary of a Borrower, (d) any lease or rental payments to an Affiliate or Subsidiary of a Borrower, or (e) repayments of or debt service on loans or other indebtedness held by any Person holding an equity interest in a Borrower or a Subsidiary of a Borrower, an Affiliate of a Borrower or an Affiliate of any Subsidiary of a Borrower unless permitted under and made pursuant to a Subordination Agreement applicable to such loans or other indebtedness.

“Revolving Lender” means each Lender having a Revolving Loan Commitment Amount in excess of zero (or, in the event the Revolving Loan Commitment shall have been terminated at any time, each Lender at such time having Revolving Loan Outstandings in excess of zero).

“Revolving Loan Availability” means, at any time, the Revolving Loan Limit less the Revolving Loan Outstandings.

“Revolving Loan Borrowing” means a borrowing of a Revolving Loan.

“Revolving Loan Commitment” means, as of any date of determination, the aggregate Revolving Loan Commitment Amounts of all Lenders as of such date.

“Revolving Loan Commitment Amount” means, as to any Lender, the dollar amount set forth opposite such Lender’s name on the Commitment Annex under the column “Revolving Loan Commitment Amount” (if such Lender’s name is not so set forth thereon, then the dollar amount on the Commitment Annex for the Revolving Loan Commitment Amount for such Lender shall be deemed to be zero), as such amount may be adjusted from time to time by any amounts assigned (with respect to such Lender’s portion of Revolving Loans outstanding and its commitment to make Revolving Loans) pursuant to the terms of any and all effective assignment agreements to which such Lender is a party.

“Revolving Loan Commitment Percentage” means, as to any Lender, (a) on the Closing Date, the percentage set forth opposite such Lender’s name on the Commitment Annex under the column “Revolving Loan Commitment Percentage” (if such Lender’s name is not so set forth thereon, then, on the Closing Date, such percentage for such Lender shall be deemed to be zero), and (b) on any date following the Closing Date, the percentage equal to the Revolving Loan Commitment Amount of such Lender on such date divided by the Revolving Loan Commitment on such date.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Revolving Loan Exposure” means, with respect to any Lender on any date of determination, the percentage equal to the amount of such Lender’s Revolving Loan Outstandings on such date divided by the aggregate Revolving Loan Outstandings of all Lenders on such date.

“Revolving Loan Limit” means, at any time, the lesser of (a) the Revolving Loan Commitment and (b) the Borrowing Base.

“Revolving Loan Outstandings” means at any time of calculation (i) the sum of the then existing aggregate outstanding principal amount of Revolving Loans plus the then existing Letter of Credit Liabilities and (ii) when used with reference to any single Lender, the sum of the then existing outstanding principal amount of Revolving Loans advanced by such Lender plus the then existing Letter of Credit Liabilities for the account of such Lender.

“Revolving Loans” has the meaning set forth in Section 2.1(b).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities Account” means a “securities account” (as defined in Article 9 of the UCC), an investment account, or other account in which investment property or securities are held or invested for credit to or for the benefit of any Borrower.

“Securities Account Control Agreement” means an agreement, in form and substance satisfactory to Administrative Agent, among Administrative Agent, any applicable Borrower and each securities intermediary in which such Borrower maintains a Securities Account pursuant to which Administrative Agent shall obtain “control” (as defined in Article 9 of the UCC) over such Securities Account.

“Security Document” means this Agreement and any other agreement, document or instrument executed concurrently herewith or at any time hereafter pursuant to which one or more Credit Parties or any other Person either (a) Guarantees payment or performance of all or any portion of the Obligations, and/or (b) provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of Administrative Agent for its own benefit and the benefit of the Lenders, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“Settlement Date” has the meaning set forth in Section 11.13(a)(ii).

“Solvent” means, with respect to any Person, that such Person (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including Contingent Obligations), and (ii) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; and (b) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Subordinated Debt” means any Debt of Borrowers incurred pursuant to the terms of the Subordinated Debt Documents and with the prior written consent of Administrative Agent, all of which documents must be in form and substance acceptable to Administrative Agent in its sole discretion.

“Subordinated Debt Documents” means any documents evidencing and/or securing Debt governed by a Subordination Agreement, all of which documents must be in form and substance acceptable to Administrative Agent in its sole discretion.

“Subordination Agreement” means any agreement between Administrative Agent and another creditor of Borrowers, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, pursuant to which the Debt owing from any Borrower(s) and/or the Liens securing such Debt granted by any Borrower(s) to such creditor are subordinated in any way to the Obligations and the Liens created under the Security Documents, the terms and provisions of such Subordination Agreements to have been agreed to by and be acceptable to Administrative Agent in the exercise of its sole discretion.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such capital stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

“Support Agreement” has the meaning set forth in Section 2.5(a).

“Supported Letter of Credit” means a Letter of Credit issued by an LC Issuer in reliance on one or more Support Agreements.

“Swap Contract” means any “swap agreement”, as defined in Section 101 of the Bankruptcy Code, that is obtained by Borrower to provide protection against fluctuations in interest or currency exchange rates, but only if Administrative Agent provides its prior written consent to the entry into such “swap agreement”.

“Tangible Net Worth” means, on any date, the consolidated total assets of Borrowers and their Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trademarks and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Taxes” has the meaning set forth in Section 2.8.

“Term Loan” has the meaning set forth in Section 2.1(a).

“Term Loan Commitment” means the sum of each Lender’s Term Loan Commitment Amount, which is equal to Five Million Dollars ($5,000,000.00).

“Term Loan Commitment Amount” means, (i) as to any Lender that is a Lender on the Closing Date, the dollar amount set forth opposite such Lender’s name on the Commitment Annex under the column “Term Loan Commitment Amount”, as such amount may be adjusted from time to time by any amounts assigned (with respect to such Lender’s portion of Term Loans outstanding and its commitment to make advances in respect of the Term Loan) pursuant to the terms of any and all effective assignment agreements to which such Lender is a party and (ii) as to any Lender that becomes a Lender after the Closing Date, the amount of the “Term Loan Commitment Amount(s)” of other Lender(s) assigned to such new Lender pursuant to the terms of the effective assignment agreement(s) pursuant to which such new Lender shall become a Lender, as such amount may be adjusted from time to time by any amounts assigned (with respect to such Lender’s portion of Term Loans outstanding and its commitment to make advances in respect of the Term Loan) pursuant to the terms of any and all effective assignment agreements to which such Lender is a party.

“Term Loan Commitment Percentage” means, as to any Lender, (a) on the Closing Date, the percentage set forth opposite such Lender’s name on the Commitment Annex under the column “Term Loan Commitment Percentage” (if such Lender’s name is not so set forth thereon, then, on the Closing Date, such percentage for such Lender shall be deemed to be zero), and (b) on any date following the Closing Date, the percentage equal to the Term Loan Commitment Amount of such Lender on such date divided by the Term Loan Commitment on such date.

“Term Loan Termination Date” means the earliest to occur of (a) June 30, 2011, (b) the date that is five (5) Business Days after the date on which Parent commences a Qualified Initial Public Offering (or, if earlier, the date on which the underwriter distributes the proceeds of such Qualified Initial Public Offering), or (c) any date on which Administrative Agent accelerates the maturity of the Loans pursuant to Section 10.2.

“Termination Date” means the earlier to occur of (a) the Commitment Expiry Date, or (b) any date on which Administrative Agent accelerates the maturity of the Loans pursuant to Section 10.2.

“Total Liabilities” means, on any day, obligations that should, under GAAP, be classified as liabilities on Borrowers’ consolidated balance sheet, including all Debt.

“UCC” means the Uniform Commercial Code of the State of Maryland or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

“United States” means the United States of America.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Work-In-Process” means Inventory that is not a product that is finished and approved by a Borrower in accordance with applicable Laws and such Borrower’s normal business practices for release and delivery to customers.

Section 1.2            Accounting Terms and Determinations.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including, without limitation, determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of each Borrower and its consolidated subsidiaries delivered to Administrative Agent and each of the Lenders on or prior to the Closing Date.  If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Financing Document, and either Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, however, that until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  All amounts used for purposes of financial calculations required to be made herein shall be without duplication.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value”, as defined therein.

Section 1.3            Other Definitional and Interpretive Provisions.  References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits” or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided.  Any term defined herein may be used in the singular or plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”.  Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations.  References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States. References to any agreement, instrument or document shall include all schedules, exhibits, annexes and other attachments thereto. As used in this Agreement, the meaning of the term “material” or the phrase “in all material respects” is intended to refer to an act, omission, violation or condition which reflects or could reasonably be expected to result in a Material Adverse Effect.  References to capitalized terms that are not defined herein, but are defined in the UCC, shall have the meanings given them in the UCC.  All references herein to times of day shall be references to daylight or standard time, as applicable.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Time is of the essence in each Borrower’s and each other Credit Party’s performance under this Agreement and all other Financing Documents.

Section 1.4            Funding and Settlement Currency.  Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds.

Section 1.5            Riders.  All Riders attached hereto, including, without limitation, the Regulatory Rider, are hereby incorporated herein by this reference and made a part hereof.

ARTICLE 2 - LOANS AND LETTERS OF CREDIT

Section 2.1            Loans.

(a)           Term Loans.

(i)            Term Loan Amounts.  On the terms and subject to the conditions set forth herein, the Lenders severally hereby agree to make to Borrowers a term loan in an original principal amount equal to the Term Loan Commitment (“Term Loan”).  Each Lender’s obligation to fund the Term Loan shall be limited to such Lender’s Term Loan Commitment Percentage, and no Lender shall have any obligation to fund any portion of any Term Loan required to be funded by any other Lender, but not so funded.  No Borrower shall have any right to reborrow any portion of the Term Loan that is repaid or prepaid from time to time.  The Term Loan shall be funded in one advance on the Closing Date.  Borrowers shall deliver to Administrative Agent a Notice of Borrowing with respect to the proposed Term Loan advance, such Notice of Borrowing to be delivered no later than noon (Eastern time) two (2) Business Days prior to the Closing Date.

(ii)           Scheduled Repayments; Mandatory Prepayments; Optional Prepayments.

(A)          The outstanding principal amount of the Term Loan shall become immediately due and payable in full on the Term Loan Termination Date.

(B)           There shall become due and payable and Borrowers shall prepay the Term Loan in the following amounts and at the following times:

(i)            Unless Administrative Agent shall otherwise consent in writing, on the date on which any Credit Party (or Administrative Agent as loss payee or assignee) receives any casualty proceeds in excess of $25,000 of assets upon which Administrative Agent maintained a Lien, an amount equal to one hundred percent (100%) of such proceeds (net of out-of-pocket expenses and repayment of secured debt permitted under clause (c) of the definition of Permitted Indebtedness and encumbering the property that suffered such casualty), or such lesser portion of such proceeds as Administrative Agent shall elect to apply to the Obligations;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii)           an amount equal to any interest that is deemed to be in excess of the Maximum Lawful Rate (as defined below) and is required to be applied to the reduction of the principal balance of the Loans by any Lender as provided for in Section 2.8;

(iii)          unless Administrative Agent shall otherwise consent in writing, upon receipt by any Credit Party of the proceeds of any Asset Disposition that is not made in the Ordinary Course of Business, an amount equal to one hundred percent (100%) of the net cash proceeds of such asset disposition (net of out-of-pocket expenses and repayment of secured debt permitted under clause (c) of the definition of Permitted Indebtedness and encumbering such asset), or such lesser portion as Administrative Agent shall elect to apply to the Obligations; and

(iv)          unless Administrative Agent shall otherwise consent in writing, upon receipt by any Credit Party of any extraordinary receipts or the proceeds from the incurrence of Debt or issuance and sale of any Debt or equity securities (including, without limitation from the Qualified Initial Public Offering), an amount equal to one hundred percent (100%) of such extraordinary receipts, or such lesser portion as Administrative Agent shall elect to apply to the Obligations.

Notwithstanding the foregoing and so long as no Event of Default or Default then exists: (1) any such casualty proceeds in excess of $250,000 (other than with respect to Inventory and any real property, unless Administrative Agent shall otherwise elect) may be used by Borrowers within one hundred eighty (180) days from the receipt of such proceeds to replace or repair any assets in respect of which such proceeds were paid so long as (x) prior to the receipt of such proceeds, Borrowers have delivered to Administrative Agent a reinvestment plan detailing such replacement or repair acceptable to Administrative Agent in its reasonable discretion and (y) such proceeds are deposited into an account with Administrative Agent promptly upon receipt by such Borrower; and (2) proceeds of personal property asset dispositions that are not made in the Ordinary Course of Business (other than Collateral upon which the Borrowing Base is calculated or Intellectual Property, unless Administrative Agent shall otherwise elect) may be used by Borrowers within one hundred eighty (180) days from the receipt of such proceeds to purchase new or replacement assets of comparable value provided that such proceeds are deposited into an account with Administrative Agent promptly upon receipt by such Borrower.  All sums held by Administrative Agent pending reinvestment as described in subsections (1) and (2) above shall be deemed additional collateral for the Obligations and may be commingled with the general funds of Administrative Agent.

(C)           Borrowers may from time to time, with at least two (2) Business Days prior delivery to Administrative Agent of an appropriately completed Payment Notification, prepay the Term Loan in whole or in part; provided, however, that each such prepayment shall be in an amount equal to $100,000 or a higher integral multiple of $25,000 and shall be accompanied by any prepayment fees required hereunder.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iii)          All Prepayments.  Except as this Agreement may specifically provide otherwise, all prepayments of the Term Loan shall be applied by Administrative Agent to the Obligations in inverse order of maturity.  The monthly payments required under Schedule 2.1 shall continue in the same amount (for so long as the Term Loan and/or (if applicable) any advance thereunder shall remain outstanding) notwithstanding any partial prepayment, whether mandatory or optional, of the Term Loan.

(iv)          LIBOR Rate.

(A)          Except as provided in subsection (B) below, the Term Loan shall be a LIBOR Loan.

(B)           In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof; shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to maintain LIBOR Loans or to continue such maintaining, or to determine or charge interest rates at the LIBOR Rate, (x) such Lender shall give notice of such changed circumstances to Administrative Agent and Borrowers and Administrative Agent promptly shall transmit the notice to each other Lender, (y) in the case of the pro rata share of the Term Loan held by such Lender and then outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such portion of the Term Loan, and interest upon such portion thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) such portion of the Term Loan shall remain a Base Rate Loan until such Lender determines that it would no longer be unlawfUl or impractical to do so.

(C)           Anything to the contrary contained herein notwithstanding, neither Administrative Agent nor any Lender is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues based on the LIBOR Rate.

(b)           Revolving Loans.

(i)            Revolving Loans and Borrowings.  On the terms and subject to the conditions set forth herein, each Lender severally agrees to make Loans to Borrowers from time to time as set forth herein (each a “Revolving Loan”, and collectively, “Revolving Loans”) equal to such Lender’s Revolving Loan Commitment Percentage of Revolving Loans requested by Borrowers hereunder, provided, however, that after giving effect thereto, the Revolving Loan Outstandings shall not exceed the Revolving Loan Limit. Borrowers shall deliver to Administrative Agent a Notice of Borrowing with respect to each proposed Revolving Loan Borrowing, such Notice of Borrowing to be delivered no later than 1:00 P.M. (Eastern Time) two (2) Business Days prior to the date of such proposed borrowing (or, if Borrowers are requesting LIBOR Loans, not later than the LIBOR Deadline).  Each Borrower and each Revolving Lender hereby authorizes Administrative Agent to make Revolving Loans on behalf of Revolving Lenders, at any

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

time in its sole discretion, (A) as provided in Section 2.5(c), with respect to obligations arising under Support Agreements and/or Lender Letters of Credit, and (B) to pay principal owing in respect of the Loans and interest, fees, expenses and other charges payable by any Credit Party from time to time arising under this Agreement or any other Financing Document.  The Borrowing Base shall be determined by Administrative Agent based on the most recent Borrowing Base Certificate delivered to Administrative Agent in accordance with this Agreement and such other information as may be available to Administrative Agent.  Without limiting any other rights and remedies of Administrative Agent hereunder or under the other Financing Documents, the Revolving Loans shall be subject to Administrative Agent’s continuing right to withhold from the Borrowing Base reserves, and to increase and decrease such reserves from time to time, if and to the extent that in Administrative Agent’s good faith credit judgment and discretion, such reserves are necessary.  Administrative Agent further shall adjust the Borrowing Base to limit the portion thereof relating to the Orderly Value of Eligible Inventory to not more than forty percent (40%) of the Borrowing Base at all times.  Notwithstanding anything to the contrary set forth in this Section 2.1(b), if Borrowers request a LIBOR Loan in the Notice of Borrowing, Borrowers also shall have satisfied the conditions set forth in Section 2.1(b)(iv) with respect to the funding of LIBOR Loans.

(ii)           Mandatory Revolving Loan Repayments and Prepayments.

(A)          The Revolving Loan Commitment shall terminate on the Termination Date.  On such Termination Date, there shall become due, and Borrowers shall pay, the entire outstanding principal amount of each Revolving Loan, together with accrued and unpaid Obligations pertaining thereto, including without limitation accrued and unpaid interest thereon to, but excluding, the Termination Date.

(B)           If at any time the Revolving Loan Outstandings exceed the Revolving Loan Limit, then, on the next succeeding Business Day, Borrowers shall repay the Revolving Loans or cash collateralize Letter of Credit Liabilities in the manner specified in Section 2.5(e) or cause the cancellation of outstanding Letters of Credit, or any combination of the foregoing, in an aggregate amount equal to such excess.

(C)           Principal payable on account of Revolving Loans shall be payable by Borrowers to Administrative Agent (A) immediately upon the receipt by any Borrower or Administrative Agent of any payments on or proceeds from any of the Accounts, to the extent of such payments or proceeds, as further described in Section 2.11 below, and (B) in full on the Termination Date.

(iii)          Optional Prepayments.  Borrowers may from time to time prepay the Revolving Loans in whole or in part; provided, however, that any such partial prepayment shall be in an amount equal to $100,000 or a higher integral multiple of $25,000.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iv)          LIBOR Option.

(A)          In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option (the “LIBOR Option”) to have interest on all or a portion of the Revolving Loans be charged at a rate of interest based upon the LIBOR Rate.  If Borrowers previously shall have exercised the LIBOR Option as to all or a portion of the Revolving Loans hereunder, except to the extent as otherwise provided in this Agreement or if Borrowers shall have notified Administrative Agent in writing before the applicable LIBOR Deadline of its intention to convert such LIBOR Loan into a Base Rate Loan, each LIBOR Loan shall be continued without further action by Borrowers, Administrative Agent or any Lender as a LIBOR Loan with a Calendar Month Interest Period.  At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Revolving Loans bear interest at a rate based upon the LIBOR Rate and Administrative Agent shall have the right to convert the interest rate on all outstanding LIBOR Loans to the rate then applicable to Base Rate Loans hereunder. Borrowers may prepay all or part of any LIBOR Loan at any time.

(B)           Borrowers may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Administrative Agent prior to 1:00 P.M. (Eastern time) on the date that is at least four (4) Business Days prior to the following (such 1:00 P.M. deadline on the applicable date is referred to as the “LIBOR Deadline”):  (i) the effectiveness of Borrowers’ exercise of the LIBOR Option as to all, or a specified portion of, the Loans in the case of any Base Rate Loans to be converted into LIBOR Loans or (ii) the date of the proposed borrowing of a LIBOR Loan from the initial date of such Revolving Loan.  Notice of Borrowers’ election of the LIBOR Option for a permitted portion of the Revolving Loans pursuant to this Section shall be made by delivery to Administrative Agent of a Loan Request received by Administrative Agent before the LIBOR Deadline, or by telephonic or email notice received by Administrative Agent before the LIBOR Deadline (to be confirmed by delivery to Administrative Agent of a Notice of Borrowing.

(C)           The LIBOR Rate for each LIBOR Loan shall be set two (2) Business Days prior to the date of the initial advance of a LIBOR Loan (or, in the case of the exercise of a LIBOR Option with respect to all or part of an outstanding Base Rate Loan, two (2) Business Days prior to the date on which the LIBOR Option is exercised with respect to such Loans).  From and after the first day of the next calendar month after the LIBOR Option is exercised and continuing thereafter, except to the extent as otherwise provided in the Agreement or if Borrowers shall have notified Administrative Agent in writing before the applicable LIBOR Deadline of its intention to convert such LIBOR Loan into a Base Rate Loan, the LIBOR Rate shall be adjusted to the LIBOR Rate for a Calendar Month Interest Period determined by Administrative Agent on the second full Business Day next preceding the first day of each calendar month.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(D)          The LIBOR Rate may be adjusted by Administrative Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in Applicable Law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Borrowers and Administrative Agent notice of such a determination and adjustment and Administrative Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender (y) require such Lender to furnish to Borrowers a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made.

(E)           In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Administrative Agent and Borrowers and Administrative Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Loans, and interest upon the LIBOR Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

(F)           Anything to the contrary contained herein notwithstanding, neither Administrative Agent nor any Lender is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues based on the LIBOR Rate.

(v)           Commitment Reduction.  After the first anniversary of the Closing Date, Borrowers may at any time reduce the Revolving Loan Commitment to $10,000,000 without fee or penalty; provided that Borrowers shall not reduce the Revolving Loan Commitment Amount if, after giving effect to such reduction and any prepayment of Revolving Loans made in connection therewith, (A) the sum of the outstanding balance of Revolving Loans would exceed the Revolving Loan Commitment, or (B) the sum of the outstanding balance of Revolving Loans would exceed the then-current Borrowing Base. Borrowers shall notify Administrative Agent of any election to reduce the Revolving Loan Commitment under this section at least three (3) Business

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Days prior to the effective date of such reduction, specifying such election and the effective date thereof.  Each notice delivered by Borrowers pursuant to this Section 2.1(b)(v) shall be irrevocable.  No reduction of the Revolving Loan Commitment shall entitle the Borrowers to require Administrative Agent to release its Liens on, and security interests in, any Collateral unless the Revolving Loan Commitment is terminated in connection therewith and all Obligations have been fully and finally paid and satisfied. Administrative Agent will promptly notify the Lenders of any reduction of the Revolving Loan Commitment under this Section 2.1(b)(v).  Upon any reduction of the Revolving Loan Commitment, each Lender’s Revolving Loan Commitment Amount shall be reduced by a proportionate amount so as to maintain the same Pro Rata Percentage of the Revolving Loan Commitment as such Lender held immediately prior to such reduction.

Section 2.2            Interest, Interest Calculations and Certain Fees.

(a)           Interest.  From and following the Closing Date, (i) LIBOR Loans and the other Obligations (other than Base Rate Loans) shall bear interest at the sum of the LIBOR Rate plus the Applicable Margin and (ii) Base Rate Loans shall bear interest at the sum of the Base Rate plus the Applicable Margin.  Interest on the Loans shall be paid in arrears on the first (1st) day of each month and on the maturity of such Loans, whether by acceleration or otherwise. Interest on all other Obligations shall be payable upon demand.  For purposes of calculating interest, all funds transferred from the Payment Account for application to any Revolving Loans or the Term Loan shall be subject to a six Business Day clearance period and all interest accruing on such funds during such clearance period shall accrue for the benefit of Administrative Agent, and not for the benefit of the Lenders.

(b)           Unused Line Fee.  From and following the Closing Date, Borrowers shall pay Administrative Agent, for the benefit of all Lenders committed to make Revolving Loans, in accordance with their respective Pro Rata Shares, a fee in an amount equal to (i) (A) the Revolving Loan Commitment minus (B) the average daily balance of the sum of the Revolving Loan Outstandings during the preceding month, multiplied by (ii) 0.50% per annum. Such fee is to be paid monthly in arrears on the first day of each month.

(c)           Exit Fee.  Borrowers shall pay to Administrative Agent, for the benefit of all Lenders committed to make Term Loan advances, as compensation for the costs of making funds available to Borrowers under this Agreement an exit fee (the “Exit Fee”) calculated in accordance with this subsection and upon the date or dates required under this subsection. The Exit Fee shall be equal to $450,000. Upon any repayment of any portion of the Term Loan (whether voluntary, involuntary or mandatory) a portion of the Exit Fee shall be due in the following amount: that percentage which is obtained by dividing the amount prepaid by the then outstanding principal balance of the Term Loan.  Any remaining unpaid amount of the Exit Fee shall be due and payable on the Term Loan Termination Date.  All fees payable pursuant to this paragraph shall be deemed fully accrued and earned as of the Closing Date.

(d)           Fee Letter.  In addition to the other fees set forth herein, the Borrowers agree to pay Administrative Agent the fees set forth in the Fee Letter.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(e)           Audit Fees.  Borrowers shall pay to Administrative Agent, for its own account and not for the benefit of any other Lenders, all reasonable fees and expenses in connection with audits of Borrowers’ books and records, audits, valuations or appraisals of the Collateral, audits of Borrowers’ compliance with applicable Laws and such other matters as Administrative Agent shall deem appropriate, which shall be due and payable on the first Business Day of the month following the date of issuance by Administrative Agent of a written request for payment thereof to Borrowers.

(f)            Wire Fees.  Borrowers shall pay to Administrative Agent, for its own account and not for the account of any other Lenders, on written demand, fees for incoming and outgoing wires made for the account of Borrowers, such fees to be based on Administrative Agent’s then current wire fee schedule (available upon written request of the Borrowers).

(g)           Late Charges.  If payments of principal (other than a final installment of principal upon the Termination Date for Revolving Loans or the Term Loan Termination Date for the Term Loan), interest due on the Obligations, or any other amounts due hereunder or under the other Financing Documents are not timely made and remain overdue for a period of five (5) days, Borrowers, without notice or demand by Administrative Agent, promptly shall pay to Administrative Agent, for its own account and not for the benefit of any other Lenders, as additional compensation to Administrative Agent in administering the Obligations, an amount equal to five percent (5.0%) of each delinquent payment.

(h)           Computation of Interest and Related Fees.  All interest and fees under each Financing Document shall be calculated on the basis of a 360-day year for the actual number of days elapsed.  The date of funding of a Loan shall be included in the calculation of interest.  The date of payment of a Loan shall be excluded from the calculation of interest.  If a Loan is repaid on the same day that it is made, one (1) day’s interest shall be charged.

(i)            Automated Clearing House Payments.  If Administrative Agent so elects, monthly payments of interest shall be paid to Administrative Agent by Automated Clearing House debit of immediately available funds from the financial institution account designated by Borrower Representative in the Automated Clearing House debit authorization executed by Borrowers or Borrower Representative in connection with this Agreement, and shall be effective upon receipt. Borrowers shall execute any and all forms and documentation necessary from time to time to effectuate such automatic debiting. In no event shall any such payments be refunded to Borrowers.

(j)            Prepayment Fee.  If Lenders’ funding obligations in respect of the Revolving Loan Commitment under this Agreement terminate for any reason (whether by voluntary termination by Borrowers, by reason of the occurrence of an Event of Default or otherwise) prior to the Commitment Expiry Date, Borrowers shall pay to Administrative Agent, for the benefit of all Lenders committed to make Revolving Loans on the Closing Date, a fee as compensation for the costs of such Lenders being prepared to make funds available to Borrowers under this Agreement, equal to an amount determined by multiplying the Revolving Loan Commitment that was in effect on the Closing Date by the following applicable percentage amount:  five percent (5.0%) for the first year following the Closing Date, and three percent

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(3.0%) for the second year following the Closing Date.  All fees payable pursuant to this paragraph shall be deemed fully earned and non-refundable as of the Closing Date.

Section 2.3            Notes.  The portion of the Loans made by each Lender shall be evidenced, if so requested by such Lender, by one or more promissory notes executed by Borrowers on a joint and several basis (each, a “Note”) in an original principal amount equal to such Lender’s Revolving Loan Commitment Amount or Term Loan Commitment Amount.

Section 2.4            RESERVED.

Section 2.5            Letters of Credit and Letter of Credit Fees.

(a)           Letter of Credit.  On the terms and subject to the conditions set forth herein, the Revolving Loan Commitment may be used by Borrowers, in addition to the making of Revolving Loans hereunder, for the issuance, prior to that date which is one year prior to the Termination Date, by (i) Administrative Agent, of letters of credit, Guarantees or other agreements or arrangements (each, a “Support Agreement”) to induce an LC Issuer to issue or increase the amount of, or extend the expiry date of, one or more Letters of Credit and (ii) a Lender, identified by Administrative Agent, as an LC Issuer, of one or more Lender Letters of Credit, so long as, in each case:

(i)            Administrative Agent shall have received a Notice of LC Credit Event at least five (5) Business Days before the relevant date of issuance, increase or extension; and

(ii)           after giving effect to such issuance, increase or extension, (A) the aggregate Letter of Credit Liabilities under all Letters of Credit do not exceed $0, and (B) the Revolving Loan Outstandings do not exceed the Revolving Loan Limit.

Nothing in this Agreement shall be construed to obligate any Lender to issue, increase the amount of or extend the expiry date of any letter of credit, which act or acts, if any, shall be subject to agreements to be entered into from time to time between Borrowers and such Lender.  Each Lender that is an LC Issuer hereby agrees to give Administrative Agent prompt written notice of each issuance of a Lender Letter of Credit by such Lender and each payment made by such Lender in respect of Lender Letters of Credit issued by such Lender.

Notwithstanding anything to the contrary set forth herein, Borrowers agree and acknowledge that no part of the Revolving Loan Commitment will be available for the issuance of a Letter of Credit until such times as Administrative Agent notifies Borrower Representative that a Lender party to this Agreement is an LC Issuer.

(b)           Letter of Credit Fee.  Borrowers shall pay to Administrative Agent, for the benefit of the Revolving Lenders in accordance with their respective Pro Rata Shares, a letter of credit fee with respect to the Letter of Credit Liabilities for each Letter of Credit, computed for each day from the date of issuance of such Letter of Credit to the date that is the last day a drawing is available under such Letter of Credit, at a rate per annum equal to the LIBOR Margin then applicable to LIBOR Loans.  Such fee shall be payable in arrears on the last day of each calendar month prior to the Termination Date and on such date.  In addition, Borrowers agree to

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

pay promptly to the LC Issuer any fronting or other fees that it may charge in connection with any Letter of Credit.

(c)           Reimbursement Obligations of Borrowers.  If either (i) Administrative Agent shall make a payment to an LC Issuer pursuant to a Support Agreement, or (ii) any Lender shall notify Administrative Agent that it has made payment in respect of a Lender Letter of Credit, (A) the applicable Borrower shall reimburse Administrative Agent or such Lender, as applicable, for the amount of such payment by the end of the day on which Administrative Agent or such Lender shall make such payment and (B) Borrowers shall be deemed to have immediately requested that Revolving Lenders make a Revolving Loan, in a principal amount equal to the amount of such payment (but solely to the extent such Borrower shall have failed to directly reimburse Administrative Agent or, with respect to Lender Letters of Credit, the applicable LC Issuer, for the amount of such payment).  Administrative Agent shall promptly notify Revolving Lenders of any such deemed request and each Revolving Lender (other than any such Revolving Lender that was a Non-Funding Lender at the time the applicable Supported Letter of Credit or Lender Letter of Credit was issued) hereby agrees to make available to Administrative Agent not later than noon (Eastern time) on the Business Day following such notification from Administrative Agent such Revolving Lender’s Pro Rata Share of such Revolving Loan.  Each Revolving Lender (other than any applicable Non-Funding Lender specified above) hereby absolutely and unconditionally agrees to fund such Revolving Lender’s Pro Rata Share of the Loan described in the immediately preceding sentence., unaffected by any circumstance whatsoever, including, without limitation, (x) the occurrence and continuance of a Default or Event of Default, (y) the fact that, whether before or after giving effect to the making of any such Revolving Loan, the Revolving Loan Outstandings exceed or will exceed the Revolving Loan Limit, and/or (z) the non-satisfaction of any conditions set forth in Section 7.2. Administrative Agent hereby agrees to apply the gross proceeds of each Revolving Loan deemed made pursuant to this Section 2.5(c) in satisfaction of Borrowers’ reimbursement obligations arising pursuant to this Section 2.5(c).  Borrowers shall pay interest, on demand, on all amounts so paid by Administrative Agent pursuant to any Support Agreement or to any applicable Lender in honoring a draw request under any Lender Letter of Credit for each day from the date of such payment until Borrowers reimburse Administrative Agent or the applicable Lender therefore (whether pursuant to clause (A) or (B) of the first sentence of this subsection (c)) at a rate per annum equal to the sum of two percent (2%) plus the interest rate applicable to Revolving Loans for such day.

(d)           Reimbursement and Other Payments by Borrowers.  The obligations of each Borrower to reimburse Administrative Agent and/or the applicable LC Issuer pursuant to Section 2.5(c) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following:

(i)            any lack of validity or enforceability of, or any amendment or waiver of or any consent to departure from, any Letter of Credit or any related document;

(ii)           the existence of any claim, set-off, defense or other right which any Borrower may have at any time against the beneficiary of any Letter of Credit, the LC Issuer (including any claim for improper payment), Administrative Agent, any

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Lender or any other Person, whether in connection with any Financing Document or any unrelated transaction, provided, however, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(iii)          any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

(iv)          any affiliation between the LC Issuer and Administrative Agent; or

(v)           to the extent permitted under applicable law, any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

(e)           Deposit Obligations of Borrowers.  In the event any Letters of Credit are outstanding at the time that Borrowers prepay in full or are required to repay the Obligations or the Revolving Loan Commitment is terminated, Borrowers shall (i) deposit with Administrative Agent for the benefit of all Revolving Lenders cash in an amount equal to one hundred and ten percent (110%) of the aggregate outstanding Letter of Credit Liabilities to be available to Administrative Agent, for its benefit and the benefit of issuers of Letters of Credit, to reimburse payments of drafts drawn under such Letters of Credit and pay any fees and expenses related thereto, and (ii) prepay the fee payable under Section 2.5(b) with respect to such Letters of Credit for the full remaining terms of such Letters of Credit assuming that the full amount of such Letters of Credit as of the date of such repayment or termination remain outstanding until the end of such remaining terms.  Upon termination of any such Letter of Credit and provided no Event of Default has occurred and is continuing, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to Borrowers, together with the deposit described in the preceding clause (i) to the extent not previously applied by Administrative Agent in the manner described herein.

(f)            Participations in Support Agreements and Lender Letters of Credit.

(i)            Concurrently with the issuance of each Supported Letter of Credit, Administrative Agent shall be deemed to have sold and transferred to each Revolving Lender, and each such Revolving Lender shall be deemed irrevocably and immediately to have purchased and received from Administrative Agent, without recourse or warranty, an undivided interest and participation in, to the extent of such Lender’s Pro Rata Share, Administrative Agent’s Support Agreement liabilities and obligations in respect of such Supported Letter of Credit and Borrowers’ Reimbursement Obligations with respect thereto.  Concurrently with the issuance of each Lender Letter of Credit, the LC Issuer in respect thereof shall be deemed to have sold and transferred to each Revolving Lender, and each such Revolving Lender shall be deemed irrevocably and immediately to have purchased and received from such LC Issuer, without recourse or warranty, an undivided interest and participation in, to the extent of such Lender’s Pro Rata Share, such Lender Letter of Credit and Borrowers’ Reimbursement Obligations with respect thereto.  Any purchase obligation arising pursuant to the immediately two preceding sentences shall be absolute and unconditional and shall not be affected by any circumstances whatsoever.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii)           If either (x) Administrative Agent makes any payment or disbursement under any Support Agreement and/or (y) an LC Issuer makes any payment or disbursement under any Lender Letter of Credit, and (A) Borrowers have not reimbursed Administrative Agent or the applicable LC Issuer, as applicable, in full for such payment or disbursement in accordance with Section 2.5(c), or (B) any reimbursement under any Support Agreement or Lender Letter of Credit received by Administrative Agent or any LC Issuer, as applicable, from any Credit Party is or must be returned or rescinded upon or during any bankruptcy or reorganization of any Credit Party or otherwise, each Revolving Lender shall be irrevocably and unconditionally obligated to pay to Administrative Agent or the applicable LC Issuer, as applicable, its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the Obligations of Borrowers under Section 2.5(c)).  To the extent any such Revolving Lender shall not have made such amount available to Administrative Agent or the applicable LC Issuer, as applicable, by 12:00 p.m. (Eastern time) on the Business Day on which such Lender receives notice from Administrative Agent or the applicable LC Issuer, as applicable, of such payment or disbursement, or return or rescission, as applicable, such Lender agrees to pay interest on such amount to Administrative Agent or the applicable LC Issuer, as applicable, forthwith on demand accruing daily at the Federal Funds Rate, for the first three (3) days following such Lender’s receipt of such notice, and thereafter at the Base Rate plus the Base Rate Margin in respect of Revolving Loans. Any such Revolving Lender’s failure to make available to Administrative Agent or the applicable LC Issuer, as applicable, its Pro Rata Share of any such payment or disbursement, or return or rescission, as applicable, shall not relieve any other Lender of its obligation hereunder to make available such other Revolving Lender’s Pro Rata Share of such payment, but no Revolving Lender shall be responsible for the failure of any other Lender to make available such other Lender’s Pro Rata Share of any such payment or disbursement, or return or rescission.

Section 2.6            General Provisions Regarding Payment; Loan Account.

(a)           All payments to be made by each Borrower under any Financing Document, including payments of principal and interest made hereunder and pursuant to any other Financing Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.  If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension (it being understood and agreed that, solely for purposes of calculating financial covenants and computations contained herein and determining compliance therewith, if payment is made, in full, on any such extended due date, such payment shall be deemed to have been paid on the original due date without giving effect to any extension thereto).  Any payments received in the Payment Account before 12:00 p.m. (Eastern time) on any date shall be deemed received by Administrative Agent on such date, and any payments received in the Payment Account after 12:00 p.m. (Eastern time) on any date shall be deemed received by Administrative Agent on the next succeeding Business Day.  In the absence of receipt by Administrative Agent of a written designation by Borrower Representative, at least two (2) Business Days prior to such prepayment, that such prepayment is to be applied to a Term Loan, Borrowers and each Lender

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

hereby authorize and direct Administrative Agent, subject to the provisions of Section 10.6  hereof, to apply such prepayment against then outstanding Revolving Loans, and second, if no Revolving Loans are then outstanding, pro rata against all outstanding Term Loans in accordance with the provisions of Section 2.1(a)(iii); provided, that if Administrative Agent at any time determines that payments received by Administrative Agent were in respect of a mandatory prepayment event, Administrative Agent shall apply such payments in accordance with the provisions of Section 2.1(a)(ii) and shall be fully authorized by Borrowers and each Lender to make corresponding Loan Account Reversals in respect thereof.

(b)           Administrative Agent shall maintain a loan account (the “Loan Account”) on its books to record Loans and other extensions of credit made by the Lenders hereunder or under any other Financing Document, and all payments thereon made by each Borrower. All entries in the Loan Account shall be made in accordance with Administrative Agent’s customary accounting practices as in effect from time to time.  The balance in the Loan Account, as recorded in Administrative Agent’s books and records at any time shall be conclusive and binding evidence of the amounts due and owing to Administrative Agent by each Borrower absent manifest error; provided, however, that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay all amounts owing hereunder or under any other Financing Document.  Administrative Agent shall endeavor to provide Borrowers with a monthly statement regarding the Loan Account (but neither Administrative Agent nor any Lender shall have any liability if Administrative Agent shall fail to provide any such statement).  Unless any Borrower notifies Administrative Agent of any objection to any such statement (specifically describing the basis for such objection) within ninety (90) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein.

Section 2.7            Maximum Interest.  In no event shall the interest charged with respect to the Loans or any other Obligations of any Borrower under any Financing Document exceed the maximum amount permitted under the laws of the State of Maryland or of any other applicable jurisdiction. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any Note or other Financing Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum ]awful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, each Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate.  If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrowers.  In

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

Section 2.8            Taxes; Capital Adequacy.

(a)           All payments of principal and interest on the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, payroll, employment, property or franchise taxes and other taxes, fees, duties, levies, assessments, withholdings or other charges of any nature whatsoever (including interest and penalties thereon) imposed by any taxing authority, excluding taxes imposed on or measured by Administrative Agent’s or any Lender’s net income by the jurisdictions under which Administrative Agent or such Lender is organized or conducts business (other than solely as the result of entering into any of the Financing Documents or taking any action thereunder) (all non-excluded items being called “Taxes”).  If any withholding or deduction from any payment to be made by any Borrower hereunder is required in respect of any Taxes pursuant to any applicable Law, then Borrowers will:  (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to Administrative Agent an official receipt or other documentation satisfactory to Administrative Agent evidencing such payment to such authority; and (iii) pay to Administrative Agent for the account of Administrative Agent and Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by Administrative Agent and each Lender will equal the full amount Administrative Agent and such Lender would have received had no such withholding or deduction been required.  If any Taxes are directly asserted against Administrative Agent or any Lender with respect to any payment received by Administrative Agent or such Lender hereunder, Administrative Agent or such Lender may pay such Taxes and Borrowers will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which Administrative Agent or such Lender first made written demand therefor.

(b)           If any Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Administrative Agent, for the account of Administrative Agent and the respective Lenders, the required receipts or other required documentary evidence, Borrowers shall indemnify Administrative Agent and Lenders for any incremental Taxes, interest or penalties that may become payable by Administrative Agent or any Lender as a result of any such failure.

(c)           Each Lender that (i) is organized under the laws of a jurisdiction other than the United States, and (ii)(A) is a party hereto on the Closing Date or (B) purports to become an assignee of an interest as a Lender under this Agreement after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) (each such Lender a “Foreign Lender”) shall execute and deliver to each of Borrowers and Administrative Agent one or more (as Borrowers or Administrative Agent may reasonably request) United States Internal Revenue Service Forms W-8ECI, W-8BEN, W-8IMY (as

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

applicable) and other applicable forms, certificates or documents prescribed by the United States Internal Revenue Service or reasonably requested by Administrative Agent certifying as to such Lender’s entitlement to a complete exemption from withholding or deduction of Taxes. Borrowers shall not be required to pay additional amounts to any Lender pursuant to this Section 2.8 with respect to United States withholding and income Taxes to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph other than as a result of a change in law.

(d)           If any Lender shall determine in its commercially reasonable judgment that the adoption or taking effect of, or any change in, any applicable Law regarding capital adequacy, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Lender or any Person controlling such Lender with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency adopted or otherwise taking effect after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder or under any Support Agreement or Lender Letter of Credit to a level below that which such Lender or such controlling Person could have achieved but for such adoption, taking effect, change, interpretation, administration, application or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) then from time to time, upon written demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Administrative Agent), Borrowers shall promptly pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which such Lender first made demand therefor.

(e)           If any Lender requires compensation under Section 2.8(d), or requires any Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8(a), then, upon the written request of Borrower Representative, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder (subject to the terms of this Agreement) to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or materially reduce amounts payable pursuant to any such subsection, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (as determined in its sole discretion). Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 2.9            Appointment of Borrower Representative.  Each Borrower hereby designates Borrower Representative as its representative and agent on its behalf for the purposes of issuing Notices of Borrowing, Notices of LC Credit Events and Borrowing Base Certificates, and giving instructions with respect to the disbursement of the proceeds of the Loans, requesting

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Financing Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Financing Documents. Borrower Representative hereby accepts such appointment.  Notwithstanding anything to the contrary contained in this Agreement, no Borrower other than Borrower Representative shall be entitled to take any of the foregoing actions.  The proceeds of each Loan made hereunder shall be advanced to or at the direction of Borrower Representative and if not used by Borrower Representative in its business (for the purposes provided in this Agreement) shall be deemed to be immediately advanced by Borrower Representative to the appropriate other Borrower hereunder as an intercompany loan (collectively, “Intercompany Loans”).  All Letters of Credit and Support Agreements issued hereunder shall be issued at Borrower Representative’s request therefor and shall be allocated to the appropriate Borrower’s Intercompany Loan account by Borrower Representative.  All collections of each Borrower in respect of Accounts and other proceeds of Collateral of such Borrower received by Administrative Agent and applied to the Obligations shall also be deemed to be repayments of the Intercompany Loans owing by such Borrower to Borrower Representative. Borrowers shall maintain accurate books and records with respect to all Intercompany Loans and all repayments thereof. Administrative Agent and each Lender may regard any notice or other communication pursuant to any Financing Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or all Borrowers hereunder to Borrower Representative on behalf of such Borrower or all Borrowers.  Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

Section 2.10         Joint and Several Liability; Rights of Contribution; Subordination and Subrogation.

(a)           Borrowers are defined collectively to include all Persons named as one of the Borrowers herein; provided, however, that any references herein to “any Borrower”, “each Borrower” or similar references, shall be construed as a reference to each individual Person named as one of the Borrowers herein. Each Person so named shall be jointly and severally liable for all of the obligations of Borrowers under this Agreement.  Each Borrower, individually, expressly understands, agrees and acknowledges, that the credit facilities would not be made available on the terms herein in the absence of the collective credit of all of the Persons named as the Borrowers herein, the joint and several liability of all such Persons, and the cross-collateralization of the collateral of all such Persons.  Accordingly, each Borrower, individually acknowledges that the benefit to each of the Persons named as one of the Borrowers as a whole constitutes reasonably equivalent value, regardless of the amount of the credit facilities actually borrowed by, advanced to, or the amount of collateral provided by, any individual Borrower. In addition, each entity named as one of the Borrowers herein hereby acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in this Agreement shall be applicable to and shall be binding upon and measured and enforceable individually against each Person named as one of the Borrowers herein as well as all such Persons when taken together.  By way of illustration, but without limiting the generality of the foregoing, the terms of Section 10.1 of this Agreement are to be applied to each

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

individual Person named as one of the Borrowers herein (as well as to all such Persons taken as a whole), such that the occurrence of any of the events described in Section 10.1 of this Agreement as to any Person named as one of the Borrowers herein shall constitute an Event of Default even if such event has not occurred as to any other Persons named as the Borrowers or as to all such Persons taken as a whole.

(b)           Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the liability of each Borrower for the Obligations and the Liens granted by Borrowers to secure the Obligations, not constitute a Fraudulent Conveyance (as defined below).  Consequently, Administrative Agent, Lenders and each Borrower agree that if the liability of a Borrower for the Obligations, or any Liens granted by such Borrower securing the Obligations would, but for the application of this sentence, constitute a Fraudulent Conveyance, the liability of such Borrower and the Liens securing such liability shall be valid and enforceable only to the maximum extent that would not cause such liability or such Lien to constitute a Fraudulent Conveyance, and the liability of such Borrower and this Agreement shall automatically be deemed to have been amended accordingly.  For purposes hereof, the term “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of Chapter 11 of Title II of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

(c)           Administrative Agent is hereby authorized, without notice or demand (except as otherwise specifically required under this Agreement) and without affecting the liability of any Borrower hereunder, at any time and from time to time, to (i) renew, extend or otherwise increase the time for payment of the Obligations; (ii) with the written agreement of any Borrower, change the terms relating to the Obligations or otherwise modify, amend or change the terms of any Note or other agreement, document or instrument now or hereafter executed by either Borrower and delivered to Administrative Agent for any Lender; (iii) accept partial payments of the Obligations; (iv) take and hold any Collateral for the payment of the Obligations or for the payment of any guaranties of the Obligations and exchange, enforce, waive and release any such Collateral; (v) apply any such Collateral and direct the order or manner of sale thereof Administrative Agent, in its sole discretion, may determine; and (vi) settle, release, compromise, collect or otherwise liquidate the Obligations and any Collateral therefor in any manner, all surety defenses being hereby waived by each Borrower. Without limitations of the foregoing, with respect to the Obligations, each Borrower hereby makes and adopts each of the agreements and waivers set forth in each Guarantee, the same being incorporated hereby by reference.  Except as specifically provided in this Agreement or any of the other Financing Documents, Administrative Agent shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from any Borrower or any other source, and such determination shall be binding on all Borrowers.  All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of the Obligations that Administrative Agent shall determine, in its sole discretion, without affecting the validity or enforceability of the Obligations of the other Borrower.

(d)           Each Borrower hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (i) the absence of any attempt to collect the Obligations from any obligor or other action to enforce the same; (ii) the waiver or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

consent by Administrative Agent with respect to any provision of any instrument evidencing the Obligations, or any part thereof, or any other agreement heretofore, now or hereafter executed by a Borrower and delivered to Administrative Agent; (iii) failure by Administrative Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations; (iv) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against a Borrower or Administrative Agent’s election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code; (v) any borrowing or grant of a security interest by a Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code; (vi) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Administrative Agent’s claim(s) for repayment of any of the Obligations; or (vii) any other circumstance other than payment in full of the Obligations which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety.

(e)           Borrowers hereby agree, as between themselves, that to the extent that Administrative Agent, on behalf of Lenders, shall have received from any Borrower any Recovery Amount (as defined below), then the paying Borrower shall have a right of contribution against each other Borrower in an amount equal to such other Borrower’s contributive share of such Recovery Amount; provided, however, that in the event any Borrower suffers a Deficiency Amount (as defined below), then the Borrower suffering the Deficiency Amount shall be entitled to seek and receive contribution from and against the other Borrowers in an amount equal to the Deficiency Amount; and provided further, that in no event shall the aggregate amounts so reimbursed by reason of the contribution of any Borrower equal or exceed an amount that would, if paid, constitute or result in Fraudulent Conveyance.  Until all Obligations have been paid and satisfied in full, no payment made by or for the account of a Borrower including, without limitation, (i) a payment made by such Borrower on behalf of the liabilities of any other Borrower, or (ii) a payment made by any other Guarantor under any Guarantee, shall entitle such Borrower, by subrogation or otherwise, to any payment from such other Borrower or from or out of such other Borrower’s property.  The right of each Borrower to receive any contribution under this Section 2.10(e) or by subrogation or otherwise from any other Borrower shall be subordinate in right of payment to the Obligations and such Borrower shall not exercise any right or remedy against such other Borrower or any property of such other Borrower by reason of any performance of such Borrower of its joint and several obligations hereunder, until the Obligations have been indefeasibly paid and satisfied in full, and no Borrower shall exercise any right or remedy with respect to this Section 2.10(e) until the Obligations have been indefeasibly paid and satisfied in full. As used in this Section 2.10(e), the term “Recovery Amount” means the amount of proceeds received by or credited to Administrative Agent from the exercise of any remedy of the Lenders under this Agreement or the other Financing Documents, including, without limitation, the sale of any Collateral. As used in this Section 2.10(e), the term “Deficiency Amount” means any amount that is less than the entire amount a Borrower is entitled to receive by way of contribution or subrogation from, but that has not been paid by, the other Borrowers in respect of any Recovery Amount attributable to the Borrower entitled to contribution, until the Deficiency Amount has been reduced to zero through contributions and reimbursements made under the terms of this Section 2.10(e) or otherwise.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 2.11         Collections; Lockbox Account and Canadian Account.

(a)           Borrowers shall maintain a lockbox (the “Lockbox”) with a United States depository institution designated from time to time by Administrative Agent (the “Lockbox Bank”), subject to the provisions of this Agreement, and shall execute with the Lockbox Bank a Deposit Account Control Agreement and such other agreements related to such Lockbox as Administrative Agent may require.  Borrowers further shall execute with the applicable Canadian Bank a Deposit Account Control Agreement and such other agreements related to each Canadian Account as Administrative Agent may require.  Subject to Section 2.11(e) below, Borrowers shall ensure that all collections of Accounts are paid directly from Account Debtors (i) into the Lockbox for deposit into the Lockbox Account, (ii) directly into the Lockbox Account, and/or (iii) solely with respect to Accounts owing from Canadian Account Debtors, directly into the Canadian Account.

(b)           All funds deposited into a Lockbox Account shall be transferred into the Payment Account by the close of each Business Day.  Borrowers shall manually transfer all funds on deposit in the Canadian Account into the Payment Account at least once per month, or more frequently as directed by Administrative Agent.

(c)           Notwithstanding anything in any lockbox agreement or Deposit Account Control Agreement to the contrary, Borrowers agree that they shall be liable for any fees and charges in effect from time to time and charged by the Lockbox Bank or Canadian Bank in connection with the Lockbox, the Lockbox Account, or the Canadian Account and that Administrative Agent shall have no liability therefor.  Borrowers hereby indemnify and agree to hold Administrative Agent harmless from any and all liabilities, claims, losses and demands whatsoever, including reasonable attorneys’ fees and expenses, arising from or relating to actions of Administrative Agent or the Lockbox Bank or Canadian Bank pursuant to this Section or any lockbox agreement or Deposit Account Control Agreement or similar agreement, except to the extent of such losses arising solely from Administrative Agent’s gross negligence or willful misconduct.

(d)           Administrative Agent shall apply, on a daily basis, all funds transferred into the Payment Account pursuant to this Section to reduce the outstanding Revolving Loans in such order of application as Administrative Agent shall elect.  Administrative Agent shall have no obligation to apply any funds transferred into the Payment Account pursuant to this Section to reduce the outstanding Term Loan, but Administrative Agent shall have the option to apply such funds to any Term Loan to the extent of any payments (whether of principal, interest or otherwise) due and payable in respect thereof.  If as the result of collections of Accounts pursuant to the terms and conditions of this Section a credit balance exists with respect to the Payment Account, such credit balance shall not accrue interest in favor of Borrowers, but Administrative Agent shall transfer such funds into an account designated by Borrower Representative for so long as no Event of Default exists.

(e)           To the extent that any collections of Accounts or proceeds of other Collateral are not sent directly to the Lockbox, Lockbox Account or Canadian Account but are received by any Borrower, such collections shall be held in trust for the benefit of Administrative Agent pursuant to an express trust created hereby and immediately remitted, in the form received, to applicable Lockbox, Lockbox Account or Canadian Account.  No such funds received by any Borrower shall be commingled with other funds of the Borrowers.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(f)            Borrowers acknowledge and agree that compliance with the terms of this Section is essential, and that Administrative Agent and Lenders will suffer immediate and irreparable injury and have no adequate remedy at law, if any Borrower, through acts or omissions, causes or permits Account Debtors to send payments other than to the Lockbox, Lockbox Accounts or Canadian Accounts or if any Borrower fails to promptly deposit collections of Accounts or proceeds of other Collateral in the Lockbox Account or Canadian Account as herein required.  Accordingly, in addition to all other rights and remedies of Administrative Agent and Lenders hereunder, Administrative Agent shall have the right to seek specific performance of the Borrowers’ obligations under this Section, and any other equitable relief as Administrative Agent may deem necessary or appropriate, and Borrowers waive any requirement for the posting of a bond in connection with such equitable relief.

(g)           Borrowers shall not, and Borrowers shall not suffer or permit any other Credit Party to, (i) withdraw any amounts from any Lockbox Account, (ii) change the procedures or sweep instructions under the agreements governing any Lockbox Accounts or any Canadian Account, or (iii) send to or deposit in any Lockbox Account or Canadian Account any funds other than payments made with respect to and proceeds of Accounts or other Collateral. Borrowers shall, and shall cause each other Credit Party to, cooperate with Administrative Agent in the identification and reconciliation on a daily basis of all amounts received in or required to be deposited into the Lockbox Accounts and Canadian Account.  If more than five percent (5%) of the collections of Accounts received by Borrowers during any given fifteen (15) day period is not identified or reconciled to the reasonable satisfaction of Administrative Agent within ten (10) Business Days of receipt, Administrative Agent shall not be obligated to make further advances under this Agreement until such amount is identified or is reconciled to the reasonable satisfaction of Administrative Agent, as the case may be.  In addition, if any such amount cannot be identified or reconciled to the reasonable satisfaction of Administrative Agent, Administrative Agent may utilize its own staff or, if it deems necessary, engage an outside auditor, in either case at Borrowers’ expense (which in the case of Administrative Agent’s own staff shall be in accordance with Administrative Agent’s then prevailing customary charges (plus expenses)), to make such examination and report as may be necessary to identify and reconcile such amount.

(h)           If any Borrower breaches its obligation to direct payments of the proceeds of the Collateral to the Lockbox Account or Canadian Account, Administrative Agent, as the irrevocably made, constituted and appointed true and lawful attorney for Borrowers, may, by the signature or other act of any of Administrative Agent’s officers (without requiring any of them to do so), direct any Account Debtor to pay proceeds of the Collateral to Borrowers by directing payment to the Lockbox Account or Canadian Account, as applicable.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

To induce Administrative Agent and Lenders to enter into this Agreement and to make the Loans and other credit accommodations contemplated hereby, each Borrower hereby represents and warrants to Administrative Agent and each Lender that:

Section 3.1            Existence and Power.  Each Credit Party is an entity as specified on Schedule 3.1, is duly organized, validly existing and in good standing under the laws of the jurisdiction specified on Schedule 3.1 and no other jurisdiction, has the same legal name as it

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

appears in such Credit Party’s Organizational Documents and an organizational identification number (if any), in each case as specified on Schedule 3.1, and has all powers and all Permits necessary or desirable in the operation of its business as presently conducted or as proposed to be conducted, except where the failure to have such Permits could not reasonably be expected to have a Material Adverse Effect.  Each Credit Party is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, which jurisdictions as of the Closing Date are specified on Schedule 3.1, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 3.1, no Credit Party (a) has had, over the five (5) year period preceding the Closing Date, any name other than its current name, or (b) was incorporated or organized under the laws of any jurisdiction other than its current jurisdiction of incorporation or organization.

Section 3.2            Organization and Governmental Authorization; No Contravention.  The execution, delivery and performance by each Credit Party of the Operative Documents to which it is a party are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any Governmental Authority and do not violate, conflict with or cause a breach or a default under (a) any Law applicable to any Credit Party or any of the Organizational Documents of any Credit Party, or (b) any agreement or instrument binding upon it, except for such violations, conflicts, breaches or defaults as could not, with respect to this clause (b), reasonably be expected to have a Material Adverse Effect.

Section 3.3            Binding Effect.  Each of the Operative Documents to which any Credit Party is a party constitutes a valid and binding agreement or instrument of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

Section 3.4            Capitalization.  The authorized equity securities of each of the Credit Parties as of the Closing Date is as set forth on Schedule 3.4.  All issued and outstanding equity securities of each of the Credit Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Administrative Agent for the benefit of Administrative Agent and Lenders, and such equity securities were issued in compliance with all applicable Laws.  The identity of the holders of the equity securities of each of the Credit Parties and the percentage of their fully-diluted ownership of the equity securities of each of the Credit Parties as of the Closing Date is set forth on Schedule 3.4.  No shares of the capital stock or other equity securities of any Credit Party, other than those described above, are issued and outstanding as of the Closing Date.  Except as set forth on Schedule 3.4, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party of any equity securities of any such entity.

Section 3.5            Financial Information.  All information delivered to Administrative Agent and pertaining to the financial condition of any Credit Party fairly presents the financial position of such Credit Party as of such date in conformity with GAAP (and as to unaudited financial statements, subject to normal year end adjustments and the absence of footnote disclosures).

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Since September 30, 2008, there has been no material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of any Credit Party.

Section 3.6            Litigation.  Except as set forth on Schedule 3.6 as of the Closing Date, and except as hereafter disclosed to Administrative Agent in writing, there is no Litigation pending against, or to such Borrower’s knowledge threatened against or affecting, any Credit Party or, to such Borrower’s knowledge, any party to any Operative Document other than a Credit Party.  There is no Litigation pending in which an adverse decision could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of any of the Financing Documents.

Section 3.7            Ownership of Property.  Each Borrower and each of its Subsidiaries is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) purported or reported to be owned or leased (as the case may be) by such Person, subject to Permitted Liens.

Section 3.8            No Default.  No Event of Default, or to such Borrower’s knowledge, Default, has occurred and is continuing.  No Credit Party is in breach or default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect.

Section 3.9            Labor Matters.  As of the Closing Date, there are no strikes or other labor disputes pending or, to any Borrower’s knowledge, threatened against any Credit Party. Hours worked and payments made to the employees of the Credit Parties have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters.  All payments due from the Credit Parties, or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be.  The consummation of the transactions contemplated by the Financing Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is a party or by which it is bound.

Section 3.10         Regulated Entities.  No Credit Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” all within the meaning of the Investment Company Act of 1940.

Section 3.11         Margin Regulations.  None of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Federal Reserve Board), for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any “margin stock” or for any other purpose which might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 3.12         Compliance With Laws; Anti-Terrorism Laws.

(a)           Each Credit Party is in compliance with the requirements of all applicable Laws, except for such. Laws the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

(b)           None of the Credit Parties and, to the knowledge of the Credit Parties, none of their Affiliates (i) is in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, (iii) is a Blocked Person, or is controlled by a Blocked Person, (iv) is acting or will act for or on behalf of a Blocked Person, (v) is associated with, or will become associated with, a Blocked Person or (vi) is providing, or will provide, material, financial or technical support or other services to or in support of acts of terrorism of a Blocked Person. No Credit Party nor, to the knowledge of any Credit Party, any of its Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

Section 3.13         Taxes.  All federal, state and local tax returns, reports and statements required to be filed by or on behalf of each Credit Party have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns, reports and statements are required to be filed and, except to the extent subject to a Permitted Contest, all Taxes (including real property Taxes) and other charges shown to be due and payable in respect thereof have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof.  Except to the extent subject to a Permitted Contest, all state and local sales and use Taxes required to be paid by each Credit Party have been paid.  All federal and state returns have been filed by each Credit Party for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and, except to the extent subject to a Permitted Contest, the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor have been made.

Section 3.14         Compliance with ERISA.

(a)           Each ERISA Plan (and the related trusts and funding agreements) complies in form and in operation with, has been administered in compliance with, and the terms of each ERISA Plan satisfy, the applicable requirements of ERISA and the Code in all material respects.  Each ERISA Plan which is intended to be qualified under Section 401(a) of the Code is so qualified, and the United States Internal Revenue Service has issued a favorable determination letter with respect to each such ERISA Plan which may be relied on currently. No Credit Party has incurred liability for any material excise tax under any of Sections 4971 through 5000 of the Code.

(b)           Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Borrower and each Subsidiary is in compliance with the applicable provisions of ERISA and the provision of the Code relating to Plans and the regulations and published interpretations therein. During the thirty-six (36) month

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

period prior to the Closing Date or the making of any Loan or the issuance of any Letter of Credit, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.  No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by any Credit Party of any material liability, fine or penalty.  No Credit Party has incurred liability to the PBGC (other than for current premiums) with respect to any employee Pension Plan.  All contributions (if any) have been made on a timely basis to any Multiemployer Plan that are required to be made by any Credit Party or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable Law; no Credit Party nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan, and no Credit Party nor any member of the Controlled Group has received any notice that any Multiemployer Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

Section 3.15         Consummation of Operative Documents; Brokers.  Except for fees payable to Administrative Agent and/or Lenders, no broker, finder or other intermediary has brought about the obtaining, making or closing of the transactions contemplated by the Operative Documents, and no Credit Party has or will have any obligation to any Person in respect of any finder’s or brokerage fees, commissions or other expenses in connection herewith or therewith. Except for fees payable to Administrative Agent and/or Lenders, no broker, finder or other intermediary has brought about the obtaining, making or closing of the transactions contemplated by the Financing Documents, and no Credit Party has or will have any obligation to any Person in respect of any finder’s or brokerage fee in connection herewith or therewith.

Section 3.16         Related Transactions.  All transactions contemplated by the Operative Documents to be consummated on or prior to the date hereof have been so consummated (including, without limitation, the disbursement and transfer of all funds in connection therewith) in all material respects pursuant to the provisions of the applicable Operative Documents, true and complete copies of which have been delivered to Administrative Agent, and in compliance with all applicable Law, except for such Laws the noncompliance with which would not reasonably be expected to have a Material Adverse Effect.

Section 3.17         Material Contracts.  Except for the Operative Documents and the other agreements set forth on Schedule 3.17 (collectively with the Operative Documents, the “Material Contracts”), as of the Closing Date there are no (a) employment agreements covering the management of any Credit Party, (b) collective bargaining agreements or other similar labor agreements covering any employees of any Credit Party, (c) agreements for managerial, consulting or similar services to which any Credit Party is a party or by which it is bound, (d) agreements regarding any Credit Party, its assets or operations or any investment therein to which any of its equityholders is a party or by which it is bound, (e) real estate leases, Intellectual Property licenses or other lease or license agreements to which any Credit Party is a

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

party, either as lessor or lessee, or as licensor or licensee (other than licenses arising from the purchase of “off the shelf’ products), or (f) customer, distribution, marketing or supply agreements to which any Credit Party is a party, in each case with respect to the preceding clauses (a), (c), (d), (e) and (f) requiring payment of more than $200,000 in any year, (g) partnership agreements to which any Credit Party is a general partner or joint venture agreements to which any Credit Party is a party, (h) third party billing arrangements to which any Credit Party is a party, or (i) any other agreements or instruments to which any Credit Party is a party, and the breach, nonperformance or cancellation of which, or the failure of which to renew, could reasonably be expected to have a Material Adverse Effect.  Schedule 3.17 sets forth, with respect to each real estate lease agreement to which any Borrower is a party (as a lessee) as of the Closing Date, the address of the subject property and the annual rental (or, where applicable, a general description of the method of computing the annual rental).  The consummation of the transactions contemplated by the Financing Documents will not give rise to a right of termination in favor of any party to any Material Contract (other than any Credit Party), except for such Material Contracts the noncompliance with which would not reasonably be expected to have a Material Adverse Effect.

Section 3.18         Compliance with Environmental Requirements; No Hazardous Materials.

Except in each case as set forth on Schedule 3.18:

(a)           no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to such Borrower’s knowledge, threatened by any Governmental Authority or other Person with respect to any (i) alleged violation by any Credit Party of any Environmental Law, (ii) alleged failure by any Credit Party to have any Permits required in connection with the conduct of its business or to comply with the terms and conditions thereof, (iii) any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Materials, or (iv) release of Hazardous Materials; and

(b)           no property now owned or leased by any Credit Party and, to the knowledge of each Borrower, no such property previously owned or leased by any Credit Party, to which any Credit Party has, directly or indirectly, transported or arranged for the transportation of any Hazardous Materials, is listed or, to such Borrower’s knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS (as defined in CERCLA) or any similar state list or is the subject of federal, state or local enforcement actions or, to the knowledge of such Borrower, other investigations which may lead to claims against any Credit Party for clean-up costs, remedial work, damage to natural resources or personal injury claims, including, without limitation, claims under CERCLA.

For purposes of this Section 3.18, each Credit Party shall be deemed to include any business or business entity (including a corporation) that is, in whole or in part, a predecessor of such Credit Party.

Section 3.19         Intellectual Property.  Each Credit Party owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is material to the condition (financial or other), business or operations of such Credit Party. All Intellectual Property existing as of the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Closing Date which is issued, registered or pending with any United States or foreign Governmental Authority (including without limitation any and all applications for the registration of any Intellectual Property with any such United States or foreign Governmental Authority) and all licenses under which any Borrower is the licensee of any such registered Intellectual Property (or any such application for the registration of Intellectual Property) owned by another Person are set forth on Schedule 3.19.  Such Schedule 3.19 indicates in each case whether such registered Intellectual Property (or application therefore) is owned or licensed by such Credit Party, and in the case of any such licensed registered Intellectual Property (or application therefore), lists the name and address of the licensor and the name and date of the agreement pursuant to which such item of Intellectual Property is licensed and whether or not such license is an exclusive license and indicates whether there are any purported restrictions in such license on the ability to such Credit Party to grant a security interest in and/or to transfer any of its rights as a licensee under such license.  Except as indicated on Schedule 3.19, the applicable Credit Party is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each such registered Intellectual Property (or application therefore) purported to be owned by such Credit Party, free and clear of any Liens and/or licenses in favor of third parties or agreements or covenants not such sue third parties for infringement.  All registered Intellectual Property of each Credit Party is duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.  No Credit Party is party to, nor bound by, any material license or other agreement with respect to which any Credit Party is the licensee that prohibits or otherwise restricts such Credit Party from granting a security interest in such Borrower’s interest in such license or agreement or other property.  To such Borrower’s knowledge, each Credit Party conducts its business without infringement or claim of infringement of any Intellectual Property rights of others and there is no infringement or claim of infringement by others of any Intellectual Property rights of any Credit Party, which infringement or claim of infringement could reasonably be expected to have a Material Adverse Effect.

Section 3.20         Solvency.  After giving effect to the Loan advance and the liabilities and obligations of each Borrower under the Operative Documents, each Borrower and each additional Credit Party is Solvent.

Section 3.21         Full Disclosure.  None of the written information (financial or otherwise) furnished by or on behalf of any Credit Party to Administrative Agent or any Lender in connection with the consummation of the transactions contemplated by the Operative Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made.  All financial projections delivered to Administrative Agent and the Lenders by Borrowers (or their agents) have been prepared on the basis of the assumptions stated therein.  Such projections represent each Borrower’s best estimate of such Borrower’s future financial performance and such assumptions are believed by such Borrower to be fair and reasonable in light of current business conditions; provided, however, that Borrowers can give no assurance that such projections will be attained.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 3.22         Interest Rate.  The rate of interest paid under the Notes and the method and manner of the calculation thereof do not violate any usury or other law or applicable Laws, any of the Organizational Documents or any of the Operative Documents.

Section 3.23         Subsidiaries.  No Borrower owns any stock, partnership interests, limited liability company interests or other equity securities except for Permitted Investments.

Section 3.24         Representations and Warranties Incorporated from Operative Documents.  As of the Closing Date, each of the representations and warranties made in the Operative Documents by each of the parties thereto is true and correct in all material respects, and such representations and warranties are hereby incorporated herein by reference with the same effect as though set forth in their entirety herein, as qualified therein, except to the extent that such representation or warranty relates to a specific date, in which case such representation and warranty shall be true as of such earlier date.

ARTICLE 4 - AFFIRMATIVE COVENANTS

Each Borrower agrees that, so long as any Credit Exposure exists:

Section 4.1            Financial Statements and Other Reports.  Each Borrower will deliver to Administrative Agent:  (1) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet, cash flow and income statement covering Borrowers’ and its Consolidated Subsidiaries’ consolidated operations during the period, prepared under GAAP, consistently applied, certified by a Responsible Officer and in a form acceptable to Administrative Agent; (2) as soon as available, but no later than one hundred fifty (150) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Administrative Agent in its reasonable discretion; (3) within five (5) days of delivery or filing thereof, copies of all statements, reports and notices made available to Borrower’s security holders and copies of all reports and other filings made by Borrower with any stock exchange on which any securities of any Borrower are traded and/or the SEC; (4) a prompt report of any legal actions pending or threatened against any Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of Fifty Thousand Dollars ($50,000) or more; (5) prompt written notice of an event that materially and adversely affects the value of any Intellectual Property; and (6) budgets, sales projections, operating plans and other financial information and information, reports or statements regarding the Borrowers, their business and the Collateral as Administrative Agent may from time to time reasonably request.  Each Borrower will, within thirty (30) days after the last day of each month, deliver to Administrative Agent with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer setting forth calculations showing compliance with the financial covenants set forth in this Agreement. Promptly upon their becoming available, Borrowers shall deliver to Administrative Agent copies of all Swap Contracts and Material Contracts.  Each Borrower will, once every five (5) Business Days, deliver to Administrative Agent a duly completed Borrowing Base Certificate signed by a Responsible Officer, with aged listings of accounts receivable and accounts payable (by invoice date).

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 4.2            Payment and Performance of Obligations.  Each Borrower (a) will pay and discharge, and cause each Subsidiary to pay and discharge, at or prior to maturity, all of their respective obligations and liabilities, including tax liabilities, except for such obligations and/or liabilities (i) that may be the subject of a Permitted Contest, and (ii) the nonpayment or nondischarge of which could not reasonably be expected to have a Material Adverse Effect or result in a Lien against any Collateral, except for Permitted Liens, (b) will maintain, and cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of all of their respective obligations and liabilities, and (c) will not breach or permit any Subsidiary to breach, or permit to exist any default under, the terms of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, except for such breaches or defaults which could not reasonably be expected to have a Material Adverse Effect.

Section 4.3            Maintenance of Existence.  Each Borrower will preserve, renew and keep in full force and effect and in good standing, and will cause each Subsidiary to preserve, renew and keep in full force and effect and in good standing, their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

Section 4.4            Maintenance of Property; Insurance.

(a)           Each Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted. If all or any part of the Collateral useful or necessary in its business, or upon which any Borrowing Base is calculated, becomes damaged or destroyed, each Borrower will promptly and completely repair and/or restore the affected Collateral in a good and workmanlike manner, regardless of whether Administrative Agent agrees to disburse insurance proceeds or other sums to pay costs of the work of repair or reconstruction.

(b)           Upon completion of any Permitted Contest, Borrowers shall, and will cause each Subsidiary to, promptly pay the amount due, if any, and deliver to Administrative Agent proof of the completion of the contest and payment of the amount due, if any, following which Administrative Agent shall return the security, if any, deposited with Administrative Agent pursuant to the definition of Permitted Contest.

(c)           Each Borrower will maintain (i) casualty insurance on all real and personal property on an all risks basis (including the perils of flood, windstorm and quake), covering the repair and replacement cost of all such property and coverage, business interruption and rent loss coverages with extended period of indemnity (for the period required by Administrative Agent from time to time) and indemnity for extra expense, in each case without application of coinsurance and with agreed amount endorsements, (ii) general and professional liability insurance (including products/completed operations liability coverage) and (iii) such other insurance coverage in such amounts and with respect to such risks as Administrative Agent may request from time to time, pursuant to the Insurance Requirements attached hereto as Schedule 4.4; provided, however, that, in no event shall such insurance be in amounts or with coverage less than, or with carriers with qualifications inferior to, any of the insurance or carriers in existence as of the Closing Date (or required to be in existence after the Closing Date under a

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Financing Document).  All such insurance shall be provided by insurers having an A.M. Best policyholders rating reasonably acceptable to Administrative Agent.

(d)           On or prior to the Closing Date, and at all times thereafter, each Borrower will cause Administrative Agent to be named as an additional insured, assignee and lender loss payee (which shall include, as applicable, identification as mortgagee), as applicable, on each insurance policy required to be maintained pursuant to this Section 4.4 pursuant to endorsements in form and content acceptable to Administrative Agent.  Borrowers will deliver to Administrative Agent and the Lenders (i) on the Closing Date, a certificate from Borrowers’ insurance broker dated such date showing the amount of coverage as of such date, and that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and additional insureds and all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured, assignee and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by each additional insured, assignee and loss payee of written notice thereof, (ii) on an annual basis, and upon the request of any Lender through Administrative Agent from time to time full information as to the insurance carried, (iii) within fifteen (15) days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement, and (iv) forthwith, notice of any cancellation or nonrenewal of coverage by any Borrower, and (v) at least 60 days prior to expiration of any policy of insurance, evidence of renewal of such insurance upon the terms and conditions herein required.

(e)           In the event any Borrower fails to provide Administrative Agent with evidence of the insurance coverage required by this Agreement, Administrative Agent may purchase insurance at Borrowers’ expense to protect Administrative Agent’s interests in the Collateral.  This insurance may, but need not, protect such Borrower’s interests.  The coverage purchased by Administrative Agent may not pay any claim made by such Borrower or any claim that is made against such Borrower in connection with the Collateral.  Such Borrower may later cancel any insurance purchased by Administrative Agent, but only after providing Administrative Agent with evidence that such Borrower has obtained insurance as required by this Agreement.  If Administrative Agent purchases insurance for the Collateral, Borrowers will be responsible for the costs of that insurance to the fullest extent provided by law, including interest and other charges imposed by Administrative Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance.  The costs of the insurance may be added to the Obligations.  The costs of the insurance may be more than the cost of insurance such Borrower is able to obtain on its own.

Section 4.5            Compliance with Laws.  Each Borrower will comply, and cause each Subsidiary to comply, with the requirements of all applicable Laws and Material Contracts, except to the extent that failure to so comply could not reasonably be expected to (a) have a Material Adverse Effect, or (b) result in any Lien upon either (i) a material portion of the assets of any such Person in favor of any Governmental Authority, or (ii) any Accounts or Inventory.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 4.6            Inspection of Property, Books and Records.  Each Borrower will keep, and will cause each Subsidiary to keep, proper books of record substantially in accordance with GAAP in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, at the sole cost of the applicable Borrower or any applicable Subsidiary, representatives of Administrative Agent and of any Lender (but at such Lender’s expense unless such visit or inspection is made concurrently with Administrative Agent) to visit and inspect any of their respective properties, to examine and make abstracts or copies from any of their respective books and records, to conduct a collateral audit and analysis of their respective operations and the Collateral, to verify the amount and age of the Accounts, the identity and credit of the respective Account Debtors, to review the billing practices of Borrowers and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired.  In the absence of an Event of Default, Administrative Agent or any Lender exercising any rights pursuant to this Section 4.6 shall give the applicable Borrower or any applicable Subsidiary commercially reasonable prior notice of such exercise.  No notice shall be required during the existence and continuance of any Default or any time during which Administrative Agent reasonably believes a Default exists.

Section 4.7            Use of Proceeds.  Borrowers shall use the proceeds of the Term Loan and the Revolving Loans solely for (a) transaction fees incurred in connection with the Financing Documents and the refinancing on the Closing Date of Debt, and (b) for working capital needs of Borrowers and their Subsidiaries.  No portion of the proceeds of the Loans will be used for family, personal, agricultural or household use.

Section 4.8            Reserved.

Section 4.9            Notices of Litigation and Defaults.

(a)           Borrowers will give prompt written notice to Administrative Agent (i) of any litigation or governmental proceedings pending or threatened (in writing) against Borrowers or other Credit Party which would reasonably be expected to have a Material Adverse Effect with respect to Borrowers or any other Credit Party or which in any manner calls into question the validity or enforceability of any Financing Document, (ii) if any Credit Party is in breach or default under or with respect to any Material Contract, or if any Credit Party is in breach or default under or with respect to any other contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect, (iii) of any strikes or other labor disputes pending or, to any Borrower’s knowledge, threatened against any Credit Party, (iv) if there is any infringement or claim of infringement by any other Person with respect to any Intellectual Property rights of any Credit Party that could reasonably be expected to have a Material Adverse Effect, or if there is any claim by any other Person that any Credit Party in the conduct of its business is infringing on the Intellectual Property Rights of others, and (v) of all returns, recoveries, disputes and claims that involve more than $100,000.

(b)           Without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three (3) Business Days) upon any Borrower becoming aware of the existence of any Default or Event of Default, Borrowers shall give

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

written notice to Administrative Agent of such occurrence, which such notice shall include a reasonably detailed description of such Default or Event of Default.

(c)           Borrowers represent and warrant that Schedule 4.9 sets forth a complete list of all matters existing as of the Closing Date for which notice could be required under this Section and all litigation or governmental proceedings pending or threatened (in writing) against Borrowers or other Credit Party as of the Closing Date.

Section 4.10         Hazardous Materials; Remediation.

(a)           If any release or disposal of Hazardous Materials shall occur or shall have occurred on any real property or any other assets of any Borrower or any other Credit Party, such Borrower will cause, or direct the applicable Credit Party to cause, the prompt containment and removal of such Hazardous Materials and the remediation of such real property or other assets as is necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets.  Without limiting the generality of the foregoing, each Borrower shall, and shall cause each other Credit Party to, comply with each Environmental Law requiring the performance at any real property by any Borrower or any other Credit Party of activities in response to the release or threatened release of a Hazardous Material.

(b)           Borrowers will provide Administrative Agent within thirty (30) days after written demand therefor with a bond, letter of credit or similar financial assurance evidencing to the reasonable satisfaction of Administrative Agent that sufficient funds are available to pay the cost of removing, treating and disposing of any Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any property as a result thereof, such demand to be made, if at all, upon Administrative Agent’s reasonable business determination that the failure to remove, treat or dispose of any Hazardous Materials or Hazardous Materials Contamination, or the failure to discharge any such assessment could reasonably be expected to have a Material Adverse Effect.

Section 4.11         Further Assurances.

(a)           Each Borrower will, and will cause each Subsidiary to, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as Administrative Agent or the Required Lenders may from time to time reasonably request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby, including all such actions to (i) establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of Administrative Agent for itself and for the benefit of the Lenders on the Collateral (including Collateral acquired after the date hereof), and (ii) unless Administrative Agent shall agree otherwise in writing, cause all Subsidiaries of Borrowers to be jointly and severally obligated with the other Borrowers under all covenants and obligations under this Agreement, including the obligation to repay the Obligations. Without limiting the generality of the foregoing, (x) Borrowers shall, at the time of the delivery of any Compliance Certificate disclosing the acquisition by an Credit Party of any registered Intellectual Property or application for the registration of Intellectual Property, deliver to Administrative Agent a duly completed and executed Supplement to the applicable Credit

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Party’s Patent Security Agreement or Trademark Security Agreement in the form of the respective Exhibit thereto and (y) at the request of Administrative Agent, following the disclosure by Borrowers on any Compliance Certificate of the acquisition by any Credit Party of any rights under a license as a licensee with respect to any registered Intellectual Property or application for the registration of any Intellectual Property owned by another Person, Borrowers shall execute any documents requested by Administrative Agent to establish, create, preserve, protect and perfect a first priority lien in favor of Administrative Agent, to the extent legally possible, in such Borrower’s rights under such license and shall use their commercially reasonable best efforts to obtain the written consent of the licensor which such license to the granting in favor of Administrative Agent of a Lien on such Borrower’s rights as licensee under such license.

(b)           Upon receipt of an affidavit of an officer of Administrative Agent or a Lender as to the loss, theft, destruction or mutilation of any Note or any other Financing Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other applicable Financing Document, Borrowers will issue, in lieu thereof, a replacement Note or other applicable Financing Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Financing Document in the same principal amount thereof and otherwise of like tenor.

(c)           Upon the formation or acquisition of a new Subsidiary, Borrowers shall (i) pledge, have pledged or cause or have caused to be pledged to the Administrative Agent pursuant to a pledge agreement in form and substance satisfactory to the Administrative Agent, all of the outstanding shares of equity interests or other equity interests of such new Subsidiary owned directly or indirectly by any Borrower, along with undated stock or equivalent powers for such certificates, executed in blank; (ii) unless Administrative Agent shall agree otherwise in writing, cause the new Subsidiary to take such other actions (including entering into or joining any Security Documents) as are necessary or advisable in the reasonable opinion of the Administrative Agent in order to grant the Administrative Agent, acting on behalf of the Lenders, a first priority Lien on all real and personal property of such Subsidiary in existence as of such date and in all after acquired property, which first priority Liens are required to be granted pursuant to this Agreement; (iii) unless Administrative Agent shall agree otherwise in writing, cause such new Subsidiary to either (at the election of Administrative Agent) become a Borrower hereunder with joint and several liability for all obligations of Borrowers hereunder and under the other Financing Documents pursuant to a joinder agreement or other similar agreement in form and substance satisfactory to Administrative Agent or to become a Guarantor of the obligations of Borrowers hereunder and under the other Financing Documents pursuant to a guaranty and suretyship agreement in form and substance satisfactory to Administrative Agent; and (iv) cause the new Subsidiary to deliver certified copies of such Subsidiary’s certificate or articles of incorporation, together with good standing certificates, by-laws (or other operating agreement or governing documents), resolutions of the Board of Directors or other governing body, approving and authorize the execution and delivery of the Security Documents, incumbency certificates and to execute and/or deliver such other documents and legal opinions or to take such other actions as may be requested by the Administrative Agent, in each case, in form and substance satisfactory to the Administrative Agent.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d)           Upon the request of Administrative Agent, Borrowers shall obtain a landlord’s agreement or mortgagee agreement, as applicable, from the lessor of each leased property or mortgagee of owned property with respect to any business location where any portion of the Collateral included in or proposed to be included in the Borrowing Base, or the records relating to such Collateral and/or software and equipment relating to such records or Collateral, is stored or located, which agreement or letter shall be reasonably satisfactory in form and substance to Administrative Agent. Borrowers shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location where any Collateral, or any records related thereto, is or may be located.

(e)           Without limiting the terms of subsection (d) above, Borrowers agree at all times during the term hereof to maintain exact duplicate copies of all records relating to all Eligible Accounts owing to any Borrower at the Birmingham Location, notwithstanding the fact that the billing and collection efforts of such Borrower may be conducted from another location.

Section 4.12         Right of First Refusal.  Borrowers hereby agree that if, at any time during the term hereof, any Borrower receives from a third party an offer, term sheet or commitment, or any Borrower makes a proposal substantially acceptable to or accepted by any person or entity (all of the foregoing being referred to as an “Offer”), which Offer provides for working capital financing, accounts receivable financing, or inventory financing, the applicable Borrower shall first forward the Offer to MCF, which shall have five (5) Business Days after receipt thereof (the “Option Period”) to agree to provide similar financing in the place of such person or entity upon the terms and conditions set forth in the Offer and to notify the applicable Borrower in writing of MCF’s acceptance of the Offer (the “Acceptance Notice”).  If the Borrower has not received an Acceptance Notice within the Option Period, the Borrower shall be free to consummate the transaction described in the Offer with the third party providing the Offer (the “Financing Transaction”); provided, however, that the foregoing, and MCF’s failure to respond to issue an Acceptance Notice, shall not be construed as a waiver of any of the terms, covenants or conditions of the Financing Documents.  In the event that the Financing Transaction is not consummated under similar terms with such person or entity during the one hundred twenty (120) day period following the expiration of the Option Period, or any material term is changed, the applicable Borrower shall not be permitted to consummate the Financing Transaction without again complying with this Section.  The right of first refusal granted to MCF hereunder shall survive until the earlier to occur of (a) the date that is six months following the date on which the Obligations are paid in full and (b) the Commitment Expiry Date.  For purposes of this Section, “MCF” shall mean and include either of MCF or any other parent company, subsidiary or Affiliate of MCF.  Nothing in this Section is intended, or shall be construed, to constitute Administrative Agent’s, MCF’s or any other Lender’s consent to the consummation of any transaction described in any Offer.

Section 4.13         Power of Attorney.  Each of the officers of Administrative Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrowers (without requiring any of them to act as such) with full power of substitution to do the following: (a) after the occurrence and during the continuance of an Event of Default endorse the name of Borrowers upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to Borrowers and constitute collections on Borrowers’ Accounts; (b) so long as Administrative Agent has provided not less than three (3) Business Days’ prior written notice to

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Borrower to perform the same and Borrower has failed to take such action, execute in the name of Borrowers any schedules, assignments, instruments, documents, and statements that Borrowers are obligated to give Administrative Agent under this Agreement; (c) after the occurrence and during the continuance of an Event of Default, take any action Borrowers are required to take under this Agreement; (d) so long as Administrative Agent has provided not less than three (3) Business Days’ prior written notice to Borrower to perform the same and Borrower has failed to take such action, do such other and further acts and deeds in the name of Borrowers that Administrative Agent may deem necessary or desirable to enforce any Account or other Collateral or perfect Administrative Agent’s security interest or Lien in any Collateral; and (e) after the occurrence and during the continuance of an Event of Default, do such other and further acts and deeds in the name of Borrowers that Administrative Agent may deem necessary or desirable to enforce its rights with regard to any Account or other Collateral. This power of attorney shall be irrevocable and coupled with an interest.

Section 4.14         Borrowing Base Collateral Administration.

(a)           All data and other information relating to Accounts or other intangible Collateral shall at all times be kept by Borrowers at their respective principal offices and shall not be moved from such locations without (i) providing prior written notice to Administrative Agent, and (ii) obtaining the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld.

(b)           Borrowers shall provide prompt written notice to each Person who either is currently an Account Debtor or becomes an Account Debtor at any time following the date of this Agreement that directs each Account Debtor to make payments into the Lockbox, and hereby authorizes Administrative Agent, upon Borrowers’ failure to send such notices within ten (10) days after the date of this Agreement (or ten (10) days after the Person becomes an Account Debtor), to send any and all similar notices to such Person.  Administrative Agent reserves the right to notify Account Debtors that Administrative Agent has been granted a Lien upon all Accounts.

(c)           Borrowers will conduct a physical count of the Inventory at least twice per year and at such other times as Administrative Agent requests, and Borrowers shall provide to Administrative Agent a written accounting of such physical count in form and substance satisfactory to Administrative Agent.  Each Borrower will maintain at all times a perpetual inventory system. Each Borrower will keep adequate records at all times as to the quantity, source, quality and characteristics of its Inventory and will use commercially reasonable efforts to at all times keep its Inventory in good and marketable condition.  In addition to the foregoing, from time to time, Administrative Agent may require Borrowers to obtain and deliver to Administrative Agent appraisal reports in form and substance and from appraisers reasonably satisfactory to Administrative Agent stating the then current fair market values of all or any portion of Inventory owned by each Borrower or any Subsidiaries.

(d)           Borrowers will use commercially reasonable efforts to at all times keep its FF&E in good repair and physical condition, ordinary wear and tear excepted.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(e)           In addition to the foregoing, from time to time, Administrative Agent may require Borrowers to obtain and deliver to Administrative Agent appraisal reports in form and substance and from appraisers reasonably satisfactory to Administrative Agent stating the then current fair market values of all or any portion of Inventory, Intellectual Property and FF&E owned by each Borrower or any Subsidiaries; provided, that so long as no Event of Default or Default has occurred, Borrowers shall be liable for such fees and expenses for no more than one (1) such appraisal for each of Inventory, Intellectual Property and FF&E in any given calendar year.

ARTICLE 5 - NEGATIVE COVENANTS

Each Borrower agrees that, so long as any Credit Exposure exists:

Section 5.1            Debt; Contingent Obligations.  No Borrower will, or will permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, except for Permitted Indebtedness.  No Borrower will, or will permit any Subsidiary to, directly or indirectly, create, assume, incur or suffer to exist any Contingent Obligations, except for Permitted Contingent Obligations.

Section 5.2            Liens.  No Borrower will, or will permit any Subsidiary to, directly or indirectly, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for Permitted Liens.  Without limiting the generality of the foregoing, no Borrower will, or will permit any Subsidiary to, directly or indirectly, create, assume or suffer to exist any Lien on any of its or their Intellectual Property, except for Permitted Liens.

Section 5.3            Restricted Distributions.  No Borrower will, or will permit any Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Distribution; provided, however, that the following Restricted Distributions may be paid: (a) at any time, dividends may be paid by any Subsidiary of any Borrower to such parent Borrower (and/or to any intermediate Subsidiary who is also a Borrower); (b) any Borrower may pay dividends solely in common stock; and (c) Borrower may repurchase the stock of former employees, directors or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that such repurchase does not exceed $500,000 in the aggregate per fiscal year.

Section 5.4            Restrictive Agreements.  No Borrower will, or will permit any Subsidiary to, directly or indirectly (a) enter into or assume any agreement (other than the Financing Documents and any agreements for purchase money debt permitted under clause (c) of the definition of Permitted Indebtedness) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or (b) create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (except as provided by the Financing Documents) on the ability of any Subsidiary to: (i) pay or make Restricted Distributions to any Borrower or any Subsidiary; (ii) pay any Debt owed to any Borrower or any Subsidiary; (iii) make loans or advances to any Borrower or any Subsidiary; or (iv) transfer any of its property or assets to any Borrower or any Subsidiary.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 5.5            Offering of Stock or Equity.  No Borrower will, or will permit any Subsidiary to, directly or indirectly, commence a public offering of its securities that is not a Qualified Initial Public Offering.  Without limiting the terms and conditions of Section 5.3, no Borrower will, or will permit any Subsidiary to, directly or indirectly, use the proceeds of a Qualified Initial Public Offering to make a Restricted Distribution before the Term Loan is paid in full.

Section 5.6            Consolidations, Mergers and Sales of Assets; Change in Control.  No Borrower will, or will permit any Subsidiary to, directly or indirectly (a) consolidate or merge or amalgamate with or into any other Person, or (b) consummate any asset dispositions other than Permitted Asset Dispositions. No Borrower will suffer or permit to occur any Change in Control with respect to itself, any Subsidiary or any Guarantor.

Section 5.7            Purchase of Assets, Investments.  No Borrower will, or will permit any Subsidiary to, directly or indirectly (a) acquire or enter into any agreement to acquire any assets other than in the Ordinary Course of Business or as permitted under clause (h) of the definition of Permitted Investments; (b) engage or enter into any agreement to engage in any joint venture or partnership with any other Person; or (c) acquire or own or enter into any agreement to acquire or own any Investment in any Person other than Permitted Investments.

Section 5.8            Transactions with Affiliates.  Except as otherwise disclosed on Schedule 5.8, and except for transactions that are disclosed to Administrative Agent in advance of being entered into and which contain terms that are no less favorable to the applicable Borrower or any Subsidiary, as the case may be, than those which might be obtained from a third party not an Affiliate of any Credit Party, no Borrower will, or will permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Borrower.

Section 5.9            Modification of Organizational Documents.  No Borrower will, or will permit any Subsidiary to, directly or indirectly, amend or otherwise modify any Organizational Documents of such Person, except for Permitted Modifications.

Section 5.10         Modification of Certain Agreements.  No Borrower will, or will permit any Subsidiary to, directly or indirectly, amend or otherwise modify any Material Contract, which amendment or modification in any case:  (a) is contrary to the terms of this Agreement or any other Financing Document; (b) could reasonably be expected to be adverse to the rights, interests or privileges of the Administrative Agent or the Lenders or their ability to enforce the same; (c) results in the imposition or expansion in any material respect of any obligation of or restriction or burden on any Borrower or any Subsidiary; or (d) reduces in any material respect any rights or benefits of any Borrower or any Subsidiaries (it being understood and agreed that any such determination shall be in the discretion of the Administrative Agent).  Each Borrower shall, prior to entering into any amendment or other modification of any of the foregoing documents, deliver to Administrative Agent reasonably in advance of the execution thereof, any final or execution form copy of amendments or other modifications to such documents, and such Borrower agrees not to take, nor permit any of its Subsidiaries to take, any such action with respect to any such documents without obtaining such approval from Administrative Agent.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 5.11         Conduct of Business.  No Borrower will, or will permit any Subsidiary to, directly or indirectly, engage in any line of business other than those businesses engaged in on the Closing Date and described on Schedule 5.11 and businesses reasonably related thereto.

Section 5.12         Lease Payments.  No Borrower will, or will permit any Subsidiary to, directly or indirectly, incur or assume (whether pursuant to a Guarantee or otherwise) any liability for rental payments except in the Ordinary Course of Business.

Section 5.13         Limitation on Sale and Leaseback Transactions.  No Borrower will, or will permit any Subsidiary to, directly or indirectly, enter into any arrangement with any Person whereby, in a substantially contemporaneous transaction, any Borrower or any Subsidiaries sells or transfers all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset.

Section 5.14         Deposit Accounts and Securities Accounts.  Schedule 5.14 lists all of the Deposit Accounts and Securities Accounts of each Borrower as of the Closing Date.  No Borrower will, or will permit any Subsidiary organized within the United States of America or Canada to, directly or indirectly, establish any new bank account, Deposit Account or Securities Account without prior written notice to Administrative Agent and unless Administrative Agent, such Borrower or such Subsidiary and the bank, financial institution or securities intermediary at which the account is to be opened enter into a control agreement regarding such account pursuant to which such bank, financial institution or securities intermediary acknowledges the security interest of Administrative Agent in such account, agrees to comply with instructions originated by Administrative Agent directing disposition of the funds or investment property or securities in the account without further consent from any Borrower or Subsidiary, and agrees to subordinate and limit any security interest the bank, financial institution or securities intermediary may have in the account on terms satisfactory to Administrative Agent.  The provisions of this Section requiring Deposit Account Control Agreements shall not apply to Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrowers’ employees and identified to Administrative Agent by Borrowers as such.

Section 5.15         Compliance with Anti-Terrorism Laws.  Administrative Agent hereby notifies Borrowers that pursuant to the requirements of Anti-Terrorism Laws, and Administrative Agent’s policies and practices, Administrative Agent is required to obtain, verify and record certain information and documentation that identifies Borrowers and its principals, which information includes the name and address of each Borrower and its principals and such other information that will allow Administrative Agent to identify such party in accordance with Anti-Terrorism Laws.  No Borrower will, or will permit any Subsidiary to, directly or indirectly, knowingly enter into any Material Contracts with any Blocked Person or any Person listed on the OFAC Lists.  Each Borrower shall immediately notify Administrative Agent if such Borrower has knowledge that any Borrower, any additional Credit Party or any of their respective Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is or becomes a Blocked Person or becomes listed on the OFAC Lists or (a) is convicted on, (b) pleads novo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. No Borrower will, or will permit any Subsidiary to, directly or indirectly, (i) conduct any

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

ARTICLE 6 - FINANCIAL COVENANTS

Borrowers agree that, so long as any Credit Exposure exists:

Section 6.1            Fixed Charge Coverage Ratio.

(a)           Until the last day of the fiscal quarter in which the Term Loan is paid in full, Borrowers will not permit the Fixed Charge Coverage Ratio for any period set forth below to be less than the ratio set forth below for such period:

Period	Ratio

Fiscal quarter ending on June 30, 2010, measured on a trailing 9-month basis (which shall be the Defined Period for purposes of the Compliance Certificate)	2.0 to 1.0

Any given fiscal quarter ending on or after September 30, 2010, measured on a trailing 12-month basis (which shall be the Defined Period for purposes of the Compliance Certificate)	2.0 to 1.0

(b)           Beginning with the next fiscal quarter immediately following the fiscal quarter in which the Term Loan is paid in full, Borrowers will not permit the Fixed Charge Coverage Ratio for any period set forth below to be less than the ratio set forth below for such period:

Period	Ratio

Any given fiscal quarter, measured on a trailing 12-month basis (which shall be the Defined Period for purposes of the Compliance Certificate)	1.0 to 1.0

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Notwithstanding the foregoing, Administrative Agent may (in its sole discretion) for any fiscal quarter replace the ratio set forth above with a less-restrictive ratio as Administrative Agent shall from time to time specify in writing to Borrower Representative.

Section 6.2            Evidence of Compliance.  Borrowers shall furnish to Administrative Agent, together with the financial reporting required of Borrower in Section 4.1 hereof, evidence (in form and content satisfactory to Lender) of Borrowers’ compliance with the covenants in this Article and evidence that no Event of Default specified in this Article has occurred. Such evidence shall include, without limitation, (a) a statement and report, on a form approved by Administrative Agent, detailing Borrowers’ calculations, and (b) if requested by Administrative Agent, back-up documentation (including, without limitation, invoices, receipts and other evidence of costs incurred during such quarter as Administrative Agent shall reasonably require) evidencing the propriety of the calculations.

ARTICLE 7 - CONDITIONS

Section 7.1            Conditions to Closing.  The obligation of each Lender to make the initial Loans, of Administrative Agent to issue any Support Agreements on the Closing Date and of any LC Issuer to issue any Lender Letter of Credit on the Closing Date shall be subject to the receipt by Administrative Agent of each agreement, document and instrument set forth on the closing checklist prepared by Administrative Agent or its counsel, each in form and substance satisfactory to Administrative Agent, and such other closing deliverables reasonably requested by Administrative Agent and Lenders, and to the satisfaction of the following conditions precedent, each to the satisfaction of Administrative Agent and Lenders and their respective counsel in their sole discretion:

(a)           evidence of the consummation of the transactions (other than the funding of the Loan and the closing of any acquisition for which the proceeds of the Loan are purchase money) contemplated by the Operative Documents, including without limitation the Share Exchange and the finding of any and all investments contemplated by the Operative Documents;

(b)           the payment of all fees, expenses and other amounts due and payable under each Financing Document;

(c)           since September 30, 2008, the absence of any material adverse change in any aspect of the business, operations, properties, prospects or condition (financial or otherwise) of any Credit Party or any seller of any assets or business to be purchased by any Borrower contemporaneous with the Closing Date, or any event or condition which could reasonably be expected to result in such a material adverse change; and

(d)           the receipt of the initial Borrowing Base Certificate, prepared as of the Closing Date.

Each Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Financing Document, each additional Operative Document and each other document, agreement and/or instrument required to be approved by Administrative Agent, Required Lenders or Lenders, as applicable, on the Closing Date.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 7.2            Conditions to Each Loan, Support Agreement and Lender Letter of Credit.  The obligation of the Lenders to make a Loan (other than Revolving Loans made pursuant to Section 2.5(c)) or an advance in respect of any Loan, of Administrative Agent to issue any Support Agreement or of any LC Issuer to issue any Lender Letter of Credit, (including on the Closing Date) is subject to the satisfaction of the following additional conditions:

(a)           in the case of a Revolving Loan Borrowing, receipt by Administrative Agent of a Notice of Borrowing (or telephonic notice if permitted by this Agreement) and updated Borrowing Base Certificate, in the case of any Support Agreement or Lender Letter of Credit, receipt by Administrative Agent of a Notice of LC Credit Event in accordance with Section 2.5(a), and in the case of a Term Loan advance, receipt by Administrative Agent of a Notice of Borrowing;

(b)           the fact that, immediately after such borrowing and after application of the proceeds thereof or after such issuance, the Revolving Loan Outstandings will not exceed the Revolving Loan Limit;

(c)           the fact that, immediately before and after such advance or issuance, no Default or Event of Default shall have occurred and be continuing;

(d)           the fact that the representations and warranties of each Credit Party contained in the Financing Documents shall be true, correct and complete on and as of the date of such borrowing or issuance, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date; and

(e)           the fact that no adverse change in the condition (financial or otherwise), properties, business, prospects, or operations of Borrowers or any other Credit Party shall have occurred and be continuing with respect to Borrowers or any Credit Party since the date of this Agreement.

Each giving of a Notice of LC Credit Event hereunder, each giving of a Notice of Borrowing hereunder and each acceptance by any Borrower of the proceeds of any Loan made hereunder shall be deemed to be (y) a representation and warranty by each Borrower on the date of such notice or acceptance as to the facts specified in this Section, and (z) a restatement by each Borrower that each and every one of the representations made by it in any of the Financing Documents is true and correct in all material respects as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date).

Section 7.3            Searches.  Before the Closing Date, and thereafter (as and when determined by Administrative Agent in its discretion), Administrative Agent shall have the right to perform, all at Borrowers’ expense, the searches described in clauses (a), (b), (c) and (d) below against Borrowers and any other Credit Party, the results of which are to be consistent with Borrowers’ representations and warranties under this Agreement and the satisfactory results of which shall be a condition precedent to all advances of Loan proceeds, all issuances of Lender Letters of Credit and all undertakings in respect of Support Agreements:  (a) UCC searches with the Secretary of State of the jurisdiction in which the applicable Person is organized; (b)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

judgment, pending litigation, federal tax lien, personal property tax lien, and corporate and partnership tax lien searches, in each jurisdiction searched under clause (a) above; and (c) searches of applicable corporate, limited liability company, partnership and related records to confirm the continued existence, organization and good standing of the applicable Person and the exact legal name under which such Person is organized.

Section 7.4            Post Closing Requirements.  Borrowers shall complete each of the post closing obligations and/or provide to Administrative Agent each of the documents, instruments, agreements and information listed on Schedule 7.4 attached hereto on or before the date set forth for each such item thereon, each of which shall be completed or provided in form and substance satisfactory to Administrative Agent.

ARTICLE 8 -  [RESERVED]

ARTICLE 9 - SECURITY AGREEMENT

Section 9.1            Generally.  As security for the payment and performance of the Obligations, and without limiting any other grant of a Lien and security interest in any Security Document, Borrowers hereby assign and grant to Administrative Agent, for the benefit of itself and Lenders, a continuing first priority Lien on and security interest in, upon, and to the personal property set forth on Schedule 9.1 attached hereto and made a part hereof.

Section 9.2            Representations and Warranties and Covenants Relating to Collateral.

(a)           Each Borrower has good title to, has rights in, and the power to transfer each item of Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.  Except as set forth on Schedule 9.2, each Borrower is the sole owner of the registered Intellectual Property it purports to own. To the knowledge of Borrowers after due inquiry, each patent is valid and enforceable and no part of the Intellectual Property of Borrowers has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the registered Intellectual Property of Borrowers violates the rights of any third party.  Schedule 9.2 sets forth (i) each chief executive office and principal place of business of each Borrower and each of their respective Subsidiaries and (ii) all of the addresses (including all warehouses) at which any of the Collateral is located and/or books and records of Borrowers regarding any of the Collateral are kept, which such Schedule 9.2 indicates in each case which Borrower(s) have Collateral and/or books and records located at such address, and, in the case of any such address not owned by one or more of the Borrowers(s), indicates the nature of such location (e.g., leased business location operated by Borrower(s), third party warehouse, consignment location, processor location, etc.) and the name and address of the third party owning and/or operating such location.

(b)           Without limiting the generality of Section 3.2, except as indicated on Schedule 3.19 with respect to any rights of any Borrower as a licensee under any license of Intellectual Property owned by another Person, and except for the filing of financing statements under the UCC, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or consent of any other Person is required for (i) the grant by each Borrower to Administrative Agent of the security interests and Liens in the Collateral provided

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

for under this Agreement and the other Security Documents (if any), or (ii) the exercise by Administrative Agent of its rights and remedies with respect to the Collateral provided for under this Agreement and the other Security Documents or under any applicable Law, including the UCC and neither any such grant of Liens in favor of Administrative Agent or exercise of rights by Administrative Agent shall violate or cause a default under any agreement between any Borrower and any other Person relating to any such collateral, including any license to which a Borrower is a party, whether as licensor or licensee, with respect to any Intellectual Property, whether owned by such Borrower or any other Person.

(c)           As of the Closing Date, no Borrower has any ownership interest in any Chattel Paper (as defined in Article 9 of the UCC), letter of credit rights, commercial tort claims, Instruments, documents or investment property (other than equity interests in any Subsidiaries of such Borrower disclosed on Schedule 4.4) or Intellectual Property (other than Intellectual Property disclosed on Schedule 3.19), and Borrowers shall give notice to Administrative Agent promptly (but in any event not later than the delivery by Borrowers of the next Compliance Certificate required pursuant to Section 4.1 above) upon the acquisition by any Borrower of any such Chattel Paper, letter of credit rights, commercial tort claims, Instruments, documents, investment property or Intellectual Property.  No Person other than Administrative Agent or (if applicable) any Lender has “control” (as defined in Article 9 of the UCC) over any Deposit Account, investment property (including Securities Accounts and commodities account), letter of credit rights or electronic chattel paper in which any Borrower has any interest (except for such control arising by operation of law in favor of any bank or securities intermediary or commodities intermediary with whom any Deposit Account, Securities Account or commodities account of Borrowers is maintained).

(d)           Borrowers shall not, and shall not permit any Credit Party to, take any of the following actions or make any of the following changes unless Borrowers have given at least thirty (30) days prior written notice to Administrative Agent of Borrowers’ intention to take any such action (which such written notice shall include an updated version of any Schedule impacted by such change) and have executed any and all documents, instruments and agreements and taken any other actions which Administrative Agent may request after receiving such written notice in order to protect and preserve the Liens, rights and remedies of Administrative Agent with respect to the Collateral:  (i) change the legal name or organizational identification number of any Borrower as it appears in official filings in the jurisdiction of its organization, (ii) change the jurisdiction of incorporation or formation of any Borrower or Credit Party or allow any Borrower or Credit Party to designate any jurisdiction as an additional jurisdiction of incorporation for such Borrower or Credit Party, or change the type of entity that it is, or (iii) change its chief executive office, principal place of business, or the location of its records concerning the Collateral or move any Collateral to or place any Collateral on any location that is not then listed on the Schedules and/or establish any business location at any location that is not then listed on the Schedules.

(e)           Borrowers shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor, or allow any credit or discount thereon (other than adjustments, settlements, compromises, credits and discounts in the Ordinary Course of Business, made while no Default exists and in amounts which are not material with respect to the Account and which, after giving effect thereto, do not cause the Borrowing Base to

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

be less than the Revolving Loan Outstandings) without the prior written consent of Administrative Agent.  Without limiting the generality of this Agreement or any other provisions of any of the Financing Documents relating to the rights of Administrative Agent after the occurrence and during the continuance of an Event of Default, Administrative Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to: (i) exercise the rights of Borrowers with respect to the obligation of any Account Debtor to make payment or otherwise render performance to Borrowers and with respect to any property that secures the obligations of any Account Debtor or any other Person obligated on the Collateral, and (ii) adjust, settle or compromise the amount or payment of such Accounts.

(f)            Without limiting the generality of Sections 9.2(c) and 9.2(e):

(i)            Borrowers shall deliver to Administrative Agent all tangible Chattel Paper and all Instruments and documents owned by any Borrower and constituting part of the Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Administrative Agent.  Borrowers shall provide Administrative Agent with “control” (as defined in Article 9 of the UCC) of all electronic Chattel Paper owned by any Borrower and constituting part of the Collateral by having Administrative Agent identified as the assignee on the records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of control set forth in the UCC.  Borrowers also shall deliver to Administrative Agent all security agreements securing any such Chattel Paper and securing any such Instruments. Borrowers will mark conspicuously all such Chattel Paper and all such Instruments and documents with a legend, in form and substance satisfactory to Administrative Agent, indicating that such Chattel Paper and such instruments and documents are subject to the security interests and Liens in favor of Administrative Agent created pursuant to this Agreement and the Security Documents.  Borrowers shall comply with all the provisions of Section 5.14 with respect to the Deposit Accounts and Securities Accounts of Borrowers.

(ii)           Borrowers shall deliver to Administrative Agent all letters of credit on which any Borrower is the beneficiary and which give rise to letter of credit rights owned by such Borrower which constitute part of the Collateral in each case duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Administrative Agent. Borrowers shall take any and all actions as may be necessary or desirable, or that Administrative Agent may request, from time to time, to cause Administrative Agent to obtain exclusive “control” (as defined in Article 9 of the UCC) of any such letter of credit rights in a manner acceptable to Administrative Agent.

(iii)          Borrowers shall promptly advise Administrative Agent upon any Borrower becoming aware that it has any interests in any commercial tort claim that constitutes part of the Collateral, which such notice shall include descriptions of the events and circumstances giving rise to such commercial tort claim and the dates such events and circumstances occurred, the potential defendants with respect such commercial tort claim and any court proceedings that have been instituted with respect to such commercial tort claims, and Borrowers shall, with respect to any such commercial

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

tort claim, execute and deliver to Administrative Agent such documents as Administrative Agent shall request to perfect, preserve or protect the Liens, rights and remedies of Administrative Agent with respect to any such commercial tort claim.

(iv)          Except for Accounts and Inventory in an aggregate amount of $25,000, no Accounts or Inventory or other Collateral shall at any time be in the possession or control of any warehouse, consignee, bailee or any of Borrowers’ agents or processors without prior written notice to Administrative Agent and the receipt by Administrative Agent, if Administrative Agent has so requested, of warehouse receipts, consignment agreements or bailee lien waivers (as applicable) satisfactory to Administrative Agent prior to the commencement of such possession or control. Borrower has notified Administrative Agent that Inventory is currently located at the locations set forth on Schedule 9.2.  Borrowers shall, upon the request of Administrative Agent, notify any such warehouse, consignee, bailee, agent or processor of the security interests and Liens in favor of Administrative Agent created pursuant to this Agreement and the Security Documents, instruct such Person to hold all such Collateral for Administrative Agent’s account subject to Administrative Agent’s instructions and shall obtain an acknowledgement from such Person that such Person holds the Collateral for Administrative Agent’s benefit.

(v)           Borrowers shall cause all equipment and other tangible Personal Property other than Inventory to be maintained and preserved in the same condition, repair and in working order as when new, ordinary wear and tear excepted, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end.  Upon request of Administrative Agent, Borrowers shall promptly deliver to Administrative Agent any and all certificates of title, applications for title or similar evidence of ownership of all such tangible Personal Property and shall cause Administrative Agent to be named as lienholder on any such certificate of title or other evidence of ownership.  Borrowers shall not permit any such tangible Personal Property to become fixtures to real estate unless such real estate is subject to a Lien in favor of Administrative Agent.

(vi)          Each Borrower hereby authorizes Administrative Agent to file without the signature of such Borrower one or more UCC financing statements relating to liens on personal property relating to all or any part of the Collateral, which financing statements may list Administrative Agent as the “secured party” and such Borrower as the “debtor” and which describe and indicate the collateral covered thereby as all or any part of the Collateral under the Financing Documents (including an indication of the collateral covered by any such financing statement as “all assets” of such Borrower now owned or hereafter acquired), in such jurisdictions as Administrative Agent from time to time determines are appropriate, and to file without the signature of such Borrower any continuations of or corrective amendments to any such financing statements, in any such case in order for Administrative Agent to perfect, preserve or protect the Liens, rights and remedies of Administrative Agent with respect to the Collateral.  Each Borrower also ratifies its authorization for Administrative Agent to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(vii)         As of the Closing Date, no Borrower holds, and after the Closing Date Borrowers shall promptly notify Administrative Agent in writing upon creation or acquisition by any Borrower of, any Collateral which constitutes a claim against any Governmental Authority, including, without limitation, the federal government of the United States or any instrumentality or agency thereof, the assignment of which claim is restricted by any applicable Law, including, without limitation, the federal Assignment of Claims Act and any other comparable Law. Upon the request of Administrative Agent, Borrowers shall take such steps as may be necessary or desirable, or that Administrative Agent may request, to comply with any such applicable Law.

(viii)        Borrowers shall furnish to Administrative Agent from time to time any statements and schedules further identifying or describing the Collateral and any other information, reports or evidence concerning the Collateral as Administrative Agent may reasonably request from time to time.

ARTICLE 10 - EVENTS OF DEFAULT

Section 10.1         Events of Default.

For purposes of the Financing Documents, the occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an “Event of Default”:

(a)           (i)  any Borrower shall fail to pay within five (5) days of when due any principal, interest, premium or fee under any Financing Document or any other amount payable under any Financing Document, or (ii) there shall occur any default in the performance of or compliance with any of the following sections of this Agreement:  Article 5; Article 6; Sections 4.4 and 4.6; and Section 2.11; provided that, a Financial Covenant Breach shall not be an Event of Default hereunder unless (A) such Financial Covenant Breach is not cured within the Cure Period by the exercise of a Cure Right or (B) a Cure Right with respect to such Financial Covenant Breach is unavailable to Borrowers;

(b)           any Credit Party defaults (i) in the performance of or compliance with any term contained in this Agreement or in any other Financing Document (other than occurrences described in other provisions of this Section 10.1 for which a different grace or cure period is specified or for which no grace or cure period is specified and thereby constitute immediate Events of Default) and such default is not remedied by the Credit Party or waived by Administrative Agent within thirty (30) days, or (ii) in the performance of or compliance with Section 4.1 of this Agreement and such default is not remedied by the Credit Party or waived by Administrative Agent within three (3) days;

(c)           any representation, warranty, certification or statement made by any Credit Party or any other Person in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d)           failure of any Credit Party to pay when due or within any applicable grace period any principal, interest or other amount on Debt in excess of $200,000 (other than the Loans) or in respect of any Swap Contract, or the occurrence of any breach, default, condition or event with respect to any Debt (other than the Loans) or in respect of any Swap Contract, if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such Debt, or the counterparty under any such Swap Contract, to cause, Debt or other liabilities having an individual principal amount in excess of $200,000 or having an aggregate principal amount in excess of $200,000 to become or be declared due prior to its stated maturity;

(e)           any Credit Party or any Subsidiary of a Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(f)            an involuntary case or other proceeding shall be commenced against any Credit Party or any Subsidiary of a Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of forty-five (45) days; or an order for relief shall be entered against any Credit Party or any Subsidiary of a Borrower under applicable federal bankruptcy, insolvency or other similar law in respect of (i) bankruptcy, liquidation, winding-up, dissolution or suspension of general operations, (ii) composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations, or (iii) possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over, all or any substantial part of the assets of such Credit Party or Subsidiary;

(g)           (i) institution of any steps by any Person to terminate a Pension Plan if as a result of such termnination any Credit Party or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $100,000, (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA, or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Credit Party or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $100,000;

(h)           one or more judgments or orders for the payment of money (not paid or fully covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has acknowledged coverage) aggregating in excess of $100,000 shall be rendered against any or all Credit Parties and either (i) enforcement

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

proceedings shall have been commenced by any creditor upon any such judgments or orders, or (ii) there shall be any period of twenty (20) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect;

(i)            any Lien created by any of the Security Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be encumbered thereby, subject to no prior or equal Lien except Permitted Liens, or any Credit Party shall so assert;

(j)            indictment of any Credit Party by any Governmental Authority;

(k)           an event of default occurs under any Guarantee of any portion of the Obligations;

(l)            any Borrower makes any payment on account of any Debt that has been subordinated to any of the Obligations, other than payments specifically permitted by the terms of such subordination;

(m)          if any Borrower is or becomes an entity whose equity is registered with the SEC, and/or is publicly traded on and/or registered with a public securities exchange, such Borrower’s equity fails to remain registered with the SEC in good standing, and/or such equity fails to remain publicly traded on and registered with a public securities exchange; or

(n)           the occurrence of any fact, event or circumstance that could reasonably be expected to result in a Material Adverse Effect, if such default shall have continued unremedied for a period of twenty (20) days after written notice from Administrative Agent.

All cure periods provided for in this Section shall run concurrently with any cure period provided for in any applicable Financing Documents under which the default occurred.

Section 10.2         Acceleration and Suspension or Termination of Revolving Loan Commitment and Term Loan Commitment.  Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may, and shall if requested by Required Lenders, (a) by notice to Borrower Representative suspend or terminate the Revolving Loan Commitment and Term Loan Commitment and the obligations of Administrative Agent and the Lenders with respect thereto, in whole or in part (and, if in part, each Lender’s Revolving Loan Commitment and Term Loan Commitment shall be reduced in accordance with its Pro Rata Share), and/or (b) by notice to Borrower Representative declare all or any portion of the Obligations to be, and the Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and Borrowers will pay the same; provided, however, that in the case of any of the Events of Default specified in Section 10.1(e) or 10.1(f) above, without any notice to any Borrower or any other act by Administrative Agent or the Lenders, the Revolving Loan Commitment and Term Loan Commitment and the obligations of Administrative Agent and the Lenders with respect thereto shall thereupon immediately and automatically terminate and all of the Obligations shall become immediately and automatically due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and Borrowers will pay the same.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 10.3         UCC Remedies.

(a)           Upon the occurrence of and during the continuance of an Event of Default under this Agreement or the other Financing Documents, Administrative Agent, in addition to all other rights, options, and remedies granted to Administrative Agent under this Agreement or at law or in equity, may exercise, either directly or through one or more assignees or designees, all rights and remedies granted to it under all Financing Documents and under the UCC in effect in the applicable jurisdiction(s) and under any other applicable law; including, without limitation:

(i)            The right to take possession of, send notices regarding, and collect directly the Collateral, with or without judicial process;

(ii)           The right to (by its own means or with judicial assistance) enter any of Borrowers’ premises and take possession of the Collateral, or render it unusable, or to render it usable or saleable, or dispose of the Collateral on such premises in compliance with subsection (iii) below and to take possession of Borrowers’ original books and records, to obtain access to Borrowers’ data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Administrative Agent deems appropriate, without any liability for rent, storage, utilities, or other sums, and Borrowers shall not resist or interfere with such action (if Borrowers’ books and records are prepared or maintained by an accounting service, contractor or other third party agent, Borrowers hereby irrevocably authorize such service, contractor or other agent, upon notice by Administrative Agent to such Person that an Event of Default has occurred and is continuing, to deliver to Administrative Agent or its designees such books and records, and to follow Administrative Agent’s instructions with respect to further services to be rendered);

(iii)          The right to require Borrowers at Borrowers’ expense to assemble all or any part of the Collateral and make it available to Administrative Agent at any place designated by Lender;

(iv)          The right to notify postal authorities to change the address for delivery of Borrowers’ mail to an address designated by Administrative Agent and to receive, open and dispose of all mail addressed to any Borrower.

(v)           The right to enforce Borrowers’ rights against Account Debtors and other obligors, including, without limitation, (i) the right to collect. Accounts directly in Administrative Agent’s own name (as agent for Lenders) and to charge the collection costs and expenses, including attorneys’ fees, to Borrowers, and (ii) the right, in the name of Administrative Agent or any designee of Administrative Agent or Borrowers, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise, including, without limitation, verification of Borrowers’ compliance with applicable Laws.  Borrowers shall cooperate fully with Administrative Agent in an effort to facilitate and promptly conclude such verification process.  Such verification may include contacts between Administrative Agent and applicable federal,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

state and local regulatory authorities having jurisdiction over the Borrowers’ affairs, all of which contacts Borrowers hereby irrevocably authorize.

(b)           Each Borrower agrees that a notice received by it at least ten (10) days before the time of any intended public sale, or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition.  If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Administrative Agent without prior notice to Borrowers.  At any sale or disposition of Collateral, Administrative Agent may (to the extent permitted by applicable law) purchase all or any part of the Collateral, free from any right of redemption by Borrowers, which right is hereby waived and released.  Each Borrower covenants and agrees not to interfere with or impose any obstacle to Administrative Agent’s exercise of its rights and remedies with respect to the Collateral. Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale.  Administrative Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.  Administrative Agent may sell the Collateral without giving any warranties as to the Collateral.  Administrative Agent may specifically disclaim any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.  If Administrative Agent sells any of the Collateral upon credit, Borrowers will be credited only with payments actually made by the purchaser, received by Administrative Agent and applied to the indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, Administrative Agent may resell the Collateral and Borrowers shall be credited with the proceeds of the sale. Borrowers shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations.

(c)           Without restricting the generality of the foregoing and for the purposes aforesaid, each Borrower hereby appoints and constitutes Administrative Agent its lawful attorney-in-fact with full power of substitution in the Collateral, upon the occurrence and during the continuance of an Event of Default, to use unadvanced funds remaining under this Agreement or which may be reserved, escrowed or set aside for any purposes hereunder at any time, or to advance funds in excess of the face amount of the Notes, to pay, settle or compromise all existing bills and claims, which may be Liens or security interests, or to avoid such bills and claims becoming Liens against the Collateral; to execute all applications and certificates in the name of such Borrower and to prosecute and defend all actions or proceedings in connection with the Collateral; and to do any and every act which such Borrower might do in its own behalf; it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot he revoked.

(d)           Administrative Agent and each Lender is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrowers’ labels, mask works, rights of use of any name, any other Intellectual Property and advertising matter, and any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Administrative Agent’s exercise of its rights under this Article, Borrowers’ rights under all licenses (whether as licensor or licensee) and all franchise agreements inure to Administrative Agent’s and each Lender’s benefit.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 10.4         Cash Collateral.  If (a) any Event of Default specified in Section 10.1(e) or 10.1(f) shall occur, (b) the Obligations shall have otherwise been accelerated pursuant to Section 10.2, or (c) the Revolving Loan Commitment and the obligations of Administrative Agent and the Lenders with respect thereto shall have been terminated pursuant to Section 10.2, then without any request or the taking of any other action by Administrative Agent or the Lenders, Borrowers shall immediately comply with the provisions of Section 2.5(e) with respect to the deposit of cash collateral to secure the existing Letter of Credit Liability and future payment of related fees.

Section 10.5         Default Rate of Interest.  At the election of Administrative Agent or Required Lenders, after the occurrence of an Event of Default and for so long as it continues, (a) the Loans and other Obligations shall bear interest at rates that are five percent (5.0%) per annum in excess of the rates otherwise payable under this Agreement, and (b) the fee described in Section 2.5(b) shall increase by a rate that is five percent (5.0%) in excess of the rate otherwise payable under such Section.

Section 10.6         Setoff Rights.  During the continuance of any Event of Default, each Lender is hereby authorized by each Borrower at any time or from time to time, with reasonably prompt subsequent notice to such Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances held by such Lender or any of such Lender’s Affiliates at any of its offices for the account of such Borrower or any of its Subsidiaries (regardless of whether such balances are then due to such Borrower or its Subsidiaries), and (b) other property at any time held or owing by such Lender to or for the credit or for the account of such Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Administrative Agent.  Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender’s Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Share of the Obligations.  Each Borrower agrees, to the fullest extent permitted by law, that any Lender and any of such Lender’s Affiliates may exercise its right to set off with respect to the Obligations as provided in this Section 10.5.

Section 10.7         Application of Proceeds.

(a)           Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) each Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Administrative Agent from or on behalf of such Borrower or any other Guarantor of all or any part of the Obligations, and, as between Borrowers on the one hand and Administrative Agent and Lenders on the other, Administrative Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Administrative Agent may deem advisable notwithstanding any previous application by Administrative Agent.

(b)           Notwithstanding anything to the contrary contained in this Agreement, if an Acceleration Event shall have occurred, and so long as it continues, Administrative Agent

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

shall apply any and all payments received by Administrative Agent in respect of the Obligations, and any and all proceeds of Collateral received by Administrative Agent, in the following order:  first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to Administrative Agent with respect to this Agreement, the other Financing Documents or the Collateral; second, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to any Lender with respect to this Agreement, the other Financing Documents or the Collateral; third, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amount of the Obligations outstanding and to provide cash collateral to secure any and all Letter of Credit Liability and future payment of related fees, as provided for in Section 2.5(e); and fifth to any other indebtedness or obligations of Borrowers owing to Administrative Agent or any Lender under the Financing Documents and sixth, to the Obligations owing to any Eligible Swap Counterparty in respect of any Swap Contracts.  Any balance remaining shall be delivered to Borrowers or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.

(c)           Following the occurrence and continuance of an Event of Default, but absent the occurrence and continuance of an Acceleration Event, Administrative Agent shall apply any and all payments received by Administrative Agent in respect of the Obligations, and any and all proceeds of Collateral received by Administrative Agent, in such order as Administrative Agent may from time to time elect.

Section 10.8         Waivers.

(a)           Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, each Borrower waives: (i) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Financing Documents, the Notes or any other notes, commercial paper, accounts, contracts, documents, Instruments, Chattel Paper and Guarantees at any time held by Lenders on which any Borrower may in any way be liable, and hereby ratifies and confirms whatever Lenders may do in this regard; (ii) all rights to notice and a hearing prior to Administrative Agent’s or any Lender’s taking possession or control of, or to Administrative Agent’s or any Lender’s replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Administrative Agent or any Lender to exercise any of its remedies; and (iii) the benefit of all valuation, appraisal and exemption Laws.  Each Borrower acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Financing Documents and the transactions evidenced hereby and thereby.

(b)           Each Borrower for itself and all its successors and assigns, (i) agrees that its liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender; (ii) consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Administrative

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Agent or any Lender with respect to the payment or other provisions of the Financing Documents, and to any substitution, exchange or release of the Collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any Borrower, endorsers, guarantors, or sureties, or whether primarily or secondarily liable, without notice to any other Borrower and without affecting its liability hereunder; (iii) agrees that its liability shall be unconditional and without regard to the liability of any other Borrower, Administrative Agent or any Lender for any tax on the indebtedness; and (iv) to the fullest extent permitted by law, expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

(c)           To the extent that Administrative Agent or any Lender may have acquiesced in any noncompliance with any requirements or conditions precedent to the closing of the Loans or to any subsequent disbursement of Loan proceeds, such acquiescence shall not be deemed to constitute a waiver by Administrative Agent or any Lender of such requirements with respect to any future disbursements of Loan proceeds and Administrative Agent may at any time after such acquiescence require Borrowers to comply with all such requirements.  Any forbearance by Administrative Agent or Lender in exercising any right or remedy under any of the Financing Documents, or otherwise afforded by applicable law, including any failure to accelerate the maturity date of the Loans, shall not be a waiver of or preclude the exercise of any right or remedy nor shall it serve as a novation of the Notes or as a reinstatement of the Loans or a waiver of such right of acceleration or the right to insist upon strict compliance of the terms of the Financing Documents. Administrative Agent’s or any Lender’s acceptance of payment of any sum secured by any of the Financing Documents after the due date of such payment shall not be a waiver of Administrative Agent’s and such Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment.  The procurement of insurance or the payment of taxes or other Liens or charges by Administrative Agent as the result of an Event of Default shall not be a waiver of Administrative Agent’s right to accelerate the maturity of the Loans, nor shall Administrative Agent’s receipt of any condemnation awards, insurance proceeds, or damages under this Agreement operate to cure or waive any Credit Party’s default in payment of sums secured by any of the Financing Documents.

(d)           Without limiting the generality of anything contained in this Agreement or the other Financing Documents, each Borrower agrees that if an Event of Default is continuing (i) Administrative Agent and Lenders shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Administrative Agent or Lenders shall remain in full force and effect until Administrative Agent or Lenders have exhausted all remedies against the Collateral and any other properties owned by Borrowers and the Financing Documents and other security instruments or agreements securing the Loans have been foreclosed, sold and/or otherwise realized upon in satisfaction of Borrowers’ obligations under the Financing Documents.

(e)           Nothing contained herein or in any other Financing Document shall be construed as requiring Administrative Agent or any Lender to resort to any part of the Collateral for the satisfaction of any of Borrowers’ obligations under the Financing Documents in preference or priority to any other Collateral, and Administrative Agent may seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of Borrowers’

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

obligations under the Financing Documents.  In addition, Administrative Agent shall have the right from time to time to partially foreclose upon any Collateral in any manner and for any amounts secured by the Financing Documents then due and payable as determined by Administrative Agent in its sole discretion, including, without limitation, the following circumstances:  (i) in the event any Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and/or interest, Administrative Agent may foreclose upon all or any part of the Collateral to recover such delinquent payments, or (ii) in the event Administrative Agent elects to accelerate less than the entire outstanding principal balance of the Loans, Administrative Agent may foreclose all or any part of the Collateral to recover so much of the principal balance of the Loans as Lender may accelerate and such other sums secured by one or more of the Financing Documents as Administrative Agent may elect.  Notwithstanding one or more partial foreclosures, any unforeclosed Collateral shall remain subject to the Financing Documents to secure payment of sums secured by the Financing Documents and not previously recovered.

(f)            To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Collateral any equitable right otherwise available to any Credit Party which would require the separate sale of any of the Collateral or require Administrative Agent or Lenders to exhaust their remedies against any part of the Collateral before proceeding against any other part of the Collateral; and further in the event of such foreclosure each Borrower does hereby expressly consent to and authorize, at the option of Administrative Agent, the foreclosure and sale either separately or together of each part of the Collateral.

Section 10.9         Injunctive Relief.  The parties acknowledge and agree that, in the event of a breach or threatened breach of any Credit Party’s obligations under any Financing Documents, Administrative Agent and Lenders may have no adequate remedy in money damages and, accordingly, shall be entitled to an injunction (including, without limitation, a temporary restraining order, preliminary injunction, writ of attachment, or order compelling an audit) against such breach or threatened breach, including, without limitation, maintaining any cash management and collection procedure described herein.  However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach or threatened breach of any provision of this Agreement.  Each Credit Party waives, to the fullest extent permitted by law, the requirement of the posting of any bond in connection with such injunctive relief.  By joining in the Financing Documents as a Credit Party, each Credit Party specifically joins in this Section as if this Section were a part of each Financing Document executed by such Credit Party.

Section 10.10       Marshalling; Payments Set Aside.  Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that Borrower makes any payment or Administrative Agent enforces its Liens or Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefore, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 11 - ADMINISTRATIVE AGENT

Section 11.1         Appointment and Authorization.  Each Lender hereby irrevocably appoints and authorizes Administrative Agent to enter into each of the Financing Documents to which it is a party (other than this Agreement) on its behalf and to take such actions as Administrative Agent on its behalf and to exercise such powers under the Financing Documents as are delegated to Administrative Agent by the terms thereof, and/or by the terms of any interlender or agency agreement entered into among Administrative Agent and Lenders, together with all such powers as are reasonably incidental thereto.  Subject to the terms of Section 11.16 and to the terms of the other Financing Documents and/or any such interlender or agency agreement, Administrative Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Financing Documents on behalf of Lenders.  The provisions of this Article 11 are solely for the benefit of Administrative Agent and Lenders and neither any Borrower nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower or any other Credit Party.  Administrative Agent may perform any of its duties hereunder, or under the Financing Documents and/or any such interlender or agency agreement, by or through its agents or employees.

Section 11.2         Administrative Agent and Affiliates.  Administrative Agent shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not Administrative Agent, and Administrative Agent and its Affiliates may lend money to, invest in and generally engage in any kind of business with each Credit Party or Affiliate of any Credit Party as if it were not Administrative Agent hereunder.

Section 11.3         Action by Administrative Agent.  The duties of Administrative Agent shall be mechanical and administrative in nature. Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender.  Nothing in this Agreement or any of the Financing Documents is intended to or shall be construed to impose upon Administrative Agent any obligations in respect of this Agreement or any of the Financing Documents except as expressly set forth herein or therein.

Section 11.4         Consultation with Experts.  Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 11.5         Liability of Administrative Agent.  Neither Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or not taken by it in connection with the Financing Documents, except that Administrative Agent shall be liable with respect to its specific duties set forth hereunder but only to the extent of its own gross negligence or willful misconduct in the discharge thereof as determined by a final non-appealable judgment of a court of competent jurisdiction.  Neither Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with any Financing Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements specified in any Financing Document; (c) the satisfaction of any condition specified in any Financing Document; (d) the validity, effectiveness, sufficiency or genuineness of any Financing Document, any Lien purported to be created or perfected thereby or any other instrument or writing furnished in connection therewith; (e) the existence or non-existence of any Default or Event of Default; or (f) the financial condition of any Credit Party. Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or electronic transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.  Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

Section 11.6         Indemnification.  Each Lender shall, in accordance with its Pro Rata Share, indemnify Administrative Agent (to the extent not reimbursed by Borrowers) upon demand against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Administrative Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction) that Administrative Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by Administrative Agent hereunder or thereunder.  If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Required Lenders until such additional indemnity is furnished.

Section 11.7         Right to Request and Act on Instructions.  Administrative Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Financing Documents Administrative Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Financing Documents until it shall have received such instructions from Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement or any of the other Financing Documents in accordance with the instructions of Required Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) and, notwithstanding the instructions of Required Lenders (or such other applicable portion of the Lenders), Administrative Agent shall have no obligation to take any action if it believes, in good faith, that such action would violate applicable Law or exposes Administrative Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Section 11.6.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 11.8         Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

Section 11.9         Collateral Matters.  Lenders irrevocably authorize Administrative Agent, at its option and in its discretion, to (a) release any Lien granted to or held by Administrative Agent under any Security Document (i) upon termination of the Loan Commitment and payment in full of all Obligations, and, to the extent required by Administrative Agent in its sole discretion, the expiration, termination or cash collateralization (to the satisfaction of Administrative Agent) of all Swap Contracts secured, in whole or in part, by any Collateral; or (ii) constituting property sold or disposed of as part of or in connection with any disposition permitted under any Financing Document (it being understood and agreed that Administrative Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the sale or other disposition of property being made in full compliance with the provisions of the Financing Documents); and (b) release or subordinate any Lien granted to or held by Administrative Agent under any Security Document constituting personal property described in Section 5.6 (it being understood and agreed that Administrative Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the identification of any personal property described in Section 5.6).  Upon request by Administrative Agent at any time, Lenders will confirm Administrative Agent’s authority to release and/or subordinate particular types or items of Collateral pursuant to this Section 11.9.

Section 11.10       Agency for Perfection.  Administrative Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Administrative Agent’s security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control.  Should any Lender (other than Administrative Agent) obtain possession or control of any such assets, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor, shall deliver such assets to Administrative Agent or in accordance with Administrative Agent’s instructions or transfer control to Administrative Agent in accordance with Administrative Agent’s instructions.  Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Loan unless instructed to do so by Administrative Agent (or consented to by Administrative Agent, as provided in Section 11.7), it being understood and agreed that such rights and remedies may be exercised only by Administrative Agent.

Section 11.11       Notice of Default.  Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  Administrative Agent will notify each Lender of its receipt of any such notice. Administrative Agent shall take such action with respect

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

to such Default or Event of Default as may be requested by Required Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) in accordance with the terms hereof.  Unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

Section 11.12       Assignment by Administrative Agent; Resignation of Administrative Agent; Successor Administrative Agent.

(a)           Administrative Agent may at any time assign its rights, powers, privileges and duties hereunder to (i) another Lender or (ii) any Person to whom Administrative Agent, in its capacity as a Lender, has assigned (or will assign, in conjunction with such assignment of agency rights hereunder) 50% or more of its Loan, in each case without the consent of the Lenders or Borrowers.  Following any such assignment, Administrative Agent shall give notice to the Lenders and Borrowers.  An assignment by Administrative Agent pursuant to this subsection (a) shall not be deemed a resignation by Administrative Agent for purposes of subsection (b) below.

(b)           Without limiting the rights of Administrative Agent to designate an assignee pursuant to subsection (a) above, Administrative Agent may at any time give notice of its resignation to the Lenders and Borrowers.  Upon receipt of any such notice of resignation, Required Lenders shall have the right to appoint a successor Administrative Agent.  If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within ten (10) Business Days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent; provided that if Administrative Agent shall notify Borrowers and the Lenders that no Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice from Administrative Agent that no Person has accepted such appointment and, from and following delivery of such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents and (ii) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph.

(c)           Upon (i) an assignment permitted by subsection (a) above or (ii) the acceptance of a successor’s appointment as Administrative Agent pursuant to subsection (b) above, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Financing Documents (if not already discharged therefrom as provided above in this paragraph).  The fees payable by Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrowers and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Financing Documents, the provisions of this Article and Section 11.12 shall continue in effect for the benefit of such retiring Administrative Agent and its sub-agents in respect of any actions

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

taken or omitted to be taken by any of them while the retiring Administrative Agent was acting or was continuing to act as Administrative Agent.

Section 11.13       Payment and Sharing of Payment.

(a)           Revolving Loan Advances, Payments and Settlements; Interest and Fee Payments.

(i)            Administrative Agent shall have the right, on behalf of Revolving Lenders to disburse funds to Borrowers for all Revolving Loans requested or deemed requested by Borrowers pursuant to the terms of this Agreement. Administrative Agent shall be conclusively entitled to assume, for purposes of the preceding sentence, that each Revolving Lender, other than any Non-Funding Revolving Lenders, will fund its Pro Rata Share of all Revolving Loans requested by Borrowers. Each Revolving Lender shall reimburse Administrative Agent on demand, in accordance with the provisions of the immediately following paragraph, for all funds disbursed on its behalf by Administrative Agent pursuant to the first sentence of this clause (i), or if Administrative Agent so requests, each Revolving Lender will remit to Administrative Agent its Pro Rata Share of any Revolving Loan before Administrative Agent disburses the same to a Borrower. If Administrative Agent elects to require that each Revolving Lender make funds available to Administrative Agent, prior to a disbursement by Administrative Agent to a Borrower, Administrative Agent shall advise each Revolving Lender by telephone, facsimile or e-mail of the amount of such Revolving Lender’s Pro Rata Share of the Revolving Loan requested by such Borrower no later than noon (Eastern time) on the date of funding of such Revolving Loan, and each such Revolving Lender shall pay Administrative Agent on such date such Revolving Lender’s Pro Rata Share of such requested Revolving Loan, in same day funds, by wire transfer to the Payment Account, or such other account as may be identified by Administrative Agent to Revolving Lenders from time to time. If any Lender fails to pay the amount of its Pro Rata Share of any funds advanced by Administrative Agent pursuant to the first sentence of this clause (i) within one (1) Business Day after Administrative Agent’s demand, Administrative Agent shall promptly notify Borrower Representative, and Borrowers shall immediately repay such amount to Administrative Agent. Any repayment required by Borrowers pursuant to this Section 11.13 shall be accompanied by accrued interest thereon from and including the date such amount is made available to a Borrower to but excluding the date of payment at the rate of interest then applicable to Revolving Loans.  Nothing in this Section 11.13 or elsewhere in this Agreement or the other Financing Documents shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Administrative Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.

(ii)           On a Business Day of each week as selected from time to time by Administrative Agent, or more frequently (including daily), if Administrative Agent so elects (each such day being a “Settlement Date”), Administrative Agent will advise each Revolving Lender by telephone, facsimile or e-mail of the amount of each such Revolving Lender’s percentage interest of the Revolving Loan balance as of the close of

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

business of the Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Revolving Lender’s actual percentage interest of the Revolving Loans to such Lender’s required percentage interest of the Revolving Loan balance as of any Settlement Date, the Revolving Lender from which such payment is due shall pay Administrative Agent, without setoff or discount, to the Payment Account not later than 1:00 p.m. (Eastern time) on the Business Day following the Settlement Date the full amount necessary to make such adjustment.  Any obligation arising pursuant to the immediately preceding sentence shall be absolute and unconditional and shall not be affected by any circumstance whatsoever.  In the event settlement shall not have occurred by the date and time specified in the second preceding sentence, interest shall accrue on the unsettled amount at the Federal Funds Rate, for the first three (3) days following the scheduled date of settlement, and thereafter at the LIBOR Rate plus the LIBOR Margin applicable to Revolving Loans.

(iii)          On each Settlement Date, Administrative Agent shall advise each Revolving Lender by telephone, facsimile or e-mail of the amount of such Revolving Lender’s percentage interest of principal, interest and fees paid for the benefit of Revolving Lenders with respect to each applicable Revolving Loan, to the extent of such Revolving Lender’s Revolving Loan Exposure with respect thereto, and shall make payment to such Revolving Lender not later than 1:00 p.m. (Eastern time) on the Business Day following the Settlement Date of such amounts in accordance with wire instructions delivered by such Revolving Lender to Administrative Agent, as the same may be modified from time to time by written notice to Administrative Agent; provided, however, that, in the case such Revolving Lender is a Defaulted Lender, Administrative Agent shall be entitled to set off the funding short-fall against that Defaulted Lender’s respective share of all payments received from any Borrower.

(iv)          On the Closing Date, Administrative Agent, on behalf of Lenders, may elect to advance to Borrowers the full amount of the initial Loans to be made on the Closing Date prior to receiving funds from Lenders, in reliance upon each Lender’s commitment to make its Pro Rata Share of such Loans to Borrowers in a timely manner on such date.  If Administrative Agent elects to advance the initial Loans to Borrower in such manner, Administrative Agent shall be entitled to receive all interest that accrues on the Closing Date on each Lender’s Pro Rata Share of such Loans unless Administrative Agent receives such Lender’s Pro Rata Share of such Loans by 3:00 p.m. (Eastern time) on the Closing Date.

(v)           It is understood that for purposes of advances to Borrowers made pursuant to this Section 11.13, Administrative Agent will be using the funds of Administrative Agent, and pending settlement, (a) all funds transferred from the Payment Account to the outstanding Revolving Loans shall be applied first to advances made by Administrative Agent to Borrowers pursuant to this Section 11.13 and (b) all interest accruing on such advances shall be payable to Administrative Agent.

(vi)          The provisions of this Section 11.13(a) shall be deemed to be binding upon Administrative Agent and Lenders notwithstanding the occurrence of any

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Default or Event of Default, or any insolvency or bankruptcy proceeding pertaining to any Borrower or any other Credit Party.

(b)           Term Loan Payments.  Payments of principal, interest and fees in respect of the Term Loan will be settled on the date of receipt if received by Administrative Agent on the last Business Day of a month or on the Business Day immediately following the date of receipt if received on any day other than the last Business Day of a month.

(c)           Return of Payments.

(i)            If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from a Borrower and such related payment is not received by Administrative Agent, then Administrative Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind, together with interest accruing on a daily basis at the Federal Funds Rate.

(ii)           If Administrative Agent determines at any time that any amount received by Administrative Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Document, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

(d)           Defaulted Lenders.  The failure of any Defaulted Lender to make any payment required by it hereunder shall not relieve any other Lender of its obligations to make payment, but neither any other Lender nor Administrative Agent shall be responsible for the failure of any Defaulted Lender to make any payment required hereunder.  Notwithstanding anything set forth herein to the contrary, a Defaulted Lender shall not have any voting or consent rights under or with respect to any Financing Document or constitute a “Lender” (or be included in the calculation of “Required Lenders” hereunder) for any voting or consent rights under or with respect to any Financing Document.

(e)           Sharing of Payments.  If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Section 2.8(d)) in excess of its pro rata share of payments entitled pursuant to the other provisions of this Section 11.13, such Lender shall purchase from the other Lenders such participations in extensions of credit made by such other Lenders (without recourse, representation or warranty) as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter required to be returned or otherwise recovered from such purchasing Lender, such portion of such purchase shall be rescinded and each Lender which has sold a participation to the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such return or recovery, without interest. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this clause (d) may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 10.5) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation).  If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this clause (d) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this clause (d) to share in the benefits of any recovery on such secured claim.

Section 11.14       Right to Perform, Preserve and Protect.  If any Credit Party fails to perform any obligation hereunder or under any other Financing Document, Administrative Agent itself may, but shall not be obligated to, cause such obligation to be performed at Borrowers’ expense. Administrative Agent is further authorized by Borrowers and the Lenders to make expenditures from time to time which Administrative Agent, in its reasonable business judgment, deems necessary or desirable to (a) preserve or protect the business conducted by Borrowers and the other Credit Parties, the Collateral, or any portion thereof and/or (b) enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations. Each Borrower hereby agrees to reimburse Administrative Agent on demand for any and all costs, liabilities and obligations incurred by Administrative Agent pursuant to this Section 11.14.  Each Lender hereby agrees to indemnify Administrative Agent upon demand for any and all costs, liabilities and obligations incurred by Administrative Agent pursuant to this Section 11.14, in accordance with the provisions of Section 11.6.

Section 11.15       Additional Titled Administrative Agents.  Except for rights and powers, if any, expressly reserved under this Agreement to any bookrunner, arranger or to any titled agent named on the cover page of this Agreement, other than Administrative Agent (collectively, the “Additional Titled Administrative Agents”), and except for obligations, liabilities, duties and responsibilities, if any, expressly assumed under this Agreement by any Additional Titled Administrative Agent, no Additional Titled Administrative Agent, in such capacity, has any rights, powers, liabilities, duties or responsibilities hereunder or under any of the other Financing Documents.  Without limiting the foregoing, no Additional Titled Administrative Agent shall have nor be deemed to have a fiduciary relationship with any Lender.  At any time that any Lender serving as an Additional Titled Administrative Agent shall have transferred to any other Person (other than any Affiliates) all of its interests in the Loan, such Lender shall be deemed to have concurrently resigned as such Additional Titled Administrative Agent.

Section 11.16       Amendments and Waivers.

(a)           No provision of this Agreement or any other Financing Document may be materially amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by Borrowers, the Required Lenders and any other Lender to the extent required under Section 11.16(b); provided, however, that Administrative Agent shall be entitled, in its sole and absolute discretion, to waive any financial covenant of any Credit Party (for no more than two consecutive quarters) and to provide its written consent to a proposed Swap Contract without the consent of any other Lender.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b)           In addition to the required signatures under Section 11.16(a), no provision of this Agreement or any other Financing Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by the following Persons:

(i)            if any amendment, waiver or other modification would increase a Lender’s funding obligations in respect of any Loan, by such Lender; and/or

(ii)           if the rights or duties of Administrative Agent or LC Issuer are affected thereby, by Administrative Agent and LC Issuer, as the case may be;

provided, however, that, in each of (i) and (ii) above, no such amendment, waiver or other modification shall, unless signed or otherwise approved in writing by all the Lenders directly affected thereby, (i) reduce the principal of, rate of interest on or any fees with respect to any Loan or Reimbursement Obligation or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Loan or Reimbursement Obligation; (ii) postpone the date fixed for, or waive, any payment (other than any mandatory prepayment pursuant to Section 2.1(b)(ii)) of principal of any Loan or of any Reimbursement Obligation, or of interest on any Loan or Reimbursement Obligation (other than default interest) or any fees provided for hereunder (other than late charges) or postpone the date of termination of any commitment of any Lender hereunder; (iii) change the definition of the term Required Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (iv) release all or substantially all of the Collateral, authorize any Borrower to sell or otherwise dispose of all or substantially all of the Collateral or release any Guarantor of all or any portion of the Obligations or its Guarantee obligations with respect thereto, except, in each case with respect to this clause (iv), as otherwise may be provided in this Agreement or the other Financing Documents (including in connection with any disposition permitted hereunder); (v) amend, waive or otherwise modify this Section 11.16(b) or the definitions of the terms used in this Section 11.16(b) insofar as the definitions affect the substance of this Section 11.16(b); (vi) consent to the assignment, delegation or other transfer by any Credit Party of any of its rights and obligations under any Financing Document or release any Borrower of its payment obligations under any Financing Document, except, in each case with respect to this clause (vi), pursuant to a merger or consolidation permitted pursuant to this Agreement; or (viii) amend any of the provisions of Section 10.7 or amend any of the definitions Pro Rata Share, Revolving Loan Commitment, Term Loan Commitment, Revolving Loan Commitment Amount, Term Loan Commitment Amount, Revolving Loan Commitment Percentage, Term Loan Commitment Percentage or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder.  It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (iii), (iv), (v), (vi) and (vii) of the preceding sentence.

(c)           Without limitation of the provisions of the preceding clause (a) and (b), no waiver, amendment or other modification to this Agreement shall, unless signed by each Eligible Swap Counterparty then in existence, modify the provisions of Section 10.7 in any manner adverse to the interests of each such Eligible Swap Counterparty.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 11.17       Assignments and Participations.

(a)           Assignments.

(i)            Any Lender may at any time assign to one or more Eligible Assignees all or any portion of such Lender’s Loan together with all related obligations of such Lender hereunder.  Except as Administrative Agent may otherwise agree, the amount of any such assignment (determined as of the date of the applicable Assignment Agreement or, if a “Trade Date” is specified in such Assignment Agreement, as of such Trade Date) shall be in a minimum aggregate amount equal to $1,000,000 or, if less, the assignor’s entire interests in the outstanding Loan; provided, however, that, in connection with simultaneous assignments to two or more related Approved Funds, such Approved Funds shall be treated as one assignee for purposes of determining compliance with the minimum assignment size referred to above.  Borrowers and Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Eligible Assignee until Administrative Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500 to be paid by the assigning Lender; provided, however, that only one processing fee shall be payable in connection with simultaneous assignments to two or more related Approved Funds.

(ii)           From and after the date on which the conditions described above have been met, (A) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such Eligible Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder, and (B) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights and obligations hereunder (other than those that survive termination pursuant to Section 12.1).  Upon the request of the Eligible Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, each Borrower shall execute and deliver to Administrative Agent for delivery to the Eligible Assignee (and, as applicable, the assigning Lender) Notes in the aggregate principal amount of the Eligible Assignee’s Loan (and, as applicable, Notes in the principal amount of that portion of the principal amount of the Loan retained by the assigning Lender).  Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to Borrower Representative any prior Note held by it.

(iii)          Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at its offices located in Bethesda, Maryland a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount of the Loan owing to, such Lender pursuant to the terms hereof.  The entries in such register shall be conclusive, and Borrower, Administrative Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice to Administrative Agent.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iv)          Notwithstanding the foregoing provisions of this Section 11.17(a) or any other provision of this Agreement, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(v)           Notwithstanding the foregoing provisions of this Section 11.17(a) or any other provision of this Agreement, Administrative Agent has the right, but not the obligation, to effectuate assignments of Loan via an electronic settlement system acceptable to Administrative Agent as designated in writing from time to time to the Lenders by Administrative Agent (the “Settlement Service”).  At any time when the Administrative Agent elects, in its sole discretion, to implement such Settlement Service, each such assignment shall be effected by the assigning Lender and proposed assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be consistent with the other provisions of this Section 11.17(a).  Each assigning Lender and proposed Eligible Assignee shall comply with the requirements of the Settlement Service in connection with effecting any assignment of Loan pursuant to the Settlement Service.  With the prior written approval of Administrative Agent, Administrative Agent’s approval of such Eligible Assignee shall be deemed to have been automatically granted with respect to any transfer effected through the Settlement Service.  Assignments and assumptions of the Loan shall be effected by the provisions otherwise set forth herein until Administrative Agent notifies Lenders of the Settlement Service as set forth herein.

(b)           Participations.  Any Lender may at any time, without the consent of, or notice to, any Borrower or Administrative Agent, sell to one or more Persons participating interests in its Loan, commitments or other interests hereunder (any such Person, a “Participant”).  In the event of a sale by a Lender of a participating interest to a Participant, (i) such Lender’s obligations hereunder shall remain unchanged for all purposes, (ii) Borrowers and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder, and (iii) all amounts payable by each Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender.  Each Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, however, that such right of set-off shall be subject to the obligation of each Participant to share with Lenders, and Lenders agree to share with each Participant, as provided in Section 11.5.

(c)           Replacement of Lenders.  Within thirty (30) days after: (i) receipt by Administrative Agent of notice and demand from any Lender for payment of additional costs as provided in Section 2.8(d), which demand shall not have been revoked, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8(a), (iii) any Lender is a Defaulted Lender, and the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

circumstances causing such status shall not have been cured or waived; or (iv) any failure by any Lender to consent to a requested amendment, waiver or modification to any Financing Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender, or each Lender affected thereby, is required with respect thereto (each relevant Lender in the foregoing clauses (i) through (iv) being an “Affected Lender”) each of Borrower Representative and Administrative Agent may, at its option, notify such Affected Lender and, in the case of Borrowers’ election, the Administrative Agent, of such Person’s intention to obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender”) for such Lender, which Replacement Lender shall be an Eligible Assignee and, in the event the Replacement Lender is to replace an Affected Lender described in the preceding clause (iv), such Replacement Lender consents to the requested amendment, waiver or modification making the replaced Lender an Affected Lender.  In the event Borrowers or Administrative Agent, as applicable, obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell, at par, and assign all of its Loan and funding commitments hereunder to such Replacement Lender in accordance with the procedures set forth in Section 11.17(a); provided, however, that (A) Borrowers shall have reimbursed such Lender for its increased costs and additional payments for which it is entitled to reimbursement under Section 2.8(a) or Section 2.8(d), as applicable, of this Agreement through the date of such sale and assignment, and (B) Borrowers shall pay to Administrative Agent the $3,500 processing fee in respect of such assignment.  In the event that a replaced Lender does not execute an Assignment Agreement pursuant to Section 11.17(a) within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 11.17(c) and presentation to such replaced Lender of an Assignment Agreement evidencing an assignment pursuant to this Section 11.17(c), such replaced Lender shall be deemed to have consented to the terms of such Assignment Agreement, and any such Assignment Agreement executed by Administrative Agent, the Replacement Lender and, to the extent required pursuant to Section 11.17(a), Borrowers, shall be effective for purposes of this Section 11.17(c) and Section 11.17(a).  Upon any such assignment and payment, such replaced Lender shall no longer constitute a “Lender” for purposes hereof, other than with respect to such rights and obligations that survive termination as set forth in Section 12.1.

(d)           Credit Party Assignments.  No Credit Party may assign, delegate or otherwise transfer any of its rights or other obligations hereunder or under any other Financing Document without the prior written consent of Administrative Agent and each Lender.

Section 11.18       Funding and Settlement Provisions Applicable When Non-Funding Lenders Exist.

So long as Administrative Agent has not waived the conditions to the funding of Revolving Loans set forth in Section 7.2, any Lender may deliver a notice to Administrative Agent stating that such Lender shall cease making Revolving Loans due to the non-satisfaction of one or more conditions to funding Loans set forth in Section 7.2, and specifying any such non-satisfied conditions. Any Lender delivering any such notice shall become a non-funding Lender (a “Non-Funding Lender”) for purposes of this Agreement commencing on the Business Day following receipt by Administrative Agent of such notice, and shall cease to be a Non-Funding Lender on the date on which (i) such Lender has either revoked the effectiveness of such notice or acknowledged in writing to each of Administrative Agent the satisfaction of the condition(s)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

specified in such notice, or (ii) Required Lenders waive the conditions to the funding of such Loans giving rise to such notice by Non-Funding Lender.  Each Non-Funding Lender shall remain a Lender for purposes of this Agreement to the extent that such Non-Funding Lender has Revolving Loans Outstanding in excess of zero or Term Loans outstanding in excess of zero; provided, that during any period of time that any Non-Funding Lender exists, and notwithstanding any provision to the contrary set forth herein, the following provisions shall apply:

(a)           For purposes of determining the Pro Rata Share of each Revolving Lender under clause (d) of the definition of such term, each Non-Funding Lender shall be deemed to have a Revolving Loan Commitment Amount and Term Loan Commitment Amount as in effect immediately before such Lender became a Non-Funding Lender.

(b)           Except as provided in clause (a) above, the Revolving Loan Commitment Amount and Term Loan Commitment Amount of each Non-Funding Lender shall be deemed to be zero.

(c)           The Revolving Loan Commitment at any date of determination during such period shall be deemed to be equal to the sum of (i) the aggregate Revolving Loan Commitment Amounts of all Lenders, other than the Non-Funding Lenders as of such date, plus (ii) the aggregate Revolving Loan Outstandings of all Non-Funding Lenders as of such date.

(d)           The Term Loan Commitment at any date of determination during such period shall be deemed to be equal to the sum of (i) the aggregate Term Loan Commitment Amounts of all Lenders, other than the Non-Funding Lenders as of such date, plus (ii) the aggregate principal amount outstanding under the Term Loans of all Non-Funding Lenders as of such date.

(e)           Administrative Agent shall have no right to make or disburse Revolving Loans or Term Loan advances for the account of any Non-Funding Lender pursuant to Section 11.13, or to assume that any Non-Funding Lender will fund its Pro Rata Share of any Revolving Loans requested by Borrower during such period.

(f)            Administrative Agent shall have no right to make or disburse Revolving Loans for the account of any Non-Funding Lender pursuant to Section 2.1(b)(i) to pay interest, fees, expenses and other charges of any Credit Party, other than reimbursement obligations that have arisen pursuant to Section 2.5(c) in respect of Letters of Credit issued at the time such Non-Funding Lender was not then a Non-Funding Lender.

(g)           Administrative Agent shall have no right to (i) make or disburse Revolving Loans as provided in Section 2.1(b)(i) for the account of any Revolving Lender that was a Non-Funding Lender at the time of issuance of any Letter of Credit for which funding or reimbursement obligations have arisen pursuant to Section 2.5(c), or (ii) assume that any Revolving Lender that was a Non-Funding Lender at the time of issuance of such Letter of Credit will fund any portion of the Revolving Loans to be funded pursuant to Section 2.5(c) in respect of such Letter of Credit. In addition, no Revolving Lender that was a Non-Funding Lender at the time of issuance of any Letter of Credit for which funding or reimbursement

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

obligations have arisen pursuant to Section 2.5(c), shall have an obligation to fund any portion of the Revolving Loans to be funded pursuant to Section 2.5(c) in respect to such Letter of Credit, or to make any payment to Administrative Agent or the L/C Issuer, as applicable, under Section 2.5(f)(ii) in respect of such Letter of Credit, or be deemed to have purchased any interest or participation in such Letter of Credit from Administrative Agent or the L/C Issuer, as applicable, under Section 2.5(f)(i).

(h)           To the extent that Administrative Agent applies proceeds of Collateral or other payments received by Administrative Agent to repayment of Revolving Loans pursuant to Section 10.7, such payments and proceeds shall be applied first in respect of Revolving Loans made at the time any Non-Funding Lenders exist, and second in respect of all other outstanding Revolving Loans.

Section 11.19       Buy-Out Upon Refinancing.  MCF shall have the right to purchase from the other Lenders all of their respective interests in the Loan at par in connection with any refinancing of the Loan upon one or more new economic terms, but which refinancing is structured as an amendment and restatement of the Loan rather than a payoff of the Loan.

Section 11.20       Definitions.  As used in this Article 11, the following terms have the following meanings:

“Additional Titled Administrative Agents” has the meaning set forth in Section 11.15.

“Affected Lender” has the meaning set forth in Section 11.17(c).

“Approved Fund” means any (a) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business or (b) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (a) and that, with respect to each of the preceding clauses (a) and (b), is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Assignment Agreement” means an assignment agreement in form and substance acceptable to Administrative Agent.

“Defaulted Lender” means, so long as such failure shall remain in existence and uncured, any Lender which shall have failed to make any Loan or other credit accommodation, disbursement, settlement or reimbursement required pursuant to the terms of any Financing Document.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by Administrative Agent; provided, however, that notwithstanding the foregoing, (x) “Eligible Assignee” shall not include any Borrower or any of a Borrower’s Affiliates and (y) no proposed assignee intending to assume any unfunded portion of the Term Loan Commitment shall be an Eligible Assignee unless such proposed assignee either already holds a portion of such Revolving Loan

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Commitment or Term Loan Commitment, or has been approved as an Eligible Assignee by Administrative Agent.

“Federal Funds Rate” means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided, however, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Administrative Agent on such day on such transactions as determined by Administrative Agent.

“Replacement Lender” has the meaning set forth in Section 11.17(c).

“Settlement Service” has the meaning set forth in Section 11.17(a)(v).

Section 11.21       Deed of Hypothec.  For the purposes of holding any security granted by any Borrower or any other Credit Party pursuant to the laws of the Province of Quebec to secure payment of any bond issued by any Borrower or any Credit Party, each Lender hereby irrevocably appoints and authorizes Administrative Agent and, to the extent necessary, ratifies the appointment and authorization of Administrative Agent, to act as the person holding the power of attorney (i.e., “fondé de pouvoir”) (in such capacity, the “Attorney”) of Administrative Agent and the Lenders as contemplated under Article 2692 of the Civil Code of Québec, and to enter into, to take and to hold on its behalf, and for its benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any hypothec.  Moreover, without prejudice to such appointment and authorization to act as the person holding the power of attorney as aforesaid, each Lender hereby irrevocably appoints and authorizes Administrative Agent (in such capacity, the “Custodian”) to act as agent and custodian for and on behalf of itself and the Lenders to hold and be the sole registered holder of any bond which may be issued under any hypothec, the whole notwithstanding Section 32 of An Act respecting the special powers of legal persons (Quebec) or any other applicable law, and to execute all related documents.  Each of the Attorney and the Custodian shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney and the Custodian (as applicable) pursuant to any hypothec, bond, pledge, applicable laws or otherwise, (b) benefit from and be subject to all provisions hereof with respect to Administrative Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders, and (c) be entitled to delegate from time to time any of its powers or duties under any hypothec, bond, or pledge on such terms and conditions as it may determine from time to time.  Any person who becomes a Lender shall, by its execution of an assignment agreement, be deemed to have consented to and confirmed:  (i) the Attorney as the person holding the power of attorney as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by the Attorney in such capacity, and (ii) the Custodian as the agent and custodian as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by the Custodian in such

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

capacity.  The substitution of Administrative Agent pursuant to this Agreement shall also constitute the substitution of the Attorney and the Custodian.

ARTICLE 12 - MISCELLANEOUS

Section 12.1         Survival.  All agreements, representations and warranties made herein and in every other Financing Document shall survive the execution and delivery of this Agreement and the other Financing Documents and the other Operative Documents.  The provisions of Section 2.8 and Articles 11 and 12 shall survive the payment of the Obligations (both with respect to any Lender and all Lenders collectively) and any termination of this Agreement and any judgment with respect to any Obligations, including any final foreclosure judgment with respect to any Security Document, and no unpaid or unperformed, current or future, Obligations will merge into any such judgment.

Section 12.2         No Waivers.  No failure or delay by Administrative Agent or any Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.  Any reference in any Financing Document to the “continuing” nature of any Event of Default shall not be construed as establishing or otherwise indicating that any Borrower or any other Credit Party has the independent right to cure any such Event of Default, but is rather presented merely for convenience should such Event of Default be waived in accordance with the terms of the applicable Financing Documents.

Section 12.3         Notices.

(a)           All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to such party at its address, facsimile number or e-mail address set forth on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in an assignment agreement or in a notice delivered to Borrower Representative and Administrative Agent by the assignee Lender forthwith upon such assignment) or at such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to Administrative Agent and Borrower Representative; provided, however, that notices, requests or other communications shall be permitted by electronic means only in accordance with the provisions of Section 12.3(b) and (c).  Each such notice, request or other communication shall be effective (i) if given by facsimile, when such notice is transmitted to the facsimile number specified by this Section and the sender receives a confirmation of transmission from the sending facsimile machine, or (ii) if given by mail, prepaid overnight courier or any other means, when received or when receipt is refused at the applicable address specified by this Section 12.3(a).

(b)           Notices and other communications to the parties hereto may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved from time to time by Administrative Agent, provided, however, that the foregoing shall not apply to notices sent directly to any Lender if such Lender has

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

notified the Administrative Agent that it is incapable of receiving notices by electronic communication.  The Administrative Agent or Borrower Representative may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by it, provided, however, that approval of such procedures may be limited to particular notices or communications.

(c)           Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided, however, that if any such notice or other communication is not sent or posted during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day.

Section 12.4         Severability.  In case any provision of or obligation under this Agreement or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 12.5         Headings.  Headings and captions used in the Financing Documents (including the Exhibits, Schedules and Annexes hereto and thereto) are included for convenience of reference only and shall not be given any substantive effect.

Section 12.6         Confidentiality.  Administrative Agent and each Lender shall hold all non-public information regarding the Credit Parties and their respective businesses identified as such by Borrowers and obtained by Administrative Agent or any Lender pursuant to the requirements hereof in accordance with such Person’s customary procedures for handling information of such nature, except that disclosure of such information may be made (a) to their respective agents, employees, Subsidiaries, Affiliates, attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services, (b) to prospective transferees or purchasers of any interest in the Loans, Administrative Agent or a Lender, and to prospective contractual counterparties (or the professional advisors thereto) in Swap Contracts permitted hereby, provided, however, that any such Persons are bound by obligations of confidentiality, (c) as required by Law, subpoena, judicial order or similar order and in connection with any litigation, (d) as may be required in connection with the examination, audit or similar investigation of such Person, and (e) to a Person that is a trustee, investment advisor, collateral manager, servicer, noteholder or secured party in a Securitization (as hereinafter defined) in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization. For the purposes of this Section, “Securitization” shall mean (i) the pledge of the Loans as collateral security for loans to a Lender or (ii) a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Loans. Confidential information shall include only such information identified as such at the time

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

provided to Administrative Agent and shall not include information that either: (i) is in the public domain, or becomes part of the public domain after disclosure to such Person through no fault of such Person, or (ii) is disclosed to such Person by a Person other than a Credit Party, provided, however, Administrative Agent does not have actual knowledge that such Person is prohibited from disclosing such information.  The obligations of Administrative Agent and Lenders under this Section 12.6 shall supersede and replace the obligations of Administrative Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Administrative Agent or any Lender prior to the date hereof.

Section 12.7         Waiver of Consequential and Other Damages.  To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee (as defined below), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

Section 12.8         GOVERNING LAW; SUBMISSION TO JURISDICTION.  THIS AGREEMENT, EACH NOTE AND EACH OTHER FINANCING DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  EACH BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF MONTGOMERY, STATE OF MARYLAND AND IRREVOCABLY AGREES THAT, SUBJECT TO ADMINISTRATIVE AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS.  EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

Section 12.9         WAIVER OF JURY TRIAL.  EACH BORROWER, ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

Section 12.10       Publication; Advertisement.

(a)           Publication.  No Credit Party will directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of MCF or any of its Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except (i) as required by Law, subpoena or judicial or similar order, in which case the applicable Credit Party shall give Administrative Agent prior written notice of such publication or other disclosure, or (ii) with MCF’s prior written consent.

(b)           Advertisement.  Each Lender and each Credit Party hereby authorizes MCF to publish the name of such Lender and Credit Party, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which MCF elects to submit for publication.  In addition, each Lender and each Credit Party agrees that MCF may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date.  With respect to any of the foregoing, MCF shall provide Borrowers with an opportunity to review and confer with MCF regarding the contents of any such tombstone, advertisement or information, as applicable, prior to its submission for publication and, following such review period, MCF may, from time to time, publish such information in any media form desired by MCF, until such time that Borrowers shall have requested MCF cease any such further publication.

Section 12.11       Counterparts; Integration.  This Agreement and the other Financing Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version of any executed signature page shall bind the parties hereto.  This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 12.12       No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 12.13       Lender Approvals.  Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Administrative Agent or Lenders with respect to any matter that is the subject of this Agreement, the other Financing Documents may be granted or withheld by Administrative Agent and Lenders in their sole and absolute discretion and credit judgment.

Section 12.14       Expenses; Indemnity.

(a)           Borrowers hereby agree to promptly pay (i) all costs and expenses of Administrative Agent (including without limitation the fees, costs and expenses of counsel to, and independent appraisers and consultants retained by Administrative Agent) in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Financing Documents, in connection with the performance by Administrative Agent of its rights and remedies under the Financing Documents and in connection with the continued administration of the Financing Documents including (A) any amendments, modifications, consents and waivers to and/or under any and all Financing Documents and (B) any periodic public record searches conducted by or at the request of Administrative Agent (including, without limitation, title investigations, UCC searches, fixture filing searches, judgment, pending litigation and tax lien searches and searches of applicable corporate, limited liability, partnership and related records concerning the continued existence, organization and good standing of certain Persons), (ii) without limitation of the preceding clause (i), all costs and expenses of Administrative Agent in connection with the creation, perfection and maintenance of Liens pursuant to the Financing Documents, (iii) without limitation of the preceding clause (i), all costs and expenses of Administrative Agent in connection with (A) protecting, storing, insuring, handling, maintaining or selling any Collateral, (B) any litigation, dispute, suit or proceeding relating to any Financing Document, and (C) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Financing Documents, (iv) without limitation of the preceding clause (i), all costs and expenses of Administrative Agent in connection with Administrative Agent’s reservation of funds in anticipation of the funding of the initial Loans to be made hereunder, and (v) all costs and expenses incurred by Lenders in connection with any litigation, dispute, suit or proceeding relating to any Financing Document and in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all Financing Documents, whether or not Administrative Agent or Lenders are a party thereto.  If Administrative Agent or any Lender uses in-house counsel for any of these purposes, Borrowers further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Administrative Agent or such Lender for the work perfonned.

(b)           Each Borrower hereby agrees to indemnify, pay and hold harmless Administrative Agent and Lenders and the officers, directors, employees, trustees, agents,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

investment advisors, collateral managers, servicers, and counsel of Administrative Agent and Lenders (collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of a Credit Party, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Administrative Agent or Lenders) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the other Operative Documents (including (i)(A) as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from, any property now or previously owned, leased or operated by Borrower, any Subsidiary or any other Person of any Hazardous Materials, (B) arising out of or relating to the offsite disposal of any materials generated or present on any such property or (C) arising out of or resulting from the environmental condition of any such property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of Borrower or any Subsidiary, and (ii) proposed and actual extensions of credit under this Agreement) and the use or intended use of the proceeds of the Loans and Letters of Credit, except that Borrower shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction.  To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them.

(c)           Notwithstanding any contrary provision in this Agreement, the obligations of Borrowers under this Section 12.14 shall survive the payment in full of the Obligations and the termination of this Agreement.  NO INDEMNITEE SHALL BE RESPONSIBLE OR LIABLE TO THE BORROWERS OR TO ANY OTHER PARTY TO ANY FINANCING DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

Section 12.15       [RESERVED].

Section 12.16       Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

receiver and manager or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent preference reviewable transaction or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 12.17       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Borrowers and Administrative Agent and each Lender arid their respective successors and permitted assigns.

Section 12.18       USA PATRIOT Act Notification.  Administrative Agent (for itself and not on behalf of any Lender) and each Lender hereby notifies Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record certain information and documentation that identifies Borrowers, which information includes the name and address of Borrower and such other information that will allow Administrative Agent or such Lender, as applicable, to identify Borrowers in accordance with the USA PATRIOT Act.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(Signature Page to Credit and Security Agreement)

IN WITNESS WHEREOF, intending to be legally bound, and intending that this agreement constitute an agreement executed under seal, the undersigned have executed this Credit and Security Agreement under seal as of the day and year first hereinabove set forth.

BORROWERS:	BIOHORIZONS, INC., a Delaware corporation
BIOLOK ACQUISITION CORP., a Delaware corporation
BIOHORIZONS IMPLANT SYSTEMS, INC., a Delaware corporation
BIOLOK INTERNATIONAL INC., a Delaware corporation
ORTHOGEN CORPORATION, a New Jersey corporation

	By:	/S/ Kendyl Lowe	(SEAL)
Kendyl Lowe
Chief Financial Officer
As Chief Financial Officer of each of the above entities and in such capacity, intending by this signature to legally bind each of the above entities

Address:

c/o BioHorizons Implant Systems, Inc.
2300 Riverchase Center
Suite 800
Birmingham, Alabama 35244
Attn: Kendyl Lowe, Chief Financial Officer
Facsimile: (205) 870-0304
E-Mail: klowe@biohorizons.com

With copies to:

Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
666 Third Avenue
New York, NY 10017
Attn: James M. McKnight, Esquire
Facsimile: (212) 983-3115
E-Mail: jmcknight@mintz.com

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(Signature Page to Credit and Security Agreement)

ADMINISTRATIVE AGENT:	MIDCAP FUNDING I, LLC, a Delaware limited liability company

	By:	/S/ Brett Robinson	(SEAL)
Brett Robinson
Managing Director

Address:

7735 Old Georgetown Rd. Suite 400
Bethesda, Maryland 20814
Attn: Account Manager for BioHorizons transaction
Facsimile: 301-941-1450

Payment Account Designation:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(Signature Page to Credit and Security Agreement)

LENDER:	MIDCAP FUNDING I, LLC, a Delaware limited liability company

	By:	/S/ Brett Robinson	(SEAL)
Brett Robinson
Managing Director

Address:

7735 Old Georgetown Rd. Suite 400
Bethesda, Maryland 20814
Attn: Account Manager for BioHorizons transaction
Facsimile: 301-941-1450

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

ANNEXES, EXHIBITS, RIDERS AND SCHEDULES

ANNEXES

Annex A	Commitment Annex

EXHIBITS

Exhibit A	Reserved
Exhibit B	Compliance Certificate
Exhibit C	Borrowing Base Certificate
Exhibit D	Notice of Borrowing

RIDERS

Regulatory Rider

SCHEDULES

Schedule 3.1	Existence, Organizational ID Numbers, Foreign Qualification, Prior Names
Schedule 3.4	Capitalization
Schedule 3.6	Litigation
Schedule 3.17	Material Contracts
Schedule 3.18	Environmental Compliance
Schedule 3.19	Intellectual Property
Schedule 4.4	Insurance
Schedule 4.9	Notice
Schedule 5.1	Debt; Contingent Obligations
Schedule 5.2	Liens
Schedule 5.7	Permitted Investments
Schedule 5.8	Affiliate Transactions
Schedule 5.11	Business Description
Schedule 5.14	Deposit Accounts and Securities Accounts
Schedule 7.4	Post-Closing Obligations
Schedule 9.1	Collateral
Schedule 9.2	Location of Collateral

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Annex A to Credit Agreement (Commitment Annex)

Lender	Revolving Loan Commitment Amount	Revolving Loan Commitment Percentage	Term Loan Commitment Amount	Term Loan Commitment Percentage
MidCap Funding I, LLC	$12,500,000	100%	$5,000,000	100%
TOTALS	$12,500,000	100%	$5,000,000	100%

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit A to Credit Agreement (Reserved)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit B to Credit Agreement (Compliance Certificate)

COMPLIANCE CERTIFICATE

Date:               ,

This certificate is given by                                       , a Responsible Officer of BioHorizons Implant Systems, Inc. (the “Borrower Representative”), pursuant to that certain Credit and Security Agreement dated as of March 31, 2010 among the Borrower Representative, BioHorizons, Inc., BioLok Acquisition Corp., BioLok International Inc., Orthogen Corporation and any additional Borrower that may hereafter be added thereto (collectively, “Borrowers”), MidCap Funding I, LLC, individually as a Lender and as Administrative Agent, and the financial institutions or other entities from time to time parties hereto, each as a Lender (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned Responsible Officer hereby certifies to Administrative Agent and Lenders that:

(a)                                  the financial statements delivered with this certificate in accordance with Section 4.1 of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Borrowers and their Consolidated Subsidiaries as of the dates and the accounting period covered by such financial statements;

(b)                                 I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of Borrowers and their Consolidated Subsidiaries during the accounting period covered by such financial statements;

(c)                                  such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth in Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrowers have taken, are undertaking and propose to take with respect thereto;

(d)                                 Except as noted on Schedule 2 attached hereto, the Credit Agreement contains a complete and accurate list of all business locations of Borrowers and Guarantors and all names under which Borrowers or Guarantors currently conduct business; Schedule 2 specifically notes any changes in the names under which Borrowers or Guarantors conduct business;

(e)                                  Except as noted on Schedule 3 attached hereto, the undersigned has no knowledge of any federal or state tax liens having been filed against the Borrowers, Guarantors or any Collateral;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

(f)                                    Except as noted on Schedule 3 attached hereto, the undersigned has no knowledge of any failure of the Borrowers or Guarantors to make required payments of withholding or other tax obligations of the Borrowers or Guarantors during the accounting period to which the attached statements pertain or any subsequent period.

(g)                                 If the Credit Agreement contemplates a lien on the deposit accounts or investment accounts of the Borrowers and/or Guarantors in favor of Administrative Agent, Schedule 4 attached hereto contains a complete and accurate statement of all deposit or investment accounts maintained by Borrowers or Guarantors;

(h)                                 Except as described in the Credit Agreement or in Schedule 5 attached hereto, the undersigned has no knowledge of any current, pending or threatened:

(i)                                     litigation against the Borrowers or Guarantors;

(ii)                                  inquiries, investigations or proceedings concerning the business affairs, practices, licensing or reimbursement entitlements of Borrowers or Guarantors;

(iii)                               default by Borrowers or Guarantors under any material contract to which either of them is a party, including, without limitation, any leases.

(i)                                     Except as noted on Schedule 6 attached hereto, no Borrower or Guarantor has acquired, by purchase, by the approval or granting of any application for registration (whether or not such application was previously disclosed to Administrative Agent by Borrowers) or otherwise, any Intellectual Property that is registered with any United States or foreign Governmental Authority, or has filed with any such United States or foreign Governmental Authority, any new application for the registration of any Intellectual Property, or acquired rights under a license as a licensee with respect to any such registered Intellectual Property (or any such application for the registration of Intellectual Property) owned by another Person, that has not previously been reported to Administrative Agent on Schedule 3.17 to the Credit Agreement or any Schedule 6 to any previous Compliance Certificate delivered by the Company to Administrative Agent.

(j)                                     Except as noted on Schedule 7 attached hereto, no Borrower or Guarantor has acquired, by purchase or otherwise, any Chattel Paper, Letter of Credit Rights, Instruments, Documents or Investment Property that has not previously been reported to Administrative Agent on any Schedule 7 to any previous Compliance Certificate delivered by Borrower Representative to Administrative Agent.

(k)                                  Except as noted on Schedule 8 attached hereto, no Borrower or Guarantor is aware of any Commercial Tort Claim that has not previously been reported to Administrative Agent on any Schedule 8 to any previous Compliance Certificate delivered by Borrower Representative to Administrative Agent.

(l)                                     QUARTERLY ONLY:  Borrower and Guarantor are in compliance with the covenants contained in Article 6 of the Credit Agreement, and in any Guarantee constituting a part of the Financing Documents, as demonstrated by the calculation of such covenants below, except as set forth below; in determining such compliance, the following calculations have been

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

2

made:  [See attached worksheets].  Such calculations and the certifications contained therein are true, correct and complete.

The foregoing certifications and computations are made as of                                     ,        (end of month) and delivered this            day of                        , 20   .

Sincerely,

BIOHORIZONS IMPLANT SYSTEMS, INC.

By:
Name:
Title:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

3

Schedules to Compliance Certificate

Schedule 1 — Non-Compliance with Covenants

Schedule 2 — Business Locations and Names of Borrowers and Guarantors

Schedule 3 — Unpaid Tax or Withholding Obligations

Schedule 4 — List of all Deposit and Investment Accounts of Borrowers and Guarantors

Schedule 5 —Pending Litigation, Inquiries or Investigations; Defaults under Material Contracts

Schedule 6 — Newly Acquired Intellectual Property and Intellectual Property Licenses

Worksheet(s) for Financial or Other Covenant Calculations

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

4

EBITDA Worksheet (Attachment to Compliance Certificate)

EBITDA for the applicable measurement period (the “Defined Period”) is defined as follows:

Net income (or loss) for the Defined Period of Borrowers and their Consolidated Subsidiaries, but excluding: (a) the income (or loss) of any Person (other than Subsidiaries of Borrowers) in which Borrowers or any of their Subsidiaries has an ownership interest unless received by Borrower or their Subsidiary in a cash distribution; and (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of Borrowers or is merged into or consolidated with Borrowers

$

Plus:	Any provision for (or less any benefit from) income and franchise taxes deducted in the determination of net income for the Defined Period

Interest expense, net of interest income, deducted in the determination of net income for the Defined Period

Amortization and depreciation deducted in the determination of net income for the Defined Period

Other non-cash expenses (or less other non-cash gains or income) deducted in the determination of net income for the Defined Period and for which no cash outlay (or cash receipt) is foreseeable prior to the Commitment Expiry Date

EBITDA for the Defined Period		$

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

5

Fixed Charge Coverage Ratio Worksheet (Attachment to Compliance Certificate)

Fixed Charge Coverage Ratio for the applicable measurement period (the “Defined Period”) is defined as follows:

Fixed Charges:

Interest expense ($           ), net of interest income ($           ), interest paid in kind ($           ) and amortization of capitalized fees and expenses incurred to consummate the transactions contemplated by the Financing Documents and included in interest expense ($           ), included in the determination of net income of Borrowers and their Consolidated Subsidiaries for the Defined Period (“Total Interest Expense”)

$

Plus:	Any provision for (or less any benefit from) income or franchise taxes included in the determination of net income for the Defined Period *

Scheduled payments of principal for the Defined Period with respect to all Debt (including the portion of scheduled payments under capital leases allocable to principal but excluding mandatory prepayments required by Section 2.1(b)(ii) and excluding scheduled repayments of Revolving Loans and other Debt subject to reborrowing to the extent not accompanied by a concurrent and permanent reduction of the Revolving Loan Commitment (or equivalent loan commitment))

Operating Cash Flow:

EBITDA for the Defined Period (calculated in the manner required by EBITDA Worksheet attached to the Compliance Certificate)		$

Less:	Unfinanced capital expenditures for the Defined Period

To the extent not already reflected in the calculation of EBITDA, other capitalized costs, defined as the gross amount paid in cash and capitalized during the Defined Period, as long term assets, other than amounts capitalized during the Defined Period as capital expenditures for property, plant and equipment or similar fixed asset accounts

Operating Cash Flow		$

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Fixed Charge Coverage Ratio (Ratio of Operating Cash Flow to Fixed Charges) for the Defined Period	to 1.0

Minimum Fixed Charge Coverage for the Defined Period	to 1.0

In Compliance	Yes/No

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

2

Exhibit C to Credit Agreement (Borrowing Base Certificate)

MidCap Financial

Borrowing Base Report

BBR Date	March 31, 2010	Report #:	Aging Date

Name:     BIOHORIZONS IMPLANT SYSTEMS, INC.; BIOLOK INTERNATIONAL INC.; and ORTHOGEN CORPORATION

		A/R	TOTALS
A/R CATEGORY
1.	Net Eligible Accounts		$—
2.	Liquidity Factor
3a	Total Eligible Accounts before credit balances		$—
3b	Less: Reserve against eligible accounts		$—
4.	Total Eligible Accounts		$—

Computation of Availability
5.	Total Eligible Accounts:		$—
6a.	(Less): Cash Posted Since Last Aging
6b.	Add: Revenue Posted Since Last Aging
6c.	Plus/(Minus): Adjustments		$—
7.	Net Eligible Accounts		$—
8.	Advance Rate
9.	Net Availability		$—
10.	Add: Inventory Availability (see attached)
11.	Net Availability before IP		$—
13.	Total Net Availability		$—

Computation of Loan
14.	Facility Limit
15.	Available to Borrow (not to exceed limit)		$—
16.	Loan Balance on Prior Borrowing Base Certificate		$—
17.	(Less): Cash Collections since last Borrowing Base Certificate		$—
18.	Increase/(Decrease): Adjustments		$—
19.	Loan Advances
20.	Ending Loan Balance
21.	Letter of Credit Outstandings		$—
22.	Overall Reserve		$—
23.	Remaining Availability		$—

Pursuant to, and in accordance with, the terms and provisions of the Loan Documents (“Documents”), between MIDCAP FINANCIAL, LLC(“Secured Party”) and BIOHORIZONS IMPLANT SYSTEMS, INC.; BIOLOK INTERNATIONAL INC.; and ORTHOGEN CORPORATION (“Borrower”), Borrower is executing and delivering to Secured Party this Borrowing Base Report accompanied by supporting data (collectively referred to as “Report”). Borrower warrants and represents to Secured Party that this Report is true, correct, and based on information contained in Borrower’s own financial accounting records.

Borrower, by the execution of this Report:

(a)  Hereby ratifies, confirms, and affirms all of the terms, and further certifies that the Borrower is in compliance with the Loan Documents as of March 31, 2010:

(b)  Hereby certifies that the Borrower has paid all State and Federal payroll witholding taxes immediately due and payable through March 31, 2010.

This document does not supercede any provisions of the Loan and Security Agreement. Capitalized Terms used herein and not otherwise defined shall have the meaning ascribed to them in the Loan and Security Agreement between Secured Party and Borrower dated March 30, 2010.

(Responsible Officer’s Signature)

(Print Name)
(Title)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Exhibit D to Credit Agreement (Notice of Borrowing)

[BORROWER REPRESENTATIVE]

Date:                ,

This certificate is given by                                     , a Responsible Officer of BioHorizons Implant Systems, Inc. (“Borrower Representative”), pursuant to Section 2.1(b)(i) of that certain Credit and Security Agreement dated as of March 31, 2010 among Borrower Representative, BIOHORIZONS, INC., BIOLOK ACQUISITION CORP., BIOLOK INTERNATIONAL INC. and ORTHOGEN CORPORATION (collectively, “Borrowers”), the Lenders from time to time party thereto and MidCap Funding I, LLC, as Administrative Agent for lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned Responsible Officer hereby gives notice to Administrative Agent of Borrower Representative’s request to on [  date  ] borrow $[                 ] of [Revolving Loans/the Term Loan].  Attached is a Borrowing Base Certificate complying in all respects with the Credit Agreement and confirming that, after giving effect to the requested advance, the Revolving Loan Outstandings will not exceed the Revolving Loan Limit.

The undersigned officer hereby certifies that, both before and after giving effect to the request above (a) each of the conditions precedent set forth in Section 7.2 have been satisfied, (b) all of the representations and warranties contained in the Credit Agreement and the other Financing Documents are true, correct and complete as of the date hereof, except to the extent such representation or warranty relates to a specific date, in which case such representation or warranty is true, correct and complete as of such earlier date, and (c) no Default or Event of Default has occurred and is continuing on the date hereof.

IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this            day of                            ,         .

By:
Name:
Title:	Authorized Signatory for Borrower Representative

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Exhibit E to Credit Agreement (Payment Notification)

[BORROWER REPRESENTATIVE]

Date:                   ,

Reference is hereby made to that certain Credit and Security Agreement dated as of March 31, 2010 among Borrower Representative,                                             (collectively, “Borrowers”), the Lenders from time to time party thereto and MidCap Funding I, LLC, as Administrative Agent for lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

Please be advised that funds in the amount of $                      will be wire transferred to Administrative Agent on                   , 20   .  Such funds shall constitute a prepayment of the Term Loans, with such prepayments to be applied in the manner specified in Section 2.1(a)(iii).

Fax to MCF Operations 301-941-1450 no later than noon Eastern time.

Note: Funds must be received no later than noon Eastern time for same day application

Wire Instructions:

IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this       day of                         ,       .

By:
Name:
Title:	Authorized Signatory for Borrower Representative

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

REGULATORY RIDER

This Regulatory Rider (as the same may be amended, supplemented, restated or otherwise modified from time to time, this “Regulatory Rider”) is made a part of and is incorporated by reference into that certain Credit and Security Agreement (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), dated as of March 31, 2010, by and among BIOHORIZONS, INC., a Delaware corporation (“Parent”), BIOLOK ACQUISITION CORP., a Delaware corporation (“Acquisition”), BIOHORIZONS IMPLANT SYSTEMS, INC., a Delaware corporation (“BioHorizons”), BIOLOK INTERNATIONAL INC., a Delaware corporation (“Biolok”), ORTHOGEN CORPORATION, a New Jersey corporation (“Orthogen”), and any additional borrower that may hereafter be added to the Credit Agreement (collectively, “Borrowers” and each individually, a “Borrower”), MIDCAP FUNDING I, LLC, individually as a Lender, and as Administrative Agent, and the financial institutions or other entities from time to time parties to the Credit Agreement, each as a Lender.

In consideration of the premises and the agreements, provisions and covenants herein contained and in the Credit Agreement, Borrowers, Lenders and Administrative Agent agree as follows:

Section 1.              Definitions; Other Definition Provisions.  All capitalized terms not otherwise defined in this Rider shall have the meanings given them in the Credit Agreement.  The provisions of Section 1.3 of the Credit Agreement shall apply in interpreting this Regulatory Rider.

Section 1.1            Additional Defined Terms.  The following additional definitions are hereby appended to Section 1.1 of the Credit Agreement:

“Correction” means repair, modification, adjustment, relabeling, destruction or inspection (including patient monitoring) of a product without its physical removal to some other location; or any plan in response to a state or federal notice of violation or deficiency, such as, without limitation, FDA 483 inspection reports, FDA warning letters, and any plans to implement, monitor and audit ongoing compliance with plans of correction.

“Device Application” means a 510(k) premarket notification or premarket approval (PMA) application, as appropriate, as those terms are defined in the FDCA.

“FDA” means the Food and Drug Administration of the United States of America or any successor entity thereto.

“FDCA” means the Federal Food, Drug, and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq. and all regulations promulgated thereunder.

“Good Manufacturing Practice” means current good manufacturing practices, as set forth in the Quality System Regulation, 21 C.F.R. Part 820.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Market Withdrawal” means a Person’s Removal or Correction of a distributed product which involves a minor violation that would not be subject to legal action by the FDA or which involves no violation, e.g., normal stock rotation practices, routine equipment adjustments and repairs, etc.

“Permits” means all governmental licenses, authorizations, supplier numbers, registrations, permits, device authorizations and approvals, certificates, franchises, qualifications, accreditations, consents, approvals, listings, certificates, product clearances or approvals, marketing authorizations and all other licenses, authorizations, registrations, permits, consents and approvals or exemptions thereto required in connection with the conduct of any Borrower’s or any Subsidiary’s business or to comply with any applicable Laws, including, without limitation, establishment registrations, device listings, Investigational Device Exemptions (IDEs), 510(k) exemptions, 510(k) clearances, and PMA approvals, as those terms are defined in the FDCA and implementing regulations, and those issued by state governments, environmental protection agency permits, and any and all licenses, patents, trademarks and other intellectual property rights necessary for the conduct of any Borrower’s or Subsidiary’s business.

“Products” means any services provided or products manufactured, sold, developed, tested or marketed by any Borrower or any of its Subsidiaries.

“Recall” means a Person’s Removal or Correction of a marketed product that the FDA considers to be in violation of the laws it administers and against which the FDA would initiate legal action, e.g., seizure.

“Removal” means the physical removal of a device from its point of use to some other location for repair, modification, adjustment, relabeling, destruction, or inspection.

“Required Permit” means a Permit (a) issued or required under Laws applicable to the business of any Borrower or any of its Subsidiaries or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Laws applicable to the business of any Borrower or any of its Subsidiaries or any Device Application (including without limitation, at any point in time, all licenses, approvals and permits issued by the FDA or any other applicable Governmental Authority necessary for the testing, manufacture, marketing or sale of any Product by any Borrower or any of its Subsidiaries as such activities are being conducted by such Person with respect to such Product at such time), and (b) issued by any Person from which any Borrower or any of its Subsidiaries has received an accreditation.  This shall include all state government registrations and certifications applicable to the operation of the business of any Borrower or any of its Subsidiaries necessary for the manufacture or repair of dental prosthetic appliances and related Products.

“Specified Laws” means all applicable laws relating to the operation of private label and other medical device product distributions, and the possession, control, warehousing, marketing, sale and distribution of medical devices, including without

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

2

limitation, the Food Drug and Cosmetic Act of 1938 (21 U.S.C. § 801 et seq., Current Good Manufacturing Practices (CGMP) requirements of the Quality System regulation for medical devices, as specified in Title 21, Code of Federal Regulations, Part 820 (21 C.F.R. 820), the Occupational Health and Safety Act (29 U.S.C. § 651 et seq.), any laws pertaining to the storage and disposal of biomedical and other hazardous waste, and any implementing regulations to any of the foregoing or other applicable state or federal laws.  This shall include all guidelines and standards established by state government agencies or dental laboratory national associations for the manufacture or repair of dental prosthetic appliances and related Products.

“Transport and Disposal Agreement” means an agreement for the transport and disposal of hazardous wastes in accordance with all applicable Laws, as the same may be amended, supplemented, restated, modified or replaced from time to time.

“Stock Recovery” means a Person’s Removal or Correction of a product that has not been marketed or that has not left the direct control of such Person, i.e., the product is located on the premises owned by, or under the control of, such Person and no portion of the lot has been released for sale or use.

Section 2.              Additional Representations and Warranties.  The following is hereby appended to the Credit Agreement as new Section 3.25:

Section 3.25         Compliance of Products.

(a)           Each Borrower and each Subsidiary:

(i)            has obtained all Required Permits, or has contracted with third parties holding Required Permits, necessary for compliance with all Laws including the Specified Laws, and all such Required Permits are current and each holder of such Required Permits is in material compliance with the terms and conditions of all such Required Permits;

(ii)           has been operating in compliance in all material respects with all reporting and regulatory requirements imposed upon it as well as the Specified Laws, including reporting to FDA and other agencies, to include state government agencies of product deviations, contamination or of device malfunctions and/or device-related serious injuries or deaths and reporting to FDA of Corrections or Removals, when and as required under the FDCA;

(iii)          has not, and none of its officers, directors, employees, shareholders, their agents or affiliates have, made an untrue statement of material fact or fraudulent statement to the FDA or failed to disclose a material fact required to be disclosed to the FDA, committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Regulation 46191 (September 10, 1991);

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(iv)          has not received any notice that any Governmental Authority, including the FDA, the Office of the Inspector General of HHS, the United States Department of Justice or any equivalent foreign agency, has commenced or threatened to initiate any action to enjoin a Credit Party, or any of its officers, directors, employees, shareholders, agents or Affiliates, from conducting their respective businesses at any facility owned or used by any of them, or for any material civil penalty, injunction, seizure or criminal action, or which would result in the revocation, transfer, surrender, suspension or other material impairment of any Required Permit;

(v)           is not a participant in any federal program whereby any federal, state or local government or quasi-governmental body, agency, board or other authority may have the right to recover funds by reason of the advance of federal funds, including those authorized under the Hill-Burton Act (42 U.S.C. 291, et seq.);

(vi)          has not been threatened to be (A) excluded from United States health care programs pursuant to 42 U.S.C. §1320a7 and related regulations, (B) “suspended” or “debarred” from selling products to the United States government or its agencies pursuant to the Federal Acquisition Regulation, relating to debarment and suspension applicable to federal government agencies generally (48 C.F.R. Subpart 9.4), or other applicable laws or regulations, or (C) made a party to any other action by any governmental authority that may prohibit it from selling products to any governmental or other purchaser pursuant to any Law;

(vii)         is in compliance with all Environmental Laws;

(viii)        maintains or causes to be maintained a standard of care in the storage, use, transportation and disposal of all Products, medical equipment, medical supplies, medical products and medical waste, of any kind and in any form, that is at least comparable to that which exists on the date of this Agreement and that is in conformity in all material respects with all applicable regulations and Laws;

(ix)           maintains or causes to be maintained corporate regulatory compliance program (“CCP”) in accordance with Specified Laws and customary business practices for each Borrower which includes at least the following components:  (A) specific officer within high-level personnel identified as having overall responsibility for regulatory compliance (B) training and education programs which effectively communicate the compliance standards and procedures to employees and agents;(C) policies and procedures to allow employees and other agents to anonymously report criminal or suspect conduct and potential compliance problems; (D) consistent enforcement of compliance policies including discipline of

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

4

individuals responsible for the failure to detect violations of the CCP; and (E) mechanisms to immediately respond to detected violations of the CCP;

(x)            except as set forth on Schedule 3.25(a)(x), has not received from the FDA at any time Warning Letters, Form FDA-483 inspection reports, “Untitled Letter,” other correspondence or notice setting forth allegedly objectionable observations or alleged violations of laws and regulations enforced by the FDA, including the FDCA, or any comparable correspondence from any state or local authority responsible for regulating medical device products and establishments, or any comparable correspondence from any foreign counterpart of the FDA, or any comparable correspondence from any foreign counterpart of any state or local authority with regard to any Product or the manufacture, processing, packing, or holding thereof;

(xi)           except as set forth on Schedule 3.25(a)(xi), has not engaged in any Recalls, Market Withdrawals, or other forms of product retrieval from the marketplace of any Products at any time;

(xii)          has entered into, or will enter into as required, an agreement with a reputable and qualified Person for the transport and disposal of hazardous wastes pursuant to which such Person has agreed to provide such transport and disposal services at all facilities at which such biomedical wastes and hazardous wastes are generated in conformity in all material respects with all applicable regulations and Laws and such Transport and Disposal Agreement remains in full force and effect;

(xiii)         maintains or causes to be maintained a policy that prevents the exposure of employees or contractors to bloodborne pathogens by prohibiting staff from handling returned or used Product if such Product is not received in a decontaminated manner;

(b)           Parent and BioHorizons each hereby represents and warrants, in addition to Section (a)(i) through (xiii) that it;

(i)            has implemented or is causing to be implemented all corrective actions agreed to in response to observations and/or deficiencies noted in any inspection or audit by any Governmental Authority or other licensing organization at each respective facility including but not limited to all corrective actions outlined in the response to the FDA Warning letter issued to BioHorizons Implant Systems, Inc. on December 27, 2004 and to address any deficiencies raised in the FDA 483 Inspectional Observations issued to BioHorizons on August 18, 2006;

(ii)           conducts sufficient and regular internal quality audits, evaluations of suppliers/contractors, and conducts management review

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

5

meetings at regularly defined intervals in compliance with Specified Laws;

(iii)          has implemented a procedure to conduct follow-up investigations to maintain full documentation of each batch of finished devices to meet applicable acceptable criteria before release for distribution in accordance with Specified Laws;

(iv)          has implemented a procedure to conduct follow-up investigations to complaints involving the failure of devices to meet specifications and documents the reasons for the lack of investigations if none are undertaken, and that such procedure provides for the complete review and evaluation of complains and that all complaints received are processed in a uniform and timely matter and in compliance with Specified Laws;

(v)           has implemented a procedure to conduct and document adequate corrective and preventive actions in response to complaints involving the failure of medical devices to meet specifications in compliance with the requirements of Specified Laws;

(vi)          has implemented a procedure for validation and verification of design changes prior to implementation of such changes in compliance with Specified Laws;

(vii)         has ensured that the medical device reporting procedure within the company’s internal systems provides for timely transmission of complete medical device reports to FDA in compliance with Specified Laws; and

(viii)        has taken all such actions necessary to ensure the hiring of adequate staff to perform regulatory functions and that all individuals holding responsibility for regulatory functions, in a management or supervisory capacity, possess the requisite experience, training and certifications to carry out their job responsibilities.

(c)           With respect to Products:

(i)            No Borrower or any Subsidiary of any Borrower has acquired, received, or otherwise transferred any human tissue or organs for valuable consideration for use in human transplantation, in violation of any Law.

(ii)           Schedule 3.25(c)(ii) hereto lists all Required Permits issued by a Governmental Authority in North America relating to a Product and/or the applicable Borrower’s manufacture, sale, development, testing or marketing thereof maintained by Borrowers as of the Closing Date, together with the applicable Product category corresponding to the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

6

Required Permits.  Borrowers have delivered to Administrative Agent on or prior to the Closing Date copies of all such Required Permits.  If, after the Closing Date, any Borrower acquires or renews any Required Permit issued by a Governmental Authority in North America relating to a Product and/or the applicable Borrower’s manufacture, sale, development, testing or marketing thereof issued, such Borrower shall promptly deliver a copy of such new or renewed Required Permit along with a copy of an amended and restated Schedule 3.25(c)(ii);

(iii)          each Product has been and/or shall be manufactured, imported, possessed, owned, warehoused, marketed, promoted, sold, labeled, furnished, distributed and marketed in accordance with all applicable Permits and Laws, including but not limited to the FDCA;

(iv)          Without limiting the generality of Section 3.25(a)(i) above, with respect to any Product being tested or manufactured by any Borrower or any Subsidiary of any Borrower, such Person has received, and such Product shall be the subject of, all Required Permits needed in connection with the testing or manufacture of such Product as such testing is currently being conducted by or on behalf of such Person, and such Person has not received any notice from any applicable Government Authority, including the FDA, that such Government Authority is conducting an investigation or review of (A) such Person’s manufacturing facilities and processes for such Product which have disclosed any material deficiencies or violations of Laws (including healthcare laws) and/or the Required Permits related to the manufacture of such Product, or (B) any such Required Permit or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing and/or manufacturing of such Product by such Person should cease;

(v)           Without limiting the generality of Section 3.25(a)(i) above, with respect to any Product marketed or sold by any Borrower or any Subsidiary of any Borrower, such Person shall have received, and such Product shall be the subject of, all Required Permits needed in connection with the marketing and sales of such Product as currently being marketed or sold by such Person, and such Person has not received any notice from any applicable Governmental Authority, including the FDA, that such Governmental Authority is conducting an investigation or review of any such Required Permit or approval or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Product cease or that such Product be withdrawn from the marketplace; and

(vi)          Borrowers and their Subsidiaries have not experienced any significant failures in their manufacturing of any Product such that the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

7

amount of such Product successfully manufactured by them in accordance with all specifications thereof and the Required Payments related thereto in any month shall decrease significantly with respect to the quantities of such Product produced in the prior month.

(d)           Parent and BioHorizons each hereby represent and warrant, in addition to Section (c)(i) through (vi) that, with respect to Products:

(i)            Each Product commercially distributed within the past 12 months is not adulterated or misbranded within the meaning of the FDCA;

(ii)           Each Product is not an article prohibited from introduction into interstate commerce under the provisions of Sections 510(k) or 515 of the FDCA;

(iii)          Each Product has been and/or shall be designed and manufactured in accordance with Good Manufacturing Practice as defined in the Quality System Regulation 21 C.F.R. Part 820;

(e)           Neither the execution nor performance by any Borrower or any of its Subsidiaries of any Financing Documents or other Operative Documents, nor the exercise of any remedies by any party thereunder, will adversely affect any of the Required Permits.

Section 3.              Additional Affirmative Covenants.  The following is hereby appended to the Credit Agreement as new Section 4.15:

Section 4.15         Covenants Regarding Products and Compliance with Required Permits

(a)           Without limiting the generality of Section 4.5, in connection with the development, testing, manufacture, marketing or sale of each and any Product by any Borrower or any of its Subsidiaries, such Person shall comply fully and completely in all respects with all Required Permits at all times issued by any Government Authority, including the FDA, with respect to such development, testing, manufacture, marketing or sales of such Product by such Person as such activities are at any such time being conducted by such Person, including the timely filing (after giving effect to any extension duly obtained) of all notifications, reports, submissions, Required Permit renewals, cost reports and other reports of every kind whatsoever required by Laws (which reports shall be materially accurate and complete in all respects and not misleading in any respect and shall not remain open or unsettled) and shall operate in a manner such that the Required Permits remain in full force and effect.

(b)           Without limiting the generality of Section 4.9, Borrowers shall immediately and in any case within three (3) Business Days give written notice to Administrative Agent upon any Borrower or any of its Subsidiaries becoming aware that any of the representations and warranties set forth in this Regulatory

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

8

Rider with respect to any Product have become incorrect in any respect (provided that, for the avoidance of doubt, the giving of such notice shall not cure or result in the automatic waiver of any Default or Event of Default that may have resulted from such breach of such representation or warranty).

(c)           Borrowers and their Subsidiaries shall maintain in full force and effect the Transport and Disposal Agreement or such other agreement in form and substance for the transport and disposal of hazardous wastes with respect to all facilities at which such waste is generated.

(d)           Parent and BioHorizons and their Subsidiaries shall maintain or cause to be maintained a policy that prevents the exposure of employees or contractors to bloodborne pathogens by prohibiting staff from handling returned or used Product if such Product is not received in a decontaminated manner.

Section 4.              Additional Covenants Regarding Products and Compliance with Required Permits.  The following is hereby appended to the Credit Agreement as new Section 4.16:

Section 4.16           Products and Compliance with Required Permits.  Parent and BioHorizons each:

(a)           shall maintain or cause to be maintained all corrective actions agreed to in response to observations and/or deficiencies noted in any inspection or audit by any Governmental Authority or other licensing organization at each respective facility;

(b)           shall conduct ongoing sufficient and regular internal quality system audits, evaluations of suppliers/contractors, and conduct management review meetings at defined intervals adequate to achieve compliance in accordance with Specified Laws;

(c)           shall maintain or cause to be maintained full documentation for each batch or finished devices to meet applicable acceptance criteria before release for distribution in compliance with Specified Laws;

(d)           shall conduct follow-up investigations involving the failure of devices to meet specifications and document the reasons for the lack of investigations if none are undertaken and shall maintain or cause to be maintained procedures that provide for the full review and evaluation of complaints in a uniform and timely manner and in compliance with Specified Laws;

(e)           shall conduct and document adequate corrective and preventive actions in response to complaints involving failure of medical devices to meet specifications in compliance with the requirements of Specified Laws;

(f)            shall maintain or cause to be maintained validation and verification of design changes prior to implementation of such changes in compliance with Specified Laws;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

9

(g)           shall maintain or cause to be maintained a procedure within the company’s internal system that provides for timely transmission of complete medical device reports to FDA in compliance with Specified Laws; and

(h)           shall maintain adequate staffing of regulatory personnel with the requisite experience, training and certifications to carry out their job responsibilities in compliance with Specified Laws.

Section 5.              Additional Negative Covenants.  The following sections are hereby appended to the Credit Agreement as new Section 5.16 and new Section 5.17:

Section 5.16         Covenants Regarding Required Permits.  No Credit Party shall (a) suffer or permit to occur (i) any transfer of a Required Permit or rights thereunder to any Person (other than a Borrower or Administrative Agent); or (ii) any rescission, withdrawal, revocation, termination, amendment or modification of or other alteration to the nature, tenor or scope of any Required Permit except for any such amendment, modification or other alteration the effect of which is to expand such Person’s business and which does not have a Material Adverse Effect and does not materially adversely affect the Administrative Agent’s rights and remedies with respect to the Collateral; or (b) rescind, withdraw, revoke, amend, modify, supplement, or otherwise alter the nature, tenor or scope of the Required Permits.

Section 5.17         Human Tissue or Organs.  No Credit Party shall acquire, receive, or otherwise transfer any human tissue or organs for valuable consideration for use in human transplantation in violation of any Law.

Section 6.              Events of Default.  In addition to the events listed in Section 10.1, the occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an “Event of Default” under the Credit Agreement:

(a)           the institution of any proceeding by FDA or similar Governmental Authority to order the withdrawal of any Product or Product category that is material to any Borrower’s or any Subsidiary’s business from the market or to enjoin any such Person or any representative of any such Person from manufacturing, marketing, selling or distributing any Product or Product category that is material to such Person’s business;

(b)           the institution of any action or proceeding by any FDA or any other Governmental Authority to revoke, suspend, reject, withdraw, limit, or restrict any Required Permit held by any Borrower or any Subsidiary of any Borrower or any representative of such Person if the same could reasonably be expected to result in a Material Adverse Effect or a material adverse change in, or a material adverse effect upon, the prospects of such Person;

(c)           the commencement of any enforcement action against any Borrower or any Subsidiary of any Borrower by FDA or any other Governmental Authority if such enforcement action could reasonably be expected to result in a

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

10

Material Adverse Effect or a material adverse change in, or a material adverse effect upon, the prospects of such Person;

(d)           the recall of any Product from the market, the voluntary withdrawal of any Product from the market, or actions to discontinue the sale of any Product, if the same could reasonably be expected to result in a Material Adverse Effect or a material adverse change in, or a material adverse effect upon, the prospects of the applicable Borrower or Subsidiary;

(e)           a change in Law, including a change in FDA policies or procedures or state government agency policies or procedures, occurs which could reasonably be expected to have a Material Adverse Effect or a material adverse change in, or a material adverse effect upon, the prospects of any Borrower or any Subsidiary of any Borrower; or

(f)            the termination of any agreements with manufacturers that supply any Product or any components of any Product or any changes to any agreements with manufacturers that supply any Product or any components of any Product that could reasonably be expected to have a Material Adverse Effect or a material adverse change in, or a material adverse effect upon, the prospects of the applicable Borrower or Subsidiary.

(Signature Page Follows)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

11

(Signature Page to Regulatory Rider)

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed and delivered under seal, the undersigned have executed this document under seal as of the date of the Credit Agreement.

BORROWERS:

BIOHORIZONS, INC., a Delaware corporation
BIOLOK ACQUISITION CORP., a Delaware corporation
BIOHORIZONS IMPLANT SYSTEMS, INC., a Delaware corporation
BIOLOK INTERNATIONAL INC., a Delaware corporation
ORTHOGEN CORPORATION, a New Jersey corporation

	By:	/s/ Kendyl Lowe	(SEAL)
Kendyl Lowe
Chief Financial Officer
As Chief Financial Officer of each of the above entities and in such capacity, intending by this signature to legally bind each of the above entities

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(Signature Page to Regulatory Rider)

ADMINISTRATIVE AGENT:	MIDCAP FUNDING I, LLC, a Delaware limited liability company

	By:	/s/ Brett Robinson
Brett Robinson
Managing Director

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(Signature Page to Regulatory Rider)

LENDER:	MIDCAP FUNDING I, LLC, a Delaware limited liability company

	By:	/s/ Brett Robinson
Brett Robinson
Managing Director

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Regulatory Rider

DISCLOSURE SCHEDULE 3.25(a)(x)

FDA Warning Letters, Forms FDA-483 Inspection Reports, “Untitled Letters”, Etc.

BioHorizons

1.             Form FDA-483 observations Nov. 2004

2.             Warning Letter 2005-NOL-08

3.             Form FDA-483 observations Aug. 2006

BioLok

1.             Form FDA-483 observations May 2003

2.             Form FDA-483 observations Feb. 2006

DISCLOSURE SCHEDULE 3.25(a)(xi)

Recalls, Market Withdrawals, Etc.

BioHorizons

1.             Recall Numbers Z-0925-5 & Z-0926-5 (CLOSED)

2.             Recall Number Z-252-2007 (CLOSED)

3.             Recall Number Z-0692-2007 (CLOSED)

4.             Recall Number Z-0693-2007 (CLOSED)

5.             Recall Number Z-0694-2007 (CLOSED)

6.             Recall Number Z-1164-2007 (CLOSED)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.             Recall Number Z-0801-2007 (CLOSED)

8.             Correction Number 1060818-01/04/08-001-C (CLOSED)

9.             Correction Number 1060818-01/22/08-002-C (CLOSED)

10.           Stock Recovery for VIP 2.1 Rev. A (CLOSED)

11.           Correction Number 1060818-02/26/09-001-C (CLOSED)

12.           Correction Number 1060818-022210-001-C (a Class III, Non-reportable correction involving the Impression Coping Hex-to-Flat orientation misalignment; only impacts the restoration process if the clinician mixes parts during the impression process)

13.           Correction Number 1060818-022210-001-R (a Class III, Non-reportable correction involving the 3inOne Abutment Hex-to-Flat orientation misalignment; only impacts the restoration process if the clinician mixes parts during the impression process)

BioLok

1.             Correction Number 1054056-4/13/07-001-R (CLOSED)

2.             Correction Number 1045056-03/03/08-001-R (CLOSED)

3.             Correction Number 1045056-04/18/08-002-C (CLOSED)

DISCLOSURE SCHEDULE 3.25(c)(ii)

Required Permits

BioHorizons

1.             CDRH Annual Registration of Device Establishment 1060818

2.             CBER Annual Establishment Registration and Listing of FEI:1000592496

3.             FDA Medical Device Listing registrations for:

DZE, Implants

NHA, Abutments

DZL, Tissue Tack System

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

2

DZA, Drills

ELZ, Preformed Crowns

LLZ, Treatment Planning Software

EHY, Preformed Impression Tray

NDP, Surgical Guide

4.             California Provisional Tissue Bank License CNC 80263

5.             Florida Tissue Bank License Certificate #564

6.             New York State Provisional License for Tissue Bank Operation TS043

7.             State of Alabama License No. 19379

8.             City of Hoover, Alabama Business License Serial No. 73901

BioLok

BioLok no longer has any active permits. All 510(k)s were transferred to BioHorizons Implant Systems, Inc. (“Implant Systems”). The Implant Systems versions of the microlok parts it manufactures are covered under the existing product listings. The manufacturing facility in Deerfield, FL is no longer registered or active.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

3

DISCLOSURE SCHEDULES

TO CREDIT AND SECURITY AGREEMENT

among

BIOHORIZONS, INC, BIOLOK ACQUISITION CORP., BIOHORIZONS IMPLANT SYSTEMS, INC., BIOLOK INTERNATIONAL INC. and ORTHOGEN CORPORATION, each as Borrower and collectively as Borrowers,

and

MidCap Financial, LLC, individually as a Lender, and as Administrative Agent, and the financial institutions or other entities from time to time parties thereto, each as a Lender.

Dated:  March 31, 2010

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 3.1	Existence and Power, Organizational ID Numbers, Foreign Qualification, Prior Names
Schedule 3.4	Capitalization
Schedule 3.6	Litigation
Schedule 3.17	Material Contracts
Schedule 3.18	Environmental Compliance
Schedule 3.19	Intellectual Property
Schedule 4.4	Insurance
Schedule 4.9	Notice
Schedule 5.1	Debt; Permitted Contingent Obligations
Schedule 5.2	Permitted Liens
Schedule 5.7	Permitted Investments
Schedule 5.8	Affiliate Transactions
Schedule 5.11	Business Description
Schedule 5.14	Deposit Accounts and Securities Accounts
Schedule 9.2	Location of Collateral

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 3.1

[Existence and Power, Organizational ID Numbers, Foreign Qualification, Prior Names]

Credit Party	Federal Taxpayer ID#	State of Org.	States Qualified As Foreign Entity	Other Names in Last 5 Years	Previously Incorporated in Another State?
BioHorizons, Inc.	20-5912502	DE	None	HealthpointCapital Dental Holdings, Inc. BH Holdings 1, Inc.	No
BIOHORIZONS IMPLANT SYSTEMS, INC.	63-1163766	DE	Alabama	None	No
BioLok Acquisition Corp.	None.	DE	None	Tumbler Holdings, Inc.	No
BioLok International Inc.	65-0317138	DE	None	None	No
Orthogen Corporation	22-3463248	NJ	None	None	No

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 3.4

[Capitalization]

1.     Equity Structure of the Loan Parties

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

BioHorizons, Inc. Post Spin Capitalization Table

	Series A Preferred
	$1000/unit	Rolling	Option				Common Stock
	# of Shares Issued	Common Stock	Holders	Common Stock A	Common Stock B	Common Stock C	Total	%
HealthpointCapital Partners, L.P.	40,000			3,349,502			3,349,502	15.0%
HealthpointCapital Partners II, L.P	196,641			7,030,200	7,857,617		14,887,817	66.9%
Greenpark	10,000			460,557	313,179		773,736	3.5%
Rolling Common Stock Holders	11,880	994,838					994,838	4.5%
Option Holders	4,612		386,229				386,229	1.7%
Active BioHorizons Management/Employee*				952,983	191,492	217,578	1,362,053	6.1%
Active DTI Management/Employee				0	0		0	0.0%
Former DTI Management/Employee				0	69,242		69,242	0.3%
Former BioH Management/Employee				148,524	7,417		155,941	0.7%
SAB, Consultants & Audit Committee				73,803	42,000		115,803	0.5%
Other	500				35,883		35,883	0.2%
ILS					131,559		131,559	0.6%

Total	263,634	994,838	386,229	12,015,569	8,648,389		22,262,602	100%

Liquidation Preference

1) $263,633,730 of Series A Preferred Stock (including Rolling Common Stock & Option Holders

2) $35,400,000 Common Stock A preference

3) Common Stock C preference of up to $5,550,326 which will be split 7.24% for Common Stock C holders and 92.76% for Series A Holders and Common Stock A holders between $212,335,990 and $289,000,000

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Company	Stockholder	#/ Class of Shares	% Ownership

BioHorizons Implant Systems, Inc.	BioHorizons, Inc.	100 common shares	100%(1)
BioLok Acquisition Corp.	BioHorizons, Inc.	100 common shares	100%
BioLok International Inc.	BioLok Acquisition Corp.	100 common shares	100%
Orthogen Corporation	BioLok International Inc.	100 common shares	100%

2.             Other Agreements Regarding Equity Securities

(i)           Holders of options in BioHorizons Implant Systems, Inc.

(a.)          Options Retained (not yet exercised)

Allen, Edward P	26,631
Bidez, Martha Warren	47,760
Franken, Dianne	1,168
Greer, Winston	11,680
Griffin, Terrance	2,920
Hamilton, Kent	4,602
Henderson, Amanda	1,168
Holmes, Jon	1,064
Jividen, Glenn	4,950
Leeper, Douglas	1,752
Lowe, Kendyl	8,760
Marais, Eugene	1,168
McInnis, Linda	1,168
Misch V, Carl	6,923
Molz, Fred	2,336
Neri, Mark	5,840
Pikos, Michael	53,215
Pollack, Alan	1,064
Rosene, William	12,264
Rosenfield, Kim	8,760
Strong, J. Todd	11,680

(1)  There are also options to purchase shares of BioHorizons Implant Systems, Inc. (see list below); however, the option holders may elect to purchase shares of BioHorizons, Inc. instead (which is the more likely outcome).

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b.)          Holders of Outstanding Shares in BioHorizons, Inc. (for Options Exercised)

Boggan, R. Steven	81,758
Grotz, Werner	2,920
McCallum, Scotty	5,840
Pratt, James	8,760
Ross, William	70,079

(ii)           Amendment to Stock Option Agreement(s) by and among BioHorizons Implant Systems, Inc., BH Holdings I, Inc. and the option participants, relating to options listed in 2(i) above. (Amendment is regarding the right of option holders to convert options into parent shares). Options are at the BioHorizons Implant Systems, Inc. level.  Upon exercise, there is a put and a call whereby either the company or the optionee may elect to convert their shares of BioHorizons Implant Systems, Inc. into shares of BioHorizons, Inc.

(iii)          There are no warrants, other than the 5% warrant coverage on the new Amended and Restated Subordinated Note, in connection with HealthpointCapital Partners II, LP.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 3.6

[Litigation]

1.     Jack T. Krauser has filed a complaint in the Circuit Court of the 15th Judicial Circuit for Palm Beach County, Florida against BioHorizons, Inc., Biolok International, Inc. and BioHorizons Implant Systems, Inc., alleging breaches under a settlement agreement requiring the payment of royalties on products sold by the company.  The complaint was served on March 8, 2010.  The company believes it has made all royalty payments in full and has otherwise complied with the settlement agreement and will therefore defend this litigation vigorously.

2.     On February 19, 2010, an attorney representing PKP, LLC (“PKP”), a vendor that provides anodizing services, sent a letter to BioHorizons claiming that BioHorizons was in default under an agreement between BioHorizons and PKP.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 3.17

[Material Contracts]

(a)           Management Employment Agreements

(i) BioHorizons Implant Systems, Inc.

Employment Agreement with R. Steven Boggan dated June 23, 2006

Amendment to Employment Agreement with J. Todd Strong dated August 20, 2006.

Employment Agreement with Clark Barousse dated July 29, 2008.

Employment Agreement with Michael P. VandenKolk dated October 1, 2007.

Employment Agreement with Kendyl D. Lowe dated June 26, 2009.

Employment Agreement with David P. Dutil dated March 18, 2010.

(b)           Collective Bargaining Agreements or Other Labor Agreements

None.

(c)           Managerial, Consulting and Similar Services Agreements

(i) BioHorizons Implant Systems, Inc.

2007 Dental Advisory Agreement with Dr. Michael A. Pikos effective January 1, 2007-  In exchange for certain fees ($[***] annual consulting fee, plus $[***] exhibit fee per MAP Institute course, plus $[***] annually for marketing and course support, plus $[***] lecture fee per speaking engagement), Dr. Michael A. Pikos serves of the board of dental advisors (BioHorizons Advisory Board), participates in product development teams, performs research as requested, publishes papers, and gives outside lectures/courses on company-specified topics.

Amended and Restated Agreement between BioHorizons Implant Systems, Inc. and Carl E. Misch, an individual; Carl E. Misch, D.D.S., PC (a/k/a Advanced Implant Dentistry); and Misch Implant Institute, Inc. dated July 2005, effective January 1, 2005- In exchange for certain fees ($[***] annual consulting fee, plus $[***] annual exhibit fee), Dr. Carl E. Misch agrees to serve as Chief Dental Director of the Company and commits at least 30 days in each calendar year to fulfill his obligations under the agreement. These obligations include performing lectures, supervising and advising clinicians in clinical trials, exclusively promoting products of the Company in all

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

presentations, including those of the Misch Implant Institute, and providing prospective customer contact information related to Misch Implant Institute graduates.

Amendment to the Agreement dated January 1, 2005 between BioHorizons Implant Systems, Inc. and Carl E. Misch.  The amendment takes effect on July 1, 2006- This amendment speaks to the amount of compensation only. The lecture fee for lectures is $[***] each for the first 12 per year, and $[***] each after that. The annual exhibit fee to the Misch Implant Institute increased from $[***] to $[***].

(d)           Interested Party Transactions

None.

(e)           Real Estate Leases; Intellectual Property Licenses

(i) BioHorizons Implant Systems, Inc.

(1) Real Estate Leases

Lease with Colonial Properties Trust for office space at 2300 Riverchase Center, Building 800, Birmingham, AL, effective August 1, 2007 - annual rent $603,294.

(2) Intellectual Property Licenses

None.

(ii) BioLok International Inc.

None.

(iii) Orthogen Leases

(1) Real Estate Leases

None.

(2) Intellectual Property Licenses

In November, 2007, Orthogen Corp. granted to Orthogen, LLC was a license for non-dental use of patent application 10/903812 (Surgical Implant for promotion of osseo-integration).

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(f)            Customer, Distribution, Marketing or Supply Agreements

(i) BioHorizons Implant Systems, Inc.

Distributor Agreement between BioHorizons Implant Systems, Inc. and LifeCell Corporation effective August 8, 2000 (**Per the distribution agreement with LifeCell Corporation effective August 8, 2000 as amended effective August 8, 2003, BioHorizons Implant Systems, Inc. is appointed as the exclusive authorized distributor of certain products within the “Sales Territory” of Australia, Canada, Singapore, South Korea, Taiwan and the United States**)

Amendment to Distributor Agreement between BioHorizons Implant Systems, Inc. and LifeCell Corporation effective August 8, 2003

Agreement between Osteotech, Inc. and BioHorizons Implant Systems, Inc. dated             , 2010 (U.S. Distribution)

Agreement between Osteotech, Inc. and BioHorizons Implant Systems, Inc. dated             , 2010 (International Distribution)

Carrier Agreement between BioHorizons Implant Systems, Inc. and United Parcel Service, Inc. effective January 5, 2009

Addendum to Carrier Agreement between BioHorizons Implant Systems, Inc. and United Parcel Service, Inc. effective January 30, 2010

Distributor Agreement between Zest Anchors, Inc. and BioHorizons Implant Systems, Inc. dated November 21, 2005

Oral Agreement between BioHorizons Implant Services, Inc. and Medgrupe to distribute BioHorizons products in Lithuania.

Distribution Agreement between BioHorizons Implant Systems, Inc. and BioHorizons srl. (Romania), dated January 1, 2003.  Territory:  Romania.

Oral Agreement between BioHorizons Implant Systems, Inc. and Implamax Ltd. to distribute BioHorizons products in Russia.

Distribution Agreement between BioHorizons Implant Systems, Inc. and Prime Medical Supplies, effective January 1, 2004.  Territory:  United Arab Emirates.

Distribution Agreement between BioHorizons Implant Systems, Inc. and Maximum DLYA Stomatologii effective January 1, 2005.  Territory:  Ukraine.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Oral Agreement between BioHorizons Implant Systems, Inc. and Flexident GmbH to distribute BioHorizons products in Switzerland.

Distribution Agreement between BioHorizons Implant Systems, Inc. and Specialists’ Dental Supplies Limited, effective January 1, 2005.  Territory:  Hong Kong and Macau.

Distribution Agreement between BioHorizons Implant Systems, Inc. and Biodent Limited Partnership, effective January 1, 2005.  Territory:  Thailand.

Distribution Agreement between BioHorizons Implant Systems, Inc. and Katara Dental Private Limited, effective January 1, 2003.  Territory:  India.

Distribution Agreement between BioHorizons Implant Systems, Inc. and Bioplant Service & Support, effective January 1, 2005.  Territory:  Malaysia.

Distribution Agreement between BioHorizons Implant Systems, Inc. and International Dental Supply, Inc., effective June 1, 2003.  Territory:  Philippines.

Exclusive Distribution Agreement between BioHorizons Implant Systems, Inc. and JAE IL, effective September 25, 1998. Territory:  South Korea.

Distribution Agreement between BioHorizons Implant Systems, Inc. and Shogun Healthcare, Inc.  Territory:  Taiwan.

Distribution Agreement between BioHorizons Implant Systems, Inc. and Shanghai Tia Jing Medical Instrument Co., Ltd., effective January 1, 2004.  Territory:  China.  Signed only by BioHorizons.

Distribution Agreement between BioHorizons Implant Systems, Inc. and Same Day Solutions, effective April 15, 2005.  Territory:  Portugal.

Distribution Agreement between BioHorizons Implant Systems, Inc. and A. G. Alloys Ltd., effective January 1, 2001.  Territory:  Israel

Distribution Agreement dated August 15, 2006 by and between BioHorizons Implant Systems, Inc. and Valley Trade (Egypt).

Distribution Agreement dated August 9, 2006 by and between BioHorizons Implant Systems, Inc. and Caiman Dental Co., Ltd. (Japan).

Agreement by and between BioHorizons Implant Systems, Inc. and Caiman Dental Co., Ltd. appointing Caiman Dental Co., Ltd. as distributor in Japan, dated September 13, 2006.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Distribution Agreement between BioHorizons Implant Systems, Inc. and Eldex CJSC, effective January 1, 2010.  Territory:  Armenia.

Distribution Agreement between BioHorizons Implant Systems, Inc. and Romy-Dent Ltd., effective January 1, 2009.  Territory:  Bulgaria.

Distribution Agreement between BioHorizons Implant Systems, Inc. and Medical Solutions, effective January 1, 2009.  Territory:  Greece and Cyprus.

Distribution Agreement between BioHorizons Implant Systems, Inc. and Biomain AB, effective July 1, 2009.  Territory:  Sweden.

Distribution Agreement between BioHorizons Implant Systems, Inc. and Medical World Company, effective January 1, 2009.  Territory:  Libya.

Distribution Agreement between BioHorizons Implant Systems, Inc. and Exsemed, S.A. de C.V., effective July 1, 2009.  Territory:  Mexico.

(ii) BioLok International Inc.

Foreign distribution agreements for consideration of more than $200,000 per year:

Importacion Dental S.A.	Spain
IMS/Class Implant	Italy
BioDental/Casa Schmidt	Argentina
J&J Dental / Chong Int.	Korea

(g)          Partnership Agreements

None.

(h)           Third Party Billing Arrangements

None.

(i)            Other Agreements

(i) BioHorizons Implant Systems, Inc.

Cease and Desist Agreement with Sybron Dental Specialties dated July 5, 2005

Subordinated Debt Agreements dated March 31, 2006, June 30, 2006 and December 31, 2008 by and between BioHorizons Implant Systems, Inc. and BioHorizons GmbH (agreement in German)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Waiver For a Claim Under Condition of Improvement dated December 5, 2008 by and between BioHorizons Implant Systems, Inc. and BioHorizons GmbH

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 3.18

[Environmental Compliance]

None.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 3.19

[Intellectual Property]

Issued US Patents

Patent Title	Patent No.	Assignee	Issue Date	Expiration Date
Dental Implant System	5415545	BioLok(1)	05/16/1995	02/12/2013

Micromechanical Seal	5447434	BioLok(1)	09/05/1995	02/14/2014

Method of Manufacturing a Dental Abutment	5622499	BioLok(1)	04/22/1997	04/10/2015

Design process for skeletal implants to optimize cellular response	5628630	UAB Research Foundation(2)	05/13/1997	12/15/2014

Dental implants to optimize cellular response	5823777	BioHorizons(3)	10/20/1998	12/15/2014

Abutment-mount system for dental implants	5927979	BioHorizons	07/27/1999	12/15/2014

Design process for skeletal implants to optimize cellular response	5954504	BioHorizons(3)	09/21/1999	03/31/2017

Buttress Thread Implant	5964766	BioLok(1)	10/12/1999	10/12/2016

Ball-topped screw for facilitating the making of an impression of a dental implant and method of using the same	6045361	BioHorizons	04/04/2000	03/31/2017

Abutment-mount with square driving surface	6068480	BioHorizons	05/30/2000	03/31/2017

Abutment-mount system for dental implants	6083004	BioHorizons	07/04/2000	03/31/2017

Dental Irrigation drill with Internal Anti-backwash baffle	6106292	BioLok	08/22/2000	08/02/2019

Buttress Thread Dental Implant	6149432	BioLok	11/21/2000	12/27/2013

Analog Dental Wrench	6162053	BioLok	12/19/2000	11/01/2019

Implantation of Surgical Implants with calcium sulfate	6224635	BioLok(4)	05/01/2001	11/06/2018

(1) Assigned to Minimatic (predecessor name of BioLok)

(2) Subject to UAB License Agreement (exclusive license)

(3) Co-owned with UAB Research Foundation; subject to UAB License Agreement (exclusive license)

(4) Non-exclusive ownership interest; subject to HJD License Agreement

(5) Subject to HJD License Agreement (exclusive)

(6) Subject to Spiralock License Agreement (exclusive for the field of dental implants)

(7) Subject to R&J Innovations License Agreement (exclusive for marketing of Licensed Products)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Patent Title	Patent No.	Assignee	Issue Date	Expiration Date
Micromechanical Seal for Dental Implant Systems	6375464	BioLok	04/23/2002	09/25/2020

Surgical fastener driver	6402759	BioHorizons	06/11/2002	12/10/2019

Implant with Enlarged Proximal Segment	6406296	BioLok	06/18/2002	12/27/2013

Dental Implant with Repeating Microgeometric Surface Patterns	6419491	BioLok(5)	07/16/2002	11/02/2013

Dental Implant having dual bio-affinity collar	6454569	BioLok(5)	09/24/2002	11/02/2013

Surgical Implant System, Article and Kit	6582228	BioLok(5)	06/24/2003	11/06/2018

Dental Implant/Abutment Interface and System having prong and Channel interconnections	6648643	BioLok	11/18/2003	12/19/2021

Surgical Fastener system	6830573	BioHorizons	12/14/2004	12/10/2019

Dental drill system and method of use	6863529	BioHorizons	03/08/2005	05/20/2022

Method of Bone Expansion and Compression for Receiving a Dental Implant Using Threaded Expanders	7241144	BioLok	7/10/2007	7/30/2023

(1) Assigned to Minimatic (predecessor name of BioLok)

(2) Subject to UAB License Agreement (exclusive license)

(3) Co-owned with UAB Research Foundation; subject to UAB License Agreement (exclusive license)

(4) Non-exclusive ownership interest; subject to HJD License Agreement

(5) Subject to HJD License Agreement (exclusive)

(6) Subject to Spiralock License Agreement (exclusive for the field of dental implants)

(7) Subject to R&J Innovations License Agreement (exclusive for marketing of Licensed Products)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Issued Foreign Patents

Patent Title	Patent No.	Country	Applicant	Issue Date	Expiration Date
Dental Implant having a dual bio-affinity collar	0673676	Korea	BioLok	06/19/2001	06/19/2021

Control of Cell Growth	EP0746273	Europe	BioLok/HJD(5)	11/02/2004	11/02/2013

Control of Cell Growth	CA2175660	Canada	BioLok/HJD(5)	07/05/2005	11/02/2013

Dental Implant having a dual bio-affinity collar	2002215305	Australia	BioLok	06/19/2001	6/19/2021

(1) Assigned to Minimatic (predecessor name of BioLok)

(2) Subject to UAB License Agreement (exclusive license)

(3) Co-owned with UAB Research Foundation; subject to UAB License Agreement (exclusive license)

(4) Non-exclusive ownership interest; subject to HJD License Agreement

(5) Subject to HJD License Agreement (exclusive)

(6) Subject to Spiralock License Agreement (exclusive for the field of dental implants)

(7) Subject to R&J Innovations License Agreement (exclusive for marketing of Licensed Products)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Pending U.S. Patent Applications

None.

(1) Assigned to Minimatic (predecessor name of BioLok)

(2) Subject to UAB License Agreement (exclusive license)

(3) Co-owned with UAB Research Foundation; subject to UAB License Agreement (exclusive license)

(4) Non-exclusive ownership interest; subject to HJD License Agreement

(5) Subject to HJD License Agreement (exclusive)

(6) Subject to Spiralock License Agreement (exclusive for the field of dental implants)

(7) Subject to R&J Innovations License Agreement (exclusive for marketing of Licensed Products)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Pending International & Foreign Patent Applications (all applications filed by BioLok International, Inc.)

Title	Filing Date	Country	Appln. No.
Maxillofacial Surgical Elements Having Ordered Microgeometric Surface Patterns	02/01/2001	Europe	01908781.6

Dental Implant having a dual bio-affinity collar	06/19/2001	Canada	2414671

		Europe	01983914.1

		Israel	153698

Micromechanical Seal for Dental Implant Systems	09/19/2001	Europe	01973194.2

Method of Bone Expansion and Compression for Receiving a Dental Implant Using Threaded Expanders	07/24/2004	China	200480022077.3

		Europe	04779341.9

		Japan	2006-522013

		Korea	2006-7001699

Surgical Implant for promotion of osseo-integration	04/07/2005	Canada	2556409

(1) Assigned to Minimatic (predecessor name of BioLok)

(2) Subject to UAB License Agreement (exclusive license)

(3) Co-owned with UAB Research Foundation; subject to UAB License Agreement (exclusive license)

(4) Non-exclusive ownership interest; subject to HJD License Agreement

(5) Subject to HJD License Agreement (exclusive)

(6) Subject to Spiralock License Agreement (exclusive for the field of dental implants)

(7) Subject to R&J Innovations License Agreement (exclusive for marketing of Licensed Products)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Orthogen License Agreement

The following patents and patent applications (which, to the extent based on joint HJD/Orthogen microgeometry technology, are subject to the License Agreement dated as of August 4, 1999 by and between Hospital For Joint Diseases Orthopaedic Institute, as licensor, and Orthogen Corporation, as licensee) have been sub-licensed by Orthogen Corporation (a wholly owned subsidiary of BioLok International Inc.) to Orthogen, LLC (in which Parent holds a 49% equity interest):

Patents and Applications	Title
#11/799262	Orthopedic implants having ordered microgeometric surface patterns

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

U.S. Registered Trademarks

Description	Registration/Appln. No.	Status	Owner
Bonegen Calcium Sulfate Hemihydrate	3232475	LIVE	BioLok

Laser-lok	2465070	LIVE	BioLok

BIOHORIZONS	2794089	LIVE	BioHorizons

BIOHORIZONS	2794090	LIVE	BioHorizons

Autotac	2814871	LIVE	BioHorizons

Lok-Screw	2824626	LIVE	BioLok

Osseo-Lok	2905587	LIVE	BioLok

Bio-cera	2908000	LIVE	BioLok

Mem-lok	2941090	LIVE	BioLok

Mineross	3218922	LIVE	BioHorizons

Spiralock	1123588	LIVE	Spiralock(6)

AS123	Not registered	N/A	R&J Innovations(7)

Domain Names

Description	Owner
Biolok.com; bio-lok.com; biolokftp.com; biolokimplants.com; biolokinternational.com; bonegen.com; laserlok.com; bioloknews.com	BioLok

Biohorizons.com; maximusos.com	BioHorizons

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

License Agreement	Address	Restrictions on Transfer
UAB Research Foundation (“UAB”)	AB 770 1530 3rd Ave S Birmingham, AL 35294-0107	Written consent required.

New York University School of Medicine/ Hospital of Joint Diseases (“HJD”)*	New York University Industrial Liaison/Technology Transfer 650 First Avenue, 6th Floor New York, NY 10016	Written consent required.

Spiralock	Madison Tech Center 25219 Dequindre Road Madison Heights, MI 48071-0629	Written consent required, but may be transferred in conjunction with a transfer of all or substantially all assets/stock w/o such consent.

R&J Innovations	7631 Grand Ave. Winterpark, FL 32792	Written consent required, but may be transferred to an affiliate or in conjunction with a transfer of all or substantially all assets w/o such consent.

*The Hospital for Joint Diseases merged with NYU Hospitals Center (“NYUHC”), a subsidiary of New York University (NYU) of which NYU is the sole member, on January 1, 2006, with NYUHC being the surviving entity. NYUHC then assigned all of its patents to NYU.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 4.4

[Insurance]

[See Attached]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Client#: 11950 40BIOHIMP

ACORD™ CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY) 2/22/2010

PRODUCER
BBVA Compass Ins. Agency, Inc.
Birmingham Office
728 Shades Creek Pkwy, #200
Birmingham, AL 35209

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

INSURED
BioHorizons Implant Systems, Inc.
BioHorizons, Inc.
2300 Riverchase Center
Birmingham, AL 35244

INSURERS AFFORDING COVERAGE	NAIC #
INSURER A: American Casualty Company	
INSURER B: Continental Casualty Company	20443
INSURER C: National Fire Insurance	31127
INSURER D:	
INSURER E:	

COVERAGES

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	ADD'L INSRD	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS	
A		GENERAL LIABILITY; COMMERCIAL GENERAL LIABILITY; CLAIMS MADE [X] OCCUR; GEN'L AGGREGATE LIMIT APPLIES PER: POLICY / PROJECT / LOC	A2078245696	10/01/09	10/01/10	EACH OCCURRENCE	$1,000,000
						DAMAGE TO RENTED PREMISES (Ea occurrence)	$100,000
						MED EXP (Any one person)	$5,000
						PERSONAL & ADV INJURY	$1,000,000
						GENERAL AGGREGATE	$2,000,000
						PRODUCTS - COMP/OP AGG	$
A		AUTOMOBILE LIABILITY; ANY AUTO; ALL OWNED AUTOS; [X] SCHEDULED AUTOS; [X] HIRED AUTOS; [X] NON-OWNED AUTOS	2078245729	10/01/09	10/01/10	COMBINED SINGLE LIMIT (Ea accident)	$1,000,000
						BODILY INJURY (Per person)	$
						BODILY INJURY (Per accident)	$
						PROPERTY DAMAGE (Per accident)	$
		GARAGE LIABILITY; ANY AUTO				AUTO ONLY - EA ACCIDENT	$
						OTHER THAN AUTO ONLY: EA ACC	$
						AGG	$
A		EXCESS/UMBRELLA LIABILITY; OCCUR [X] CLAIMS MADE; DEDUCTIBLE; [X] RETENTION $0	A2078245777	10/01/09	10/01/10	EACH OCCURRENCE	$9,000,000
						AGGREGATE	$9,000,000
							$
							$
							$
B		WORKERS COMPENSATION AND EMPLOYERS' LIABILITY; ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? If yes, describe under SPECIAL PROVISIONS below	2078245732	10/01/09	10/01/10	[X] WC STATUTORY LIMITS / OTH-ER	
						E.L. EACH ACCIDENT	$1,000,000
						E.L. DISEASE - EA EMPLOYEE	$1,000,000
						E.L. DISEASE - POLICY LIMIT	$1,000,000
C		OTHER Products Liability	ADT2076429698	10/01/09	10/01/10	$5,000,000 Each Claim $5,000,000 Aggregate $25,000 Per Claim	

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES / EXCLUSIONS ADDED BY ENDORSEMENT / SPECIAL PROVISIONS

MidCap Financial, LLC, as Agent and its successors & assigns are listed as an Additional Insured on General Liability and Umbrella Liability only.

CERTIFICATE HOLDER

MidCap Funding I, LLC
as Agent & its successors & assigns
Attn: Loan Servicing
7735 Old Georgetown Road;Suite 400
Bethesda, MD 20814

CANCELLATION 10 Days for Non-Payment

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE
Henry L. Mellen III

ACORD 25 (2001/08) 1 of 2 #S564607/M513936 40CBJ
© ACORD CORPORATION 1988

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

IMPORTANT

If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

DISCLAIMER

The Certificate of Insurance on the reverse side of this form does not constitute a contract between the issuing insurer(s), authorized representative or producer, and the certificate holder, nor does it affirmatively or negatively amend, extend or alter the coverage afforded by the policies listed thereon.

ACORD 25-S (2001/08) 2 of 2 #S564607/M513936

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY) 10/08/2009

PRODUCER Aon Risk Services Central, Inc. St. Louis MO Office 8182 Maryland Avenue St Louis MO 63105 USA PHONE-(866) 283-7122 FAX-(847) 953-5390	THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

INSURED	INSURERS AFFORDING COVERAGE	NAIC #
BioHorizons, Inc. 2300 Riverchase Ctr Birmingham AL 35244-2808 USA	INSURER A: Zurich American Ins Co	16535
	INSURER B:	
	INSURER C:	
	INSURER D:	
	INSURER E:	

Holder Identifier :

COVERAGES

SIR applies per terms and conditions of the policy

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

LIMITS SHOWN ARE AS REQUESTED

INSR LTR	ADD'L INSRD	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YYYY)	POLICY EXPIRATION DATE (MM/DD/YYYY)	LIMITS	
		GENERAL LIABILITY ☐ COMMERCIAL GENERAL LIABILITY ☐ CLAIMS MADE ☐ OCCUR GEN'L AGGREGATE LIMIT APPLIES PER: ☐ POLICY ☐ PRO-JECT ☐ LOC				EACH OCCURRENCE DAMAGE TO RENTED PREMISES (Ea occurrence) MED EXP (Any one person) PERSONAL & ADV INJURY GENERAL AGGREGATE PRODUCTS - COMP/OP AGG	
		AUTOMOBILE LIABILITY ☐ ANY AUTO ☐ ALL OWNED AUTOS ☐ SCHEDULED AUTOS ☐ HIRED AUTOS ☐ NON OWNED AUTOS				COMBINED SINGLE LIMIT (Ea accident) BODILY INJURY (Per person) BODILY INJURY (Per accident) PROPERTY DAMAGE (Per accident)	
		GARAGE LIABILITY ☐ ANY AUTO				AUTO ONLY - EA ACCIDENT OTHER THAN AUTO ONLY: EA ACC / AGG	
		EXCESS / UMBRELLA LIABILITY ☐ OCCUR ☐ CLAIMS MADE ☐ DEDUCTIBLE ☐ RETENTION				EACH OCCURRENCE AGGREGATE	
		WORKERS COMPENSATION AND EMPLOYERS' LIABILITY ANY PROPRIETOR / PARTNER / EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH) Y/N ☐ If yes, describe under SPECIAL PROVISIONS below				WC STATUTORY LIMITS / OTHER E.L. EACH ACCIDENT E.L. DISEASE-EA EMPLOYEE E.L. DISEASE-POLICY LIMIT	
A		OTHER D&O-Primary	DOC5931888401 D&O/EPLI/Fiduciary Liab.	10/01/2009	10/01/2010	D&O limit each loss D&O limit each policy SIR	$5,000,000 $5,000,000 $50,000

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/EXCLUSIONS ADDED BY ENDORSEMENT/SPECIAL PROVISIONS

Claims Made Coverage, Retro date: 08/21/06

CERTIFICATE HOLDER	CANCELLATION
MidCap Funding I, LLC, as Agent and its successors and assigns Att: Loan Servicing 7735 Old Georgetown Road Suite 400 Bethesda MD 20814 USA	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES. AUTHORIZED REPRESENTATIVE: Aon Risk Services Central, Inc.

Certificate No : 570036485482

ACORD 25 (2009/01)

©1988-2009 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

INSURED

BioHorizons, Inc.
2300 Riverchase Ctr
Birmingham AL 35244-2808 USA

Additional Named Insureds

The following entities are listed as Additional Named Insureds on the policy number DOC593988401:

BioLok International, Inc.
Pending & Prior Litigation Date 08/21/07

DTI Holdings, Inc
Pending & Prior Litigation Date 01/01/08

Implant Logic Systems
Pending & Prior Litigation Date 04/15/08

Certificate No : 570036485482

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

40BJCHIMP

ACORD™ EVIDENCE OF COMMERCIAL PROPERTY INSURANCE

DATE (MM/DD/YYYY): 03/04/2010

THIS IS EVIDENCE THAT INSURANCE AS IDENTIFIED BELOW HAS BEEN ISSUED, IS IN FORCE, AND CONVEYS ALL THE RIGHTS AND PRIVILEGES AFFORDED UNDER THE POLICY.

PRODUCER NAME, CONTACT PERSON AND ADDRESS
PHONE (A/C, No, Ext): 205-870-4026
FAX (A/C, No): 205-871-1720
E-MAIL ADDRESS: henry.mellen@compassinsurance.com

BBVA Compass Ins. Agency, Inc.
Birmingham Office
728 Shades Creek Pkwy, #200
Birmingham, AL 35209

CODE:
SUB CODE:
AGENCY CUSTOMER ID #: 11950

COMPANY NAME AND ADDRESS
American Casualty Company
CNA Plaza
Chicago, IL 60685

NAIC NO:

IF MULTIPLE COMPANIES, COMPLETE SEPARATE FORM FOR EACH

NAMED INSURED AND ADDRESS
BioHorizons Implant Systems, Inc.
BioHorizons, Inc.
2300 Riverchase Center
Birmingham, AL 35244

LOAN NUMBER:
POLICY NUMBER: A2078245696

EFFECTIVE DATE: 10/01/2009
EXPIRATION DATE: 10/01/2010
☐ CONTINUED UNTIL TERMINATED IF CHECKED

ADDITIONAL NAMED INSURED(S):

THIS REPLACES PRIOR EVIDENCE DATED:

PROPERTY INFORMATION (Use additional sheets if more space is required)

LOCATION/DESCRIPTION

2300 Riverchase Center, Birmingham, AL 35244 - Offices

COVERAGE INFORMATION

CAUSE OF LOSS FORM: ☐ BASIC ☐ BROAD ☒ SPECIAL ☐ OTHER

COMMERCIAL PROPERTY COVERAGE AMOUNT OF INSURANCE: $ 13,500,000 DED: 2,500

	YES	NO	
BUSINESS INCOME / RENTAL VALUE	X		If YES, LIMIT: 20,000,000 ☐ Actual Loss Sustained # of months:
BLANKET COVERAGE		X	If YES, indicate amount of insurance on properties identified above: $
TERRORISM COVERAGE	X		Attach signed Disclosure Notice / DEC
IS COVERAGE PROVIDED FOR "CERTIFIED ACTS" ONLY?	X		If YES, SUB LIMIT: DED:
IS COVERAGE A STAND ALONE POLICY?		X	If YES, LIMIT: DED:
DOES COVERAGE INCLUDE DOMESTIC TERRORISM?			If YES, SUB LIMIT: DED:
COVERAGE FOR MOLD		X	If YES, LIMIT: DED:
MOLD EXCLUSION (If "YES", specify organization's form used)	X		
REPLACEMENT COST	X		
AGREED AMOUNT		X	
COINSURANCE		X	If YES, %
EQUIPMENT BREAKDOWN (If Applicable)	X		If YES, LIMIT: 17,700,000 DED: 2,500
LAW AND ORDINANCE - Coverage for loss to undamaged portion of building		X	If YES, LIMIT: DED:
- Demolition Costs		X	If YES, LIMIT: DED:
- Incr. Cost of Construction		X	If YES, LIMIT: DED:
EARTHQUAKE (If Applicable)		X	If YES, LIMIT: DED:
FLOOD (If Applicable)		X	If YES, LIMIT: DED:
WIND / HAIL (If Separate Policy)		X	If YES, LIMIT: DED:
PERMISSION TO WAIVE SUBROGATION PRIOR TO LOSS	X		

REMARKS - Including Special Conditions (Use additional sheets if more space is required)

MidCap Funding I, LLC, as Agent and ISAA are listed as Lender Loss Payee & Additional Insured on General Liability & Umbrella only; Business Income endorsed for 6 month extended period of indemnity.

CANCELLATION

10 Days for Non-Payment

THE POLICY IS SUBJECT TO THE PREMIUMS, FORMS, AND RULES IN EFFECT FOR EACH POLICY PERIOD. SHOULD THE POLICY BE TERMINATED, THE COMPANY WILL GIVE THE ADDITIONAL INTEREST IDENTIFIED BELOW 30 DAYS WRITTEN NOTICE, AND WILL SEND NOTIFICATION OF ANY CHANGES TO THE POLICY THAT WOULD AFFECT THAT INTEREST, IN ACCORDANCE WITH THE POLICY PROVISIONS OR AS REQUIRED BY LAW.

ADDITIONAL INTEREST

NAME AND ADDRESS

MidCap Funding I, LLC
as Agent & its successors & assigns
Attn: Loan Servicing
7735 Old Georgetown Road
Suite 400
Bethesda, MD 20814

☐ MORTGAGEE ☒ Lender Loss Payee
☐ LOSS PAYEE

LENDER SERVICING AGENT NAME AND ADDRESS

AUTHORIZED REPRESENTATIVE
Henry L. Mellen III

ACORD 28 (2003/10) 1 of 1 S 4321 40CBJ
© ACORD CORPORATION 2003

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 4.9

[Notices]

See Schedule 3.6.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 5.1

[Debt; Contingent Obligations]

	Type								Current	Long Term	Total
	(Line, Term,	Secured/		Interest	Original	Maturity	Repayment	Accrued	Portion	Portion	Debt
Lenders	Mortgage...)	Unsecured	Collateral	Rate	Balance	Date	Terms	Interest	Debt (A)	Debt (B)	(A) + (B)

SteelChase Financial Services, Inc.	Lease		Cubicles	4.82%	158,000	07/2011	48 months	—	(33,026)	121,695	88,669
AEL Financials, LLC.	Lease		Bionix Equipment	7.98%	105,000	12/2012	60 months	—	12,038	79,464	91,502

							Total	-0-	36,574,913	10,686,001	47,260,914

*No contingent obligations.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 5.2

[Liens]

BioHorizons Implant Systems, Inc.

1.             Debtor: BioHorizons Implant Systems, Inc.

Secured Party: U.S. Express Leasing, Inc.

Date Lien Filed: 12/04/2006

Jurisdiction of Lien: State of Delaware

Collateral: Specified equipment.

2.             Debtor: BioHorizons Implant Systems, Inc.

Secured Party: Steelcase Financial Services Inc

Date Lien Filed: 6/15/2007

Jurisdiction of Lien: State of Delaware

Collateral: Specified equipment.

3.             Debtor: BioHorizons Implant Systems, Inc.

Secured Party: Key Equipment Finance, Inc.

Date Lien Filed: 1/31/2008

Jurisdiction of Lien: State of Delaware

Collateral: Specified equipment.

4.             Debtor: BioHorizons Implant Systems, Inc.

Secured Party: Mitel Leasing, Inc.

Date Lien Filed: 8/01/2008

Jurisdiction of Lien: State of Delaware

Collateral: Specified equipment.

BioLok International Inc.

1.             Debtor: BioLok International Inc.

Secured Party: Orix Financial Services, Inc.

Date Lien Filed: 09/14/2005

Jurisdiction of Lien: State of Delaware

Collateral: Specified equipment.

2.             Debtor: BioLok International Inc.

Secured Party: Orix Financial Services, Inc.

Date Lien Filed: 11/22/2005

Jurisdiction of Lien: State of Delaware

Collateral: Specified equipment.

3.             Debtor: BioLok International Inc.

Secured Party: Equilease Financial Services, Inc.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Date Lien Filed: 1/25/2008

Jurisdiction of Lien: State of Delaware

Collateral: Specified equipment.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 5.7

[Permitted Investments]

None.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 5.8

[Affiliate Transactions]

Subordinated Debt Agreements dated March 2006, June 2006, and December 2008 by and between BioHorizons Implant Systems, Inc. and BioHorizons GmbH cover a cumulative intercompany debt amount of 2,130,000 euros.  The Agreements state that BioHorizons Implant Systems, Inc, as the parent company, agrees to subordinate its intercompany receivable from BioHorizons GmbH behind all other creditors of BioHorizons GbmH.

In the regular course of business, BioHorizons Implant Systems, Inc. transfers inventory for sale to each of its foreign sales offices, whether branches or subsidiaries, recorded as an intercompany sale using a transfer price that meets the “arms length transaction” standard. These intercompany sales generate a receivable on the Borrower’s books which is due from the respective Affiliate (non-Borrower). Foreign sales offices are located in Canada, Spain, Germany, the United Kingdom, Australia, Mexico and Chile.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 5.11

[Business Description]

Developing, manufacturing and distributing oral reconstructive devices, including but not limited to dental implants and tissue regeneration products.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 5.14

[Deposit Accounts and Securities Accounts]

BIOHORIZONS, INC

BANK ACCOUNTS

Description	Bank	DDA Account	Loan Party	Notes

Current Accounts in Operation
BioHorizons Control Disbursements	Regions		BioHorizons Implant Systems, Inc.
BioHorizons Payroll	Regions		BioHorizons Implant Systems, Inc.
BioHorizons Proceeds (RB Proceeds)	Regions		BioHorizons Implant Systems, Inc.
BioHorizons Receipts Depository	Regions		BioHorizons Implant Systems, Inc.
BIS Disbursements Depository	Regions		BioHorizons Implant Systems, Inc.
BioHorizons Canada	BMO		BioHorizons Implant Systems, Inc.
BioHorizons Canada	BMO		BioHorizons Implant Systems, Inc.
Money Market Sweep	Regions		BioHorizons Implant Systems, Inc.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 7.4

POST-CLOSING MATTERS

BIOHORIZONS

1.             On or before the thirtieth (30th) calendar day following the Closing Date (or such later date as Administrative Agent, in its sole discretion, shall permit in writing), Borrowers shall deliver to Administrative Agent fully executed Blocked Account Agreements, acceptable to Administrative Agent, entered into with Bank of Montreal, for each Canadian Account in accordance with Section 2.11 of the Agreement;

2.             On or before the thirtieth (30th) calendar day following the Closing Date (or such later date as Administrative Agent, in its sole discretion, shall permit in writing), Borrowers shall provide file stamped UCC-3 financing statements amending the lien of record by Key Equipment Finance, Inc. against BioHorizons Implant Systems, Inc., lien number 20080454874 filed with the Secretary of State of Delaware, to remove the lien on any property other than the Equipment that is the subject of that certain Lease Agreement dated January 24, 2008 between Key Equipment Finance, Inc., as assignee of AEL Financial, LLC, and BioHorizons Implant Systems, Inc. (the “Key Lease”), and the proceeds of such Equipment, in form and substance satisfactory to Administrative Agent;

3.             On or before the thirtieth (30th) calendar day following the Closing Date (or such later date as Administrative Agent, in its sole discretion, shall permit in writing), Borrowers shall deliver to Administrative Agent a copy of the Key Lease, and any schedules thereto, amended to release and remove the lien on any property other than the Equipment that is the subject of the Key Lease and proceeds thereof; and

4.             On or before the sixtieth (60th) calendar day following the Closing Date (or such later date as Administrative Agent, in its sole discretion, shall permit in writing), Borrowers shall deliver to Administrative Agent executed Security Interest Consent Agreements with: (a) LifeCell Corporation; and (b) Osteotech.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 9.1 — Collateral

The Collateral consists of all of Borrower’s right, title and interest in and to the following, whether now owned or hereafter created, acquired or arising, and all proceeds and products of the following:

All goods, Accounts (including health-care insurance receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, securities accounts, fixtures, letter of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All of Borrowers’ books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral shall exclude the Excluded Collateral.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 9.2

[Location of Collateral]

The Chief Executive Office for all locations is 2300 Riverchase Center, Birmingham, Alabama 35244. Further the books and records for each Borrower are located at 2300 Riverchase Center, Birmingham, Alabama 35244.

Loan Party	Principal Place of Business	Leased (Yes/No)	Name and Address of Owner
BioHorizons, Inc.	2300 Riverchase Center Birmingham, Alabama 35244	Yes	Colonial Properties Trust, 569 Brookwood Village, Suite 851, Homewood, Alabama 35209
Biolok Acquisition Corp.	2300 Riverchase Center Birmingham, Alabama 35244	Yes	Colonial Properties Trust, 569 Brookwood Village, Suite 851, Homewood, Alabama 35209
BioHorizons Implant Systems, Inc.	2300 Riverchase Center Birmingham, Alabama 35244	Yes	Colonial Properties Trust, 569 Brookwood Village, Suite 851, Homewood, Alabama 35209
Biolok International Inc.	2300 Riverchase Center Birmingham, Alabama 35244	Yes	Colonial Properties Trust, 569 Brookwood Village, Suite 851, Homewood, Alabama 35209
Orthogen Corporation	2300 Riverchase Center Birmingham, Alabama 35244	Yes	Colonial Properties Trust, 569 Brookwood Village, Suite 851, Homewood, Alabama 35209

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

REVOLVING LOAN NOTE

$12,500,000.00	Bethesda, Maryland
March 31, 2010

FOR VALUE RECEIVED, each of the undersigned, BIOHORIZONS, INC., a Delaware corporation (“Parent”), BIOLOK ACQUISITION CORP., a Delaware corporation (“Acquisition”), BIOHORIZONS IMPLANT SYSTEMS, INC., a Delaware corporation (“BioHorizons”), BIOLOK INTERNATIONAL INC., a Delaware corporation (“International”), and ORTHOGEN CORPORATION, a New Jersey corporation (“Orthogen”, and together with Parent, Acquisition, BioHorizons, and International, individually, each a “Borrower” and collectively, “Borrowers”), hereby jointly and severally unconditionally promises to pay to the order of MIDCAP FUNDING I, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”) at the office of Administrative Agent (as defined herein) at 7735 Old Georgetown Rd., Suite 400, Bethesda, MD 20814, or at such other place as Administrative Agent may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, in the principal sum of TWELVE MILLION FIVE HUNDRED THOUSAND and NO/100 DOLLARS ($12,500,000.00), or, if less, the aggregate unpaid principal amount of all Revolving Loans made or deemed made by Lender to Borrowers under the terms of that certain Credit and Security Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Borrowers, such other borrowers that may become “Borrowers” under the Credit Agreement, various financial institutions as are, or may from time to time become, parties thereto as lenders (including without limitation, Lender) and MidCap Funding I, LLC, individually as a Lender, and as administrative agent (in such capacity and together with its successors and assigns, “Administrative Agent”). All capitalized terms used herein (which are not otherwise specifically defined herein) shall be used in this Revolving Loan Note (this “Note”) as defined in the Credit Agreement.

1.             The outstanding principal balance of the Revolving Loans evidenced by this Note shall be payable in full on the Termination Date, or on such earlier date as provided for in the Credit Agreement.

2.             This Note is issued in accordance with the provisions of the Credit Agreement and is entitled to the benefits and security of the Credit Agreement and the other Financing Documents, and reference is hereby made to the Credit Agreement for a statement of the terms and conditions under which the Revolving Loans evidenced hereby may be made and are required to be repaid.

3.             Each Borrower promises to pay interest from the date hereof until payment in full hereof on the unpaid principal balance of the Revolving Loans evidenced hereby at the per annum rate or rates set forth in the Credit Agreement. Interest on the unpaid principal balance of the Revolving Loans evidenced hereby shall be payable on the dates and in the manner set forth in the Credit Agreement. Interest as aforesaid shall be calculated in accordance with the terms of the Credit Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.             Upon and after the occurrence of an Event of Default, and as provided in the Credit Agreement, the Revolving Loans evidenced by this Note may be declared, and immediately shall become, due and payable without demand, notice or legal process of any kind; provided, however, that upon the occurrence of an Event of Default pursuant to the provisions of Section 10.1(e) or Section 10.1(f) of the Credit Agreement, the Revolving Loans evidenced by this Note shall automatically be due and payable, without demand, notice or acceleration of any kind whatsoever.

5.             Payments received in respect of the Revolving Loans shall be applied as provided in the Credit Agreement.

6.             Presentment, demand, protest and notice of presentment, demanc, nonpayment and protest are each hereby waived by each Borrower.

7.             No waiver by Administrative Agent or any Lender of any one or more defaults by the undersigned in the performance of any of its obligations under this Note shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature, or as a waiver of any obligation of any Borrower to any other lender under the Credit Agreement.

8.             No provision of this Note may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by Borrowers, the Required Lenders and any other lender under the Credit Agreement to the extent required under Section 11.16 of the Credit Agreement.

9.             THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

10.           Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but in case any provision of or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

11.           Whenever in this Note reference is made to Administrative Agent, Lender or Borrowers, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon each Borrower and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

12.           In addition to and without limitation of any of the foregoing, this Note shall be deemed to be a Financing Document and shall otherwise be subject to all of general terms and conditions contained in Article 12 of the Credit Agreement, mutatis mutandis.

(Signatures to Appear on Following Page)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

2

(Signature Page to Revolving Loan Note)

IN WITNESS WHEREOF, intending to be legally bound, and intending than, this Note constitute an instrument duly executed under seal, the undersigned have executed this Note under seal as of the day and year first hereinabove set forth.

BORROWERS:	BIOHORIZONS, INC., a Delaware corporation
BIOLOK ACQUISITION CORP., a Delaware corporation
BIOHORIZONS IMPLANT SYSTEMS, INC., a Delaware corporation
BIOLOK INTERNATIONAL INC., a Delaware corporation
ORTHOGEN CORPORATION, a New Jersey corporation

	By:	/S/ Kendyl Lowe	(SEAL)
Kendyl Lowe
Chief Financial Officer
As Chief Financial Officer of each of the above entities and in such capacity, intending by this signature to legally bind each of the above entities

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TERM LOAN NOTE

$5,000,000.00	Bethesda, Maryland
March 31, 2010

FOR VALUE RECEIVED, each of the undersigned, BIOHORIZONS, INC., a Delaware corporation (“Parent”), BIOLOK ACQUISITION CORP., a Delaware corporation (“Acquisition”), BIOHORIZONS IMPLANT SYSTEMS, INC., a Delaware corporation (“BioHorizons”), BIOLOK INTERNATIONAL INC., a Delaware corporation (“International”), and ORTHOGEN CORPORATION, a New Jersey corporation (“Orthogen”, and together with Parent, Acquisition, BioHorizons, and International, individually, each a “Borrower” and collectively, “Borrowers”), hereby jointly and severally unconditionally promises to pay to the order of MIDCAP FUNDING I, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”) at the office of Administrative Agent (as defined herein) at 7735 Old Georgetown Rd., Suite 400, Bethesda, MD 20814, or at such other place as Administrative Agent may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, in the principal sum of FIVE MILLION and NO/100 DOLLARS ($5,000,000.00), pursuant to the terms of that certain Credit and Security Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Borrowers, such other borrowers that may become “Borrowers” under the Credit Agreement, various financial institutions as are, or may from time to time become, parties thereto as lenders (including, without limitation, Lender) and MidCap Funding I, LLC, individually as Lender, and as agent (in such capacity and together with its successors and assigns, “Administrative Agent”).  All capitalized terms used herein (which are not otherwise specifically defined herein) shall be used in this Term Loan Note (this “Note”) as defined in the Credit Agreement.

1.             The outstanding principal balance of the Term Loan evidenced by this Note shall be payable in full on the Term Loan Termination Date, or on such earlier date as provided for in the Credit Agreement.

2.             This Note is issued in accordance with the provisions of the Credit Agreement and is entitled to the benefits and security of the Credit Agreement and the other Financing Documents, and reference is hereby made to the Credit Agreement for a statement of the terms and conditions under which the Term Loan evidenced hereby was made and is required to be repaid.

3.             Each Borrower promises to pay interest from the date hereof until payment in full hereof on the unpaid principal balance of the Term Loan evidenced hereby at the per annum rate or rates set forth in the Credit Agreement. Interest on the unpaid principal balance of the Term Loan evidenced hereby shall be payable on the dates and in the manner set forth in the Credit Agreement. Interest as aforesaid shall be calculated in accordance with the terms of the Credit Agreement.

4.             Upon and after the occurrence of an Event of Default, and as provided in the Credit Agreement, the Term Loan evidenced by this Note may be declared, and immediately shall become, due and payable without demand, notice or legal process of any kind; provided,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

however, that upon the occurrence of an Event of Default pursuant to the provisions of Section 10.1(e) or Section 10.1(f) of the Credit Agreement, the Term Loan evidenced by this Note shall automatically be due and payable, without demand, notice or acceleration of any kind whatsoever.

5.             Payments received in respect of the Term Loan shall be applied as provided in the Credit Agreement.

6.             Presentment, demand, protest and notice of presentment, demand, nonpayment and protest are each hereby waived by Borrowers.

7.             No waiver by Administrative Agent or any Lender of any one or more defaults by the undersigned in the performance of any of its obligations under this Note shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature, or as a waiver of any obligation of Borrowers to any other lender under the Credit Agreement.

8.             No provision of this Note may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by Borrowers, the Required Lenders and any other lender under the Credit Agreement to the extent required under Section 11.16 of the Credit Agreement.

9.             THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

10.           Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but in case any provision of or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

11.           Whenever in this Note reference is made to Administrative Agent, Lender or Borrowers, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns.  The provisions of this Note shall be binding upon each Borrower and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

12.           In addition to and without limitation of any of the foregoing, this Note shall be deemed to be a Financing Document and shall otherwise be subject to all of general terms and conditions contained in Article 12 of the Credit Agreement, mutatis mutandis.

(Signatures to Appear on Following Page)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

2

Signature Page to Term Loan Note

IN WITNESS WHEREOF, intending to be legally bound, and intending that this Note constitute an instrument executed under seal, the undersigned have executed this Note under seal as of the day and year first hereinabove set forth.

BORROWERS:	BIOHORIZONS, INC., a Delaware corporation
BIOLOK ACQUISITION CORP., a Delaware corporation
BIOHORIZONS IMPLANT SYSTEMS, INC., a Delaware corporation
BIOLOK INTERNATIONAL INC., a Delaware corporation
ORTHOGEN CORPORATION, a New Jersey corporation

	By:	/S/ Kendyl Lowe	(SEAL)
Kendyl Lowe
Chief Financial Officer
As Chief Financial Officer of each of the above entities and in such capacity, intending by this signature to legally bind each of the above entities

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.